UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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CELGENE CORPORATION

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CELGENE CORPORATION
86 Morris Avenue
Summit, New Jersey 07901
April 28, 2016
Dear Stockholders:
On behalf of the Board of Directors, you are cordially invited to attend the 2016 Annual Meeting of Stockholders of Celgene Corporation. The Annual Meeting will be held on Wednesday, June 15, 2016, at 1:00 p.m. Eastern Time at the offices of Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901. The formal Notice of Annual Meeting is set forth in the enclosed material.
The matters expected to be acted upon at the Annual Meeting are described in the attached Proxy Statement. During the Annual Meeting, stockholders will have the opportunity to ask questions and comment on our business operations.
We are pleased to once again offer our proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of Annual Meeting, proxy statement and proxy card. The Notice of Internet Availability contains instructions on how to access those documents over the Internet and how each of our stockholders can receive a paper copy of our proxy materials, if desired. By furnishing proxy materials over the Internet, we are lowering the costs and reducing the environmental impact of the Annual Meeting.
It is important that your views be represented. If you request a proxy card, please mark, sign and date the proxy card when received and return it promptly in the self-addressed, stamped envelope we will provide. No postage is required if this envelope is mailed in the United States. You also have the option of voting your proxy via the Internet at www.proxyvote.com or by calling toll free via a touch-tone phone at 1-800-690-6903. Proxies submitted by telephone or over the Internet must be received by 11:59 p.m. Eastern Time on June 14, 2016. Although we encourage you to complete and return a proxy prior to the Annual Meeting to ensure that your vote is counted, you can attend the Annual Meeting and cast your vote in person. If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.
We appreciate your investment in Celgene and urge you to cast your vote as soon as possible.
Sincerely,
Robert J. Hugin
Executive Chairman of the Board of Directors

CELGENE CORPORATION
86 Morris Avenue
Summit, New Jersey 07901

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2016 Annual Meeting of Stockholders of Celgene Corporation (the “Company”) will be held at the offices of the Company, 86 Morris Avenue, Summit, New Jersey 07901, on June 15, 2016, beginning at 1:00 p.m. Eastern Time for the following purposes:
      1. to elect twelve directors;
      2. to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;
      3. to approve an amendment to our 2008 Stock Incentive Plan (amended and restated as of April 15, 2015);
      4. to hold an advisory vote on our 2015 named executive officer compensation;
      5. to ratify an amendment to the Company’s By-laws;
      6. to consider two separate stockholder proposals, if properly presented, described in more detail in the proxy statement; and
      7. to transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on April 18, 2016 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.
By order of the Board of Directors,
Mark J. Alles
Chief Executive Officer
April 28, 2016
YOUR VOTE IS IMPORTANT
Please vote via the Internet or telephone
Internet: www.proxyvote.com
Phone: 1-800-690-6903

If you request a proxy card, please mark, sign and date the proxy card when received and return it promptly in the self-addressed, stamped envelope we will provide.

CELGENE CORPORATION
86 Morris Avenue
Summit, New Jersey 07901

PROXY STATEMENT

General Information
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Celgene Corporation, a Delaware corporation (the “Company,” “Celgene,” “we,” “our” or “us”), of proxies to be voted at our 2016 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) and at any adjournment or postponement of the Meeting. The Annual Meeting will take place on June 15, 2016, beginning at 1:00 p.m., Eastern Time, at our offices, 86 Morris Avenue, Summit, New Jersey 07901. For directions, please contact Investor Relations at (908) 673-9000.
This Proxy Statement, the Notice of Annual Meeting, our Annual Report on Form 10-K for fiscal 2015 and accompanying proxy card, are being mailed to holders of our common stock, par value $0.01 per share (“Common Stock”), on or about April 28, 2016. When we refer to our fiscal year, we mean the 12-month period ended December 31 of the stated year. Web links and addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this Proxy Statement.
Frequently Asked Questions About the Annual Meeting and Voting
1.
I want to attend the Annual Meeting. What procedures must I follow?

Admission to the Annual Meeting is limited to stockholders of record as of the close of business on April 18, 2016 and one immediate family member; one individual designated as a stockholder’s authorized proxy holder; or one representative designated in writing to present a stockholder proposal properly brought before the Annual Meeting. In each case, the individual must have proof of ownership of Celgene Common Stock, as well as a valid government-issued photo identification, to be admitted to the Annual Meeting.
Proof of Ownership
If you hold your shares in your name as a stockholder of record, you will need proof of ownership of Celgene Common Stock.
If your shares are held in the name of a broker, bank or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership of Celgene Common Stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.
A stockholder may appoint a representative to attend the Annual Meeting and/or vote on his/her behalf. Valid proof of appointment of a representative, such as a power of attorney or notarized letter, must be presented along with proof of ownership of Celgene Common Stock from the holder, in order for your representative to be admitted to the Annual Meeting. If you have questions, contact Investor Relations at (908) 673-9000.
Proponent of Stockholder Proposal
The proponent of a stockholder proposal included in this Proxy Statement should notify the Company in writing of the individual authorized to present the proposal at the Annual Meeting; this notice should be received at least two weeks before the Annual Meeting.

2.
Who is entitled to vote at the Annual Meeting?

Holders of Celgene Common Stock at the close of business on April 18, 2016 are entitled to receive the Notice of Annual Meeting and to vote their shares at the Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.
3.
How many shares of Celgene Common Stock are “outstanding”?

As of April 18, 2016, there were 774,568,680 shares of Celgene Common Stock outstanding and entitled to be voted at the Annual Meeting.
4.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name with Celgene’s transfer agent, American Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying materials have been provided directly to you by Celgene.
If your shares are held through a broker, bank or other holder of record, you hold your shares in “street name” and you are considered the “beneficial owner” of those shares. This Notice of Annual Meeting and Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card they have provided you or by following their instructions for voting by telephone or on the Internet. Absent instructions from you, under applicable regulatory requirements, your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm for fiscal 2016, but may not vote your shares on the election of directors or any of the other proposals to be voted on at the Annual Meeting.
5.
How do I vote?

You may vote using any of the following methods:
By mail
Complete, sign and date the accompanying proxy or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.
By telephone or on the Internet
Celgene has established telephone and Internet voting procedures for stockholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 14, 2016.
The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow their voting instructions.
If you vote by telephone or on the Internet, you do not have to return your proxy or voting instruction card.
Telephone.   You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been properly recorded.

Internet.   The website for Internet voting is www.proxyvote.com. Please have your proxy card handy when you go to the website. As with telephone voting, you can confirm that your voting instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials. You can also scan the QR Barcode below (or on your proxy card) with your smart device to access the website for Internet voting.
In person at the Annual Meeting
Stockholders who attend the Annual Meeting may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.
Your vote is important. Please complete your proxy card promptly to ensure that your vote is received timely.
6.
What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:
•
giving written notice to the Corporate Secretary of the Company;

•
delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or

•
voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.
7.
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

We distribute our proxy materials to certain stockholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission (SEC). This approach conserves natural resources and reduces our cost of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting. On or about April 28, 2016, we mailed a “Notice of Internet Availability of Proxy Materials” to our stockholders, containing instructions on how to access the proxy materials on the Internet.
You may also request paper or e-mail delivery of the proxy materials on or before the date provided in the Notice of Internet Availability by calling 1-800-579-1639. We will fill your request within three business days. You will also have the option to establish delivery preferences that will be applicable for all future mailings of proxy materials. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and costs of our annual meetings. If you choose to receive future proxy materials by e-mail, you will receive an e-mail message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

8.
Can I access the proxy materials and the fiscal 2015 Annual Report on the Internet?

This Notice of Annual Meeting and Proxy Statement and the fiscal 2015 Annual Report are available on our website at www.celgene.com. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to access your proxy materials online will conserve natural resources, will save us the cost of reproducing documents and mailing them to you, and will give you an electronic link directly to the proxy voting site.
Stockholders of Record:   If you vote on the Internet at www.proxyvote.com, simply follow the prompts to enroll in the electronic proxy delivery service.
Beneficial Owners:   You also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service.
9.
What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which the beneficial owner’s authorization is required under the rules of the New York Stock Exchange (NYSE) or the Nasdaq Stock Market (Nasdaq).
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE or Nasdaq rules to vote your shares on the ratification of KPMG, even if the broker does not receive voting instructions from you. However, without specific instructions from you, your broker does not have discretionary authority to vote on the election of directors, approval of the amendment to our 2008 Stock Incentive Plan, the advisory vote on 2015 executive compensation, ratification of the amendment to our By-laws or on the stockholder proposals, in which case a broker non-vote will occur and your shares will not be voted on these matters.
10.
What is a quorum for the Annual Meeting?

The presence of the holders of Common Stock representing a majority of the voting power of all shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.
11.
What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Votes Cast	No
Ratification of KPMG	Majority of Votes Cast	Yes
Amendment to our 2008 Stock Incentive Plan (Amended and Restated as of April 15, 2015)	Majority of Votes Cast	No
Advisory Approval of our 2015 Named Executive Officer Compensation (non-binding)	Majority of Votes Cast	No
Ratification of By-law Amendment	Majority of Votes Cast	No
Stockholder Proposals (non-binding)	Majority of Votes Cast	No

If you abstain from voting or there is a broker non-vote on a matter requiring a majority of the votes cast, your abstention or the broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast.
Election of Directors
Directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non-votes are not counted as votes “for” or “against” a director nominee. In a contested election, the required vote would be a plurality of votes cast.
Ratification of KPMG
The votes cast “for” must exceed the votes cast “against” to approve the ratification of KPMG as our independent registered public accounting firm. Abstentions are not counted as votes “for” or “against” this proposal.
Amendment to our 2008 Stock Incentive Plan (Amended and Restated as of April 15, 2015)
The votes cast “for” must exceed the votes cast “against” to approve an amendment to our 2008 Stock Incentive Plan (amended and restated as of April 15, 2015). Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.
Advisory Vote on our 2015 Named Executive Officer Compensation
The votes cast “for” must exceed the votes cast “against” to approve, on an advisory basis, the compensation of our Named Executive Officers. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.
Ratification of By-Law Amendment
The votes cast “for” must exceed the votes cast “against” to ratify the amendment of our By-laws. Abstentions and broker non-votes are not counted as votes “for” or “against” this proposal.
Stockholder Proposals
The votes cast “for” must exceed the votes cast “against” to approve a stockholder proposal. Abstentions and broker non-votes are not counted as votes “for” or “against” the stockholder proposal.
12.
How will my shares be voted at the Annual Meeting?

At the Meeting, the Board of Directors (through the persons named in the proxy card or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:
•
FOR the election of each of the director nominees named in this Proxy Statement;

•
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2016;

•
FOR the amendment to our 2008 Stock Incentive Plan (amended and restated as of April 15, 2015);

•
FOR the approval, on an advisory basis, of the 2015 compensation of our Named Executive Officers;

•
FOR the ratification of the By-law amendment; and

•
AGAINST the stockholder proposals.

13.
Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.
If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the individuals named as proxies on the enclosed proxy card will have the discretion to vote for you on those matters.
14.
Who will pay for the cost of the Annual Meeting and this proxy solicitation?

The Company will pay the costs associated with the Annual Meeting and solicitation of proxies, including the costs of mailing the proxy materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy materials to their principals, and we will reimburse them for their expenses. We have retained Broadridge Financial Solutions to assist in the mailing, collection and administration of proxies. In addition, we have engaged Morrow & Co., LLC to assist with the solicitation of proxies (which may include solicitation by mail, electronically, facsimile, telephone and personal contact) for a fee of approximately $70,000 plus expenses.

MATTERS TO COME BEFORE THE ANNUAL MEETING
PROPOSAL ONE:
Election of Directors
Nominees
At the Annual Meeting, twelve directors, who have been nominated by our Board of Directors, based on the recommendation of the Nominating, Governance and Compliance Committee of the Board of Directors (referred to as the Nominating Committee), are to be elected, each to hold office (subject to our By-laws) until the next annual meeting and until his or her successor has been elected and qualified. All of the nominees for director currently serve as directors and, except for Julia Haller, Mark Alles and Jacqualyn Fouse, were elected by the stockholders at the 2015 Annual Meeting.
Each nominee has consented to being named as a nominee in this proxy statement and to serve if elected. If any nominee listed in the table below should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting. Directors will be elected by an affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. There are no family relationships between any of our directors and executive officers. The information concerning the nominees and their security holdings has been furnished by them to us.
Our directors have been nominated by our Board of Directors, based on the recommendations of the Nominating Committee. As discussed elsewhere in this proxy statement, in evaluating director nominees, the Nominating Committee considers characteristics that include, among others, integrity, business experience, financial acumen, leadership abilities, familiarity with our businesses and businesses similar or analogous to ours, and the extent to which a candidate’s knowledge, skills, background and experience are already represented by other members of our Board of Directors. Listed below are our director nominees with their biographies. In addition, we have summarized for each director the reasons why such director has been chosen to serve on our Board of Directors.
Name	Age(1)	Position
Robert J. Hugin	61	Executive Chairman of the Board
Mark J. Alles	57	Director and Chief Executive Officer
Richard W. Barker, D.Phil.	67	Director
Michael W. Bonney	57	Director
Michael D. Casey	70	Director
Carrie S. Cox	58	Director
Jacqualyn A. Fouse, Ph.D.	55	Director and President and Chief Operating Officer
Michael A. Friedman, M.D.	72	Director
Julia A. Haller, M.D.	61	Director
Gilla Kaplan, Ph.D.	69	Director
James J. Loughlin	73	Director
Ernest Mario, Ph.D.	78	Director

(1)
As of June 15, 2016

Robert J. Hugin was appointed Executive Chairman of the Board effective as of March 1, 2016. Prior thereto he was Chairman of our Board of Directors since June 2011, Chief Executive Officer since June 16, 2010, President from May 1, 2006 to July 31, 2014, Chief Operating Officer from May 1, 2006 to June 16, 2010, and Senior Vice President and Chief Financial Officer from June 1999 to May 1, 2006. Mr. Hugin has served as one of our directors since December 2001. Previously, Mr. Hugin had been a Managing Director at J.P. Morgan & Co. Inc., which he joined in 1985. Mr. Hugin received an A.B. degree from Princeton University and an M.B.A. from the University of Virginia. Mr. Hugin is also a director of The Medicines Company, Atlantic Health System, Inc., a non-profit health care system, and Family Promise, a national non-profit network assisting homeless families.

Mr. Hugin brings to his role as a director his extensive executive and leadership experience at Celgene and his previous business experience, as well as his leadership roles on the boards of a public company and a non-profit health care company. In particular, his experience as our Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer and his current role as our Executive Chairman enable him to provide leadership and unique insight on complex business and financial matters and guidance with respect to the strategic goals and operating framework of a high growth company such as ours. Additionally, Mr. Hugin served as Chairman of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA) from April 2013 until April 2014, is a past Chairman of the HealthCare Institute of New Jersey and is a member of the Board of Trustees of Princeton University. In these roles, he has gained valuable knowledge of regulatory, legal and legislative issues affecting our industry.
Mark J. Alles was appointed as Chief Executive Officer as of March 1, 2016 and was elected to our Board of Directors effective in February 2016. Mr. Alles was our President and Chief Operating Officer from August 2014 through February 2016. Prior to that, Mr. Alles served as Executive Vice President and Global Head of Hematology and Oncology from December 2012 until July 2014, following his promotion to Executive Vice President and Chief Commercial Officer on February 15, 2012. Mr. Alles joined us in April 2004 and served as Vice President, Global Marketing until March 2009 when he became President of the Americas Region. Responsibility for commercial operations in Japan and the Asia Pacific Region was added in July 2011. Mr. Alles previously served as Vice President for the U.S. Oncology Business Unit of Aventis Pharmaceuticals and in other commercial sales and marketing management roles over an 11-year period with Aventis. After earning his B.S. degree from Lock Haven University of Pennsylvania and serving as a Captain in the United States Marine Corps, Mr. Alles began his 29-year career in the pharmaceutical industry at Bayer and worked at Centocor before its acquisition by Johnson & Johnson. Mr. Alles is a trustee of The Healthcare Institute of New Jersey, a member of the Board of the Biotechnology Innovation Organization and a member of the Board of Gilda’s Club NYC, a not-for-profit organization helping the families of people living with cancer.
Mr. Alles brings to his service as a director his extensive knowledge of Celgene’s business gained from his operational, commercial, and senior management positions and his substantial prior business experiences at other leading biopharmaceutical companies. Mr. Alles has been intimately involved in setting our long-term growth strategy and has contributed significantly to our superior operating performance.
Richard W. Barker, D.Phil., OBE, has served as one of our directors and a member of the Audit Committee of our Board of Directors since January 20, 2012. Dr. Barker was formerly Director General of the Association of the British Pharmaceutical Industry (ABPI), a pharmaceutical industry trade association in the United Kingdom, from 2004 to 2011, and served on the Board and Executive Committee of the European Federation of Pharmaceutical Industries and Associations (EFPIA) and as a Council Member of the International Federation of Pharmaceutical Manufacturers & Associations (IFPMA). Dr. Barker is currently director of the Centre for Accelerating Medical Innovations, chairman of the Health Innovation Network of South London, UK, a member of the Board of iCO Therapeutics, Inc., a Canadian biotech company, Chairman of Stem Cells for Safer Medicine, a public-private partnership using technology to improve drug safety, Chairman of International Health Partners, a UK charity providing donated medicines to crisis situations, and Chairman of Precision Medicine Catapult plc, a UK government funded research entity focusing on precision treatment approaches for patients.
As an experienced healthcare leader and strategist with a distinguished career in the healthcare sector, Dr. Barker brings to his service as a director more than 20 years’ experience in the healthcare industry in which he held a range of senior leadership roles in the United States, the United Kingdom and elsewhere internationally. His career has spanned the pharmaceutical, biotechnology and medical informatics sectors, thus giving him a broad perspective on the issues facing both healthcare systems and the pharmaceutical industry.
Michael W. Bonney was elected to our Board of Directors and Audit Committee on April 14, 2015. Since January 2016, Mr. Bonney is a Partner of Third Rock Ventures, LLC, a leading healthcare venture firm. Mr. Bonney served as Chief Executive Officer and a member of the Board of Directors of Cubist Pharmaceuticals Inc. (Cubist) (a subsidiary of Merck & Co., Inc. as of January 2015) from June 2003 until his retirement on December 31, 2014. From January 2002 to June 2003, Mr. Bonney served as Cubist’s President and Chief Operating Officer, and from 1995 to 2001, he held various positions of increasing responsibility at Biogen, Inc., a biopharmaceutical company, including Vice President, Sales and Marketing from 1999 to 2001. Prior to joining Biogen, Mr. Bonney held various positions of increasing responsibility in sales, marketing and strategic planning at Zeneca Pharmaceuticals, ending his eleven-year career there serving as National Business Director. Since 2014, Mr. Bonney has been a director of Alynylam Pharmaceuticals, Inc., a biopharmaceutical company, where he serves on the audit committee, and was elected Chairman of the Board in December 2015. He is also a trustee of the Tekla complex of life sciences and healthcare dedicated funds, where he serves on the valuation committee and chairs the governance committee and the nominating committee; and chairs the board of trustees of Bates College. Mr. Bonney was a Director of NPS Pharmaceuticals, Inc., a biopharmaceutical company from 2005 until its sale to Shire plc in February 2015, where he was a member of the audit and compensation committees and chaired the governance committee. Mr. Bonney received a B.A. in Economics from Bates College.
Mr. Bonney brings to his service as a director his extensive operational, commercial, and senior management experience in the biopharmaceutical industry, as well as his experience serving on the Board of Directors (and certain of their key standing committees) of other companies and trade organizations within our industry, qualifying him as an audit committee financial expert (as that term is defined in the regulations of the SEC).
Michael D. Casey has served as one of our directors since August 2002, and has been our independent Lead Director since June 2007, the Chairman of the Nominating Committee and a member of the Executive Committee since December 2006, and a member of the Management Compensation and Development Committee (referred to as the Compensation Committee) since April 2006. Mr. Casey was a member of the Audit Committee from August 2002 through December 2006. From September 1997 to February 2002, Mr. Casey served as the Chairman, President, Chief Executive Officer and a director of Matrix Pharmaceutical, Inc. From November 1995 to September 1997, Mr. Casey was Executive Vice President at Schein Pharmaceutical, Inc. In December 1996, he was appointed President of the retail and specialty products division of Schein Pharmaceutical, Inc. From June 1993 to November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc. Mr. Casey was President of McNeil Pharmaceutical (a unit of Johnson & Johnson) from 1989 to June 1993 and Vice President, Sales and Marketing for Ortho Pharmaceutical Corp. (a subsidiary of Johnson & Johnson) from 1985 to 1989. Mr. Casey is also a director of Abaxis Inc. Mr. Casey served as a director of Allos Therapeutics, Inc. through January 2010, AVI BioPharma (now Sarepta Therapeutics, Inc.) through June 2010 and Durect Corporation through December 2013.
Mr. Casey brings to his service as a director his significant experience and leadership as President, Chief Executive Officer and senior officer of several national pharmaceutical companies. In addition to those listed above, he has previously served as a director of several other pharmaceutical/biotech companies.
Carrie S. Cox has served as one of our directors since December 2009 and a member of the Audit Committee since March 2010. Ms. Cox currently serves as the Chairman of the Board of Directors and Chief Executive Officer of Humacyte, Inc., a privately-held regenerative medicine company primarily focused on developing novel human tissue-based investigational products for applications in regenerative medicine and vascular surgery. Ms. Cox served as Executive Vice President of Schering-Plough and President of Schering-Plough’s Global Pharmaceutical Business until November 3, 2009 when Schering-Plough merged with Merck & Co., Inc. Prior to joining Schering-Plough, Ms. Cox served as President of Pharmacia Corporation’s pharmaceutical business until its merger with Pfizer Inc. in 2003. Ms. Cox is a member of the Board of Directors of Texas Instruments and has served on their audit and compensation committees, and is a member of the Board of Directors of Cardinal Health, Inc. and sits on its compensation committee. Ms. Cox is a graduate of the Massachusetts College of Pharmacy.
Ms. Cox brings to her service as a director her distinguished career in global healthcare and her significant experience and leadership serving in executive positions of some of the largest and most successful multi-national healthcare companies in the world, including with responsibility for those companies’ financial performance and significant capital and research and development investments.

Jacqualyn A. Fouse, Ph.D. was elected to our Board of Directors effective in February 2016 and was appointed President and Chief Operating Officer as of March 1, 2016. Ms. Fouse was our President Hematology and Oncology from August 2014 through February 2016. Ms. Fouse joined the Company in September 2010 as Senior Vice President and Chief Financial Officer. Ms. Fouse assumed the role of Chief Accounting Officer on November 15, 2011 and became Executive Vice President and Chief Financial Officer on February 15, 2012 and held each position until July 31, 2014. Prior to joining our Company, Ms. Fouse had served as Chief Financial Officer of Bunge Limited, a leading global agribusiness and food company (Bunge), since July 2007. Prior to joining Bunge, Ms. Fouse served as Senior Vice President, Chief Financial Officer and Corporate Strategy at Alcon Laboratories, Inc. since 2006, and as its Senior Vice President and Chief Financial Officer since 2002. Ms. Fouse served as Chief Financial Officer from 2001 to 2002 at Swissair Group. Previously, Ms. Fouse held a variety of senior finance positions at Alcon and its then majority owner Nestlé S.A. Ms. Fouse worked at Nestlé from 1993 to 2001, including serving as Group Treasurer of Nestlé from 1999 to 2001. Ms. Fouse worked at Alcon from 1986 to 1993 and held several positions, including Manager Corporate Investments and Domestic Finance. Earlier in her career, she worked at Celanese Chemical and LTV Aerospace and Defense. Ms. Fouse earned a B.A. and an M.A. in Economics and a Ph.D. in Finance from the University of Texas at Arlington. Ms. Fouse also serves as a member of the Board of Directors of Dick’s Sporting Goods (chairperson of the audit committee) and, from November 2012 through the expiration of her term at the Annual General Meeting on April 26, 2016, served as a member of the Board of Directors of Perrigo Company (member of the audit committee), both NYSE-listed companies.
Ms. Fouse has served the Company in key management capacities and brings to her service as a director her in-depth financial and business knowledge of Celgene and her operational, commercial, and senior management experience in a variety of industries. Ms. Fouse continues to be a key contributor in setting and implementing our long-term growth strategy and building our operational excellence across multiple areas of our business.
Michael A. Friedman, M.D. has served as one of our directors since February 2011 and a member of the Nominating Committee since April 2011. Dr. Friedman is the emeritus Chief Executive Officer of City of Hope, a leading cancer research, treatment and education institution, as well as Director of the organization’s Comprehensive Cancer Center and holder of the Irell & Manella Cancer Center Director’s Distinguished Chair. Before leading City of Hope, Dr. Friedman was Senior Vice President of Research and Development, Medical and Public Policy for Pharmacia Corporation and Chief Medical Officer for biomedical preparedness at PhRMA. Additionally, Dr. Friedman has served as Deputy Commissioner for the U.S. Food and Drug Administration (FDA), later serving as Acting Commissioner, and as Associate Director of the National Cancer Institute, National Institutes of Health. Since 2004, Dr. Friedman serves on the Independent Citizens’ Oversight Committee which governs the California Institute for Regenerative Medicine and oversees the implementation of California’s stem cell research effort. Dr. Friedman is a member of the Board of Directors of MannKind Corporation and Smith & Nephew plc. He also serves on the Board of Trustees for Tulane University and the California State Stem Cell Initiative.
Dr. Friedman brings to his service as a director valuable scientific and operational expertise and leadership skills from his extensive background in cancer research and public health as a senior officer of a leading research institution, deputy and acting commissioner of the FDA, and as an executive officer of a major pharmaceutical company.
Julia A. Haller, M.D. was elected to our Board of Directors in October 2015 and is a member of the Audit Committee. Dr. Haller is Ophthalmologist-in-Chief of the Wills Eye Hospital in Philadelphia, PA where she holds the William Tasman, M.D. Endowed Chair. She serves as Professor and Chair of the Department of Ophthalmology at Jefferson Medical College of Thomas Jefferson University and Thomas Jefferson University Hospitals, and is Co-Director of the Wills Vision Research Center at Jefferson. In 1986, Dr. Haller served as the first female Chief Resident at the Wilmer Eye Institute at Johns Hopkins and later joined the Johns Hopkins faculty. She was named the inaugural Katharine Graham Professor of Ophthalmology in 2002, and the inaugural Robert Bond Welch, M.D. Professor of Ophthalmology in 2006. In 2007, Dr. Haller assumed leadership of Wills Eye Hospital. Dr. Haller, one of the world’s most renowned retina surgeons and clinician-scientists, has received numerous academic and professional honors and awards and has published over 300 scientific articles and book chapters. Dr. Haller, who has been closely involved in the early stage development of many new vision therapies and surgical procedures, received her A.B. from Princeton University magna cum laude and her M.D. from Harvard Medical School. She is a member of numerous international scientific advisory boards and data and safety monitoring committees, is a past member of the Board of Trustees of Princeton University and has served as a consultant to Walter Reed Army Medical Center and The Children’s Hospital of Philadelphia.
Dr. Haller brings to her service as a director valuable scientific, clinical research, managerial and operational expertise and leadership skills from her extensive background in research, development of innovative therapies and public health. Dr. Haller will provide significant insight and guidance with regard to our long-term strategy and vision.
Gilla Kaplan, Ph.D. has served as one of our directors since April 1998 and is a member of the Nominating Committee and, until April 2015, was a member of the Audit Committee. Dr. Kaplan was appointed Director of the Global Health Program, Tuberculosis, at the Bill and Melinda Gates Foundation in January 2014. She previously served as Senior Advisor to the Global Health Program, Tuberculosis and member of the International Scientific Advisory Committee for the Global Health Program of the Bill and Melinda Gates Foundation. Dr. Kaplan was head of the Laboratory of Mycobacterial Immunity and Pathogenesis at The Public Health Research Institute Center at the New Jersey Medical School, Newark, New Jersey, where she was appointed full Member in 2002 and Assistant Director in 2006. Dr. Kaplan also was previously appointed, in 2005, Professor of Medicine at the University of Medicine and Dentistry of New Jersey. Prior to that, Dr. Kaplan was an immunologist in the Laboratory at Cellular Physiology and Immunology at The Rockefeller University in New York where she was an Associate Professor.
Dr. Kaplan brings to her service as a director valuable scientific expertise and leadership skills from her distinguished career in medical research, including her current role as Director of the Global Health Program, Tuberculosis at the Bill and Melinda Gates Foundation and her past roles and experiences in the field of immunology.
James J. Loughlin has served as one of our directors since January 2007, as Chairman of the Audit Committee since June 2008 and a member of the Compensation Committee since June 2008. Mr. Loughlin served as the National Director of the Pharmaceuticals Practice at KPMG LLP (KPMG), and a five-year term as member of the Board of Directors of KPMG. Additionally, Mr. Loughlin served as Chairman of the Pension and Investment Committee of the KPMG Board from 1995 through 2001. He also served as Partner in charge of Human Resources, Chairman of the Personnel and Professional Development Committee, Secretary and Trustee of the Peat Marwick Foundation and a member of the Pension, Operating and Strategic Planning Committees. Mr. Loughlin serves as a member of the Board of Directors and Chairman of the Audit Committee of each of Edge Therapeutics, Inc., a publicly-traded biopharmaceutical company, and InspireMD, Inc., a publicly-traded medical device manufacturer.
Mr. Loughlin brings to his service as a director his valuable experiences as National Director of the Pharmaceuticals Practice at KPMG, his service as Chairman of the Pension and Investment Committee of the KPMG Board and his service on various other committees and foundations. In particular, through his professional association with KPMG, including a five-year term as member of the Board of Directors of KPMG, Mr. Loughlin brings to our Board of Directors an extensive background in accounting and financial reporting, qualifying him as an audit committee financial expert (as that term is defined in the regulations of the SEC).
Ernest Mario, Ph.D. has served as one of our directors since August 2007 and is a member of the Nominating Committee since August 2007, the Executive Committee since June 2008 and Chairman of the Compensation Committee since August 2014. Dr. Mario is a former Deputy Chairman and Chief Executive of Glaxo Holdings plc and a former Chairman and Chief Executive Officer of ALZA Corporation. Dr. Mario also serves as a director of publicly-traded healthcare companies: Capnia, Inc. (chairman of the board), Boston Scientific Corporation (member of audit committee and chair of compensation committee) through the expiration of his term on May 3, 2016, Chimerix Inc. (chairman of the board), Kindred Biosciences Inc. (chairman of the audit committee and member of the compensation committee and nominating and governance committee) through the expiration of his term on May 23, 2016 and Tonix Pharmaceuticals Holding Corp. (member of the compensation committee). He is Chairman of the American Foundation for Pharmaceutical Education and serves as an advisor to The Ernest Mario School of Pharmacy at Rutgers University. In 2007, Dr. Mario was awarded the Remington Medal by the American Pharmacists Association, pharmacy’s highest honor.
Dr. Mario brings to his service as a director his significant executive leadership experience, including his experience leading several pharmaceutical companies, as well as his membership on public company boards and foundations. He also has extensive experience in financial and operations management, risk oversight, and quality and business strategy.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE

Security Ownership of Certain Beneficial Owners and Management
The table below sets forth the beneficial ownership of Common Stock as of April 18, 2016 (except as otherwise noted) by (i) each director, (ii) each Named Executive Officer for fiscal 2015 (as defined below), (iii) all of our current directors and executive officers as a group and (iv) all persons known by the Board of Directors to be beneficial owners of more than five percent of the outstanding shares of Common Stock. Shares of Common Stock subject to options that are exercisable or that will become exercisable within 60 days after April 18, 2016 and restricted stock units (RSUs) that will vest within 60 days of April 18, 2016 are deemed outstanding and reflected in the amount of beneficial ownership column and for computing the ownership percentage of the stockholder holding such securities, but are not deemed outstanding for computing the ownership percentage of any other stockholder. Vested RSUs are included as Common Stock. Shares underlying Performance Stock Units (PSUs) are not deemed outstanding until earned and are not included in the table. As of April 18, 2016, there were 774,568,680 shares of Common Stock outstanding. Unless otherwise noted, the address of each stockholder listed in the table is c/o Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901.
Name and Address of Beneficial Ownership	Amount and Nature of Beneficial Ownership	Percent of Class
Robert J. Hugin	4,021,515(1)	*
Mark J. Alles	412,818(2)	*
Thomas O. Daniel, M.D.	369,445(3)	*
Jacqualyn A. Fouse, Ph.D.	785,412(4)	*
Peter N. Kellogg	170,574(5)	*
Scott A. Smith	286,165(6)	*
Richard W. Barker, D.Phil.	100,118(7)	*
Michael W. Bonney	22,000(8)	*
Michael D. Casey	343,468(9)	*
Carrie S. Cox	121,413(10)	*
Michael A. Friedman, M.D.	137,482(11)	*
Julia A. Haller, M.D.	10,200(12)	*
Gilla Kaplan, Ph.D.	296,701(13)	*
James J. Loughlin	252,068(14)	*
Ernest Mario, Ph.D.	169,799(15)	*
All directors and executive officers as a group (16 persons)	7,546,563(1)–(15)	*
BlackRock, Inc.	53,056,161(16)	6.8%
55 East 52nd Street
New York, New York 10055
Vanguard Group, Inc.	46,398,324(17)	6.0%
100 Vanguard Blvd.
Malvern, PA 19355

*
Less than one percent (1%)

(1)
Consists of 1,197,201 shares of Common Stock, 2,664,120 shares of Common Stock underlying stock options, 27,490 shares of Common Stock held in our 401(k) Plan for the benefit of Mr. Hugin, 123,104 shares of Common Stock held by a family foundation of which Mr. Hugin is a trustee, and 9,600 shares of Common Stock owned by Mr. Hugin’s children.

(2)
Consists of 159,574 shares of Common Stock, 247,470 shares of Common Stock underlying stock options, and 5,774 shares of Common Stock held in our 401(k) Plan for the benefit of Mr. Alles.

(3)
Consists of 67,200 shares of Common Stock, 298,910 shares of Common Stock underlying stock options, and 3,335 shares of Common Stock held in our 401(k) Plan for the benefit of Dr. Daniel.

(4)
Consists of 79,394 shares of Common Stock, 704,570 shares of Common Stock underlying stock options, and 1,448 shares of Common Stock held in our 401(k) Plan for the benefit of Ms. Fouse.

(5)
Consists of 3,766 shares of Common Stock, 166,610 shares of Common Stock underlying stock options, and 198 shares of Common Stock held in our 401(k) Plan for the benefit of Mr. Kellogg.

(6)
Consists of 31,471 shares of Common Stock, 252,056 shares of Common Stock underlying stock options, and 2,638 shares of Common Stock held in our 401(k) Plan for the benefit of Mr. Smith.

(7)
Consists of 10,818 shares of Common Stock and 89,300 shares of Common Stock underlying stock options.

(8)
Consists of 20,000 shares of Common Stock underlying stock options and 2,000 shares of Common Stock held by a family trust of which Mr. Bonney is trustee.

(9)
Consists of 127,886 shares of Common Stock held by a family trust of which Mr. Casey is a trustee and 215,582 shares of Common Stock underlying stock options. Mr. Casey disclaims beneficial ownership over the shares of Common Stock held by the family trust.

(10)
Consists of 22,413 shares of Common Stock and 99,000 shares of Common Stock underlying stock options.

(11)
Consists of 13,466 shares of Common Stock held by a family trust of which Dr. Friedman is a trustee and 124,016 shares of Common Stock underlying stock options.

(12)
Consists of 200 shares of Common Stock and 10,000 shares of Common Stock underlying stock options.

(13)
Consists of 81,119 shares of Common Stock and 215,582 shares of Common Stock underlying stock options.

(14)
Consists of 22,186 shares of Common Stock, 228,082 shares of Common Stock underlying stock options and 1,800 shares of Common Stock owned by family trusts of which Mr. Loughlin’s spouse is a trustee.

(15)
Consists of 99,325 shares of Common Stock, 67,900 shares of Common Stock underlying stock options and 2,574 shares of Common Stock owned by Dr. Mario’s spouse.

(16)
Information regarding BlackRock, Inc., as of December 31, 2015, was obtained from an amendment to Schedule 13G filed by BlackRock, Inc. with the SEC on February 10, 2016.

(17)
Information regarding The Vanguard Group, as of December 31, 2015, was obtained from a Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2016.

CORPORATE GOVERNANCE
Board Independence
No director will be deemed to be independent unless the Board of Directors affirmatively determines that the director has no other material relationship with us, directly or as an officer, stockholder or partner of an organization that has such a relationship with us. The Board of Directors observes all criteria for independence established by Nasdaq under its applicable Listing Rules. The Board of Directors has determined that all of our Non-Employee Directors, constituting all but three of our directors, may be classified as “independent” within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules. Executive sessions of our independent directors are convened in conjunction with each regularly scheduled Board of Directors meeting.
Board Meetings; Committees and Membership
General
The Board of Directors held eight meetings during fiscal 2015, five of which meetings were held over a period of two consecutive days. During fiscal 2015, each of the directors then in office attended more than 75% of the aggregate of  (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board on which such director served. Our policy is to encourage our Board members to attend all annual meetings and any special meetings of stockholders. All of our then directors attended the 2015 Annual Meeting.
We maintain the following standing committees of the Board of Directors: the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee. Except for the Executive Committee, each committee is comprised entirely of directors who are “independent” within the meaning of Rule 5605(a)(2) of the Nasdaq Listing Rules. Other than the Executive Committee, each committee acts pursuant to a separate written charter, and each such charter has been adopted and approved by the Board of Directors. A copy of the Charters of the Audit Committee, the Compensation Committee and the Nominating Committee, as well as our Corporate Governance Guidelines, are available on our website at www.celgene.com by choosing the “Investor Relations” link and clicking on the “Corporate Governance” section.
The Executive Committee
The Executive Committee’s current members are Robert J. Hugin (Chairman), Michael D. Casey and Ernest Mario, Ph.D. The Executive Committee held one formal meeting and a number of informal meetings during fiscal 2015. The Executive Committee has and may exercise all of the powers and authority of our full Board of Directors, subject to certain exceptions.
The Management Compensation and Development Committee (the “Compensation Committee”)
The Compensation Committee’s current members are Ernest Mario, Ph.D. (Chairman), Michael D. Casey and James J. Loughlin. The Compensation Committee held seven formal meetings and a number of informal meetings during fiscal 2015. The Compensation Committee annually reviews and approves the total compensation packages for all executive officers, including the Executive Chairman and the Chief Executive Officer, considers modification of existing compensation and benefit programs and the adoption of new compensation and benefit plans, administers the plans and reviews and makes recommendations to the Board of Directors regarding the compensation of non-employee members of the Board of Directors. Additionally, the Compensation Committee periodically reviews our leadership development plans and succession planning. The Compensation Committee has (i) the full power and authority to interpret the provisions and supervise the administration of our 1992 Long-Term Incentive Plan and our 2008 Stock Incentive Plan, (ii) the full power and authority to administer and interpret the Celgene Corporation 2005 Deferred Compensation Plan (the “Nonqualified Plan”) and (iii) the authority to review all matters relating to our personnel.

Compensation Committee Consultant
The Compensation Committee has retained Radford, an Aon Hewitt Company, which we refer to as “Radford,” as its independent compensation consultant since 2004. Based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in SEC Rule 10C-1(b)(4) under the Securities Exchange Act of 1934, as amended (referred to herein as the Exchange Act), the Nasdaq Listing Rules and such other factors as were deemed relevant under the circumstances, our Compensation Committee has determined that Radford is independent and the work Radford performed on behalf of the Compensation Committee did not raise any conflict of interest. Radford regularly meets with the Compensation Committee and provides advice regarding the design and implementation of our executive compensation programs, as well as our director compensation programs. In particular, Radford:
•
reviews and makes recommendations regarding executive and non-employee director compensation (including amounts and forms of compensation);

•
provides market data and performs competitive market analyses; and

•
assists in the preparation of certain of our compensation-related disclosures included in this proxy statement.

In providing its services to the Compensation Committee, with the Compensation Committee’s knowledge, Radford may contact our management from time to time to obtain data and other information from us and to work together in the development of proposals and alternatives for the Compensation Committee to review and consider. In fiscal 2015, the cost of Radford’s executive compensation and director compensation consulting services was $178,812.
In addition, in fiscal 2015, with the knowledge and consent of the Compensation Committee, (i) Aon Consulting, an affiliate of Radford, was retained by us to provide global employee benefits and compensation consulting services, (ii) Aon Risk Services, an affiliate of Radford, was retained by us for various insurance-related consulting services, and (iii) Radford Surveys, an affiliate of Radford, was retained by us for various compensation surveys. In fiscal 2015, the aggregate cost of such other consulting services was $67,019.
The Compensation Committee regularly evaluates the nature and scope of the services provided by Radford. The Compensation Committee approved the fiscal 2015 executive and non-employee director compensation consulting services of Radford described above. Although the Compensation Committee was aware of the nature of the services performed by Aon Consulting, Aon Risk Services and Radford Surveys, the Compensation Committee did not review and approve such services as those services were reviewed and approved by management in the ordinary course of business.
In order to ensure that Radford is independent, Radford is engaged by, takes direction from, and reports to, only the Compensation Committee and, accordingly, only the Compensation Committee has the right to terminate or replace Radford at any time. Further, Radford maintains certain internal controls within Aon which include, among other things:
•
Radford is managed separately from Aon and performance is measured solely on the Radford business;

•
no commissions or cross revenue is provided to Aon in the event that Aon introduces Radford to an account, and no Aon staff member is paid commissions or incentives for Radford services;

•
Radford is not rewarded for selling Aon services nor is Radford required to cross-sell services;

•
Radford maintains its own account management structure, contact database and IT network and its survey data is on a separate IT platform from Aon; and

•
no member of Radford’s team is involved in, or sits on, any Aon committee for purposes of selling Aon services.

The Nominating, Governance and Compliance Committee
The Nominating Committee’s current members are Michael D. Casey (Chairman), Michael A. Friedman, M.D., Gilla Kaplan, Ph.D. (since April 2015) and Ernest Mario, Ph.D. The Nominating

Committee held five meetings in fiscal 2015. The Nominating Committee determines the criteria for nominating new directors, recommends to the Board of Directors candidates for nomination to the Board of Directors, oversees the evaluation of the Board of Directors, develops and recommends to the Board of Directors appropriate corporate governance guidelines, reviews on a periodic basis the Company’s leadership development plans and succession planning with respect to the position of Chief Executive Officer, and oversees certain of the Company’s corporate compliance efforts (excluding financial compliance and reporting and overseeing compliance with the requirements of the U.S. Foreign Corrupt Practices Act, which are the responsibilities of the Audit Committee). The Nominating Committee’s process to identify and evaluate candidates for nomination to the Board of Directors includes consideration of candidates for nomination to the Board of Directors recommended by stockholders. Such stockholder recommendations must be delivered to our Corporate Secretary, together with the information required to be filed in a proxy statement with the SEC regarding director nominees, and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals as set forth in our By-laws and under the section of this proxy statement entitled “Stockholder Nominations.” In considering and evaluating such stockholder proposals that have been properly submitted, the Nominating Committee will apply substantially the same criteria that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee as described below. To date, we have not received any recommendation from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Nominating Committee’s slate of nominees in our proxy statement.
In evaluating director nominees, the Nominating Committee currently considers the following factors:
•
our needs with respect to the particular competencies and experience of our directors;

•
familiarity with our business and businesses similar to ours;

•
financial acumen and corporate governance experience; and

•
our desire that our Board reflect diversity with respect to, among other matters, professional and operational experience, scientific and academic expertise, international background, gender, race and ethnicity.

The Nominating Committee identifies nominees first by evaluating the current members of the Board of Directors willing to continue in service. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee will identify the required skills, background and experience of a new nominee, in tandem with prevailing business conditions, and will source relevant candidates and present to the Board of Directors suggestions as to individuals who meet the required criteria. The Nominating Committee utilizes the services of an outside search firm to assist it in finding appropriate nominees for the Board of Directors.
The Audit Committee
The Audit Committee’s current members are James J. Loughlin (Chairman), Richard W. Barker, D.Phil., Michael W. Bonney, Carrie S. Cox and Julia A. Haller, M.D. The Audit Committee’s members during fiscal 2015 were James J. Loughlin (Chairman), Richard W. Barker, D.Phil., Michael W. Bonney (as of April 2015), Carrie S. Cox, Julia A. Haller, M.D. (as of December 2015) and Gilla Kaplan, Ph.D. (through April 2015). The Audit Committee held nine meetings in fiscal 2015. Messrs. Loughlin and Bonney are “audit committee financial experts” within the meaning of the rules of the SEC and, as such, they each satisfy the requirements of Rule 5605(c)(2) of the Nasdaq Listing Rules. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. In fulfilling its responsibility, the Audit Committee appoints, subject to stockholder ratification, our independent registered public accounting firm. The Audit Committee also reviews our consolidated financial statements and the adequacy of our internal controls. The Audit Committee meets at least quarterly with our management and our independent registered public accounting firm to review and discuss the results of audits or reviews of our consolidated financial statements, the evaluation of the effectiveness of our internal control over financial reporting and disclosure controls and procedures, the overall quality of our financial reporting and appropriate application of our critical accounting policies and to approve any related person transactions

(as defined below). The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of our internal audit function. The Audit Committee meets separately, at least quarterly, with the independent registered public accounting firm. In addition, the Audit Committee oversees our existing procedures for the receipt, retention and handling of complaints related to auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers or others with concerns on accounting and auditing matters.
Related Person Transaction Policies and Procedures
At the beginning of each calendar year, each member of our Board of Directors and each executive officer is required to complete an extensive questionnaire that we utilize when preparing our annual proxy statement, as well as our Annual Report on Form 10-K. The purpose of the questionnaire is to obtain information from directors and executive officers to verify disclosures about them that are required to be made in these documents. Regarding related person transactions, it serves two purposes: first, to remind each executive officer and director of their obligation to disclose any related person transactions entered into between themselves (or family members or entities in which they hold an interest) and us that in the aggregate exceed $120,000 (“related person transaction”) that might arise in the upcoming year; and second, to ensure disclosure of any related person transaction that is currently proposed or that occurred since the beginning of the preceding year. When completing the questionnaire, each director and executive officer is required to report any such transaction. If a reported or proposed related person transaction is identified, the Audit Committee will review the relevant facts and circumstances, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account our Code of Business Conduct, and either approve, ratify or disapprove the related person transaction. There were no reportable transactions for fiscal 2015.
Compensation Committee Interlocks and Insider Participation
Each member of the Compensation Committee is an independent director within the meaning of the Nasdaq Listing Rules. There were no interlocks among any of the members of the Compensation Committee and any of our executive officers.
Financial Officer Code of Ethics
We have adopted a Financial Officer Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and other financial professionals. This Financial Officer Code of Ethics is posted on our website at www.celgene.com and may be accessed by choosing the “Investor Relations” link and clicking on the “Corporate Governance” section. We intend to satisfy the disclosure requirements regarding any amendment to, or a waiver of, a provision of the Financial Officer Code of Ethics by posting such information on our website. We undertake to provide to any person a copy of this Financial Officer Code of Ethics upon request to our Corporate Secretary at our principal executive offices.
Stockholder Nominations
Our By-laws provide that nominations for the election of directors may be made at an annual meeting: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (b) by any stockholder who (i) is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth below.
In addition to any other applicable requirement for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the date of the annual meeting; provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder (in order to be timely) must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Corporate Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the person; and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice: (i) the name and record address of such stockholder; (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in his or her notice and; (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and serving as a director if elected.
Stockholder Communications
Our Board of Directors has determined that, to facilitate communications with the Board of Directors, or any individual member or any Committee of the Board of Directors, stockholders should direct all communication in writing to our Corporate Secretary at our principal executive offices. Our Corporate Secretary will forward all such correspondence to the Board of Directors, individual members of the Board of Directors or applicable chairpersons of any Committee of the Board of Directors, as appropriate.
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board will determine “whether, at any given point in time, the roles of the Chief Executive Officer and Chair of the Board will be separate or combined.” The Board has been flexible in exercising its judgment on behalf of stockholders’ interests to choose the leadership structure that the Board believes will address the evolving needs and circumstances of the Company, taking into account the dynamic demands of our business, our senior executive succession planning, and other factors.
Early in 2016, the Board approved organizational changes that it believes will position the Company for continued long-term growth. Among these changes are Robert Hugin’s elevation to the role of Executive Chairman and Mark Alles’ appointment as Chief Executive Officer and his election as a member of our Board. Mr. Hugin, who has been our Chairman and Chief Executive Officer since 2011, Chief Executive Officer since 2010, and has served Celgene in other senior executive positions for nearly seventeen years, will focus on Board leadership, strategic planning and initiatives, advocacy and public policy matters, business development, personnel development and other key business matters. Mr. Alles, a three-decade industry veteran who has been with Celgene since 2004, will focus on strategically managing our growing global business and driving operational performance. The Board believes this separation of responsibilities is optimal for Celgene at this time, as it will enhance our Board’s oversight by leveraging the clearly defined responsibilities of our Executive Chairman and Chief Executive Officer. Mr. Alles will be accountable to the full Board of Directors with his performance overseen by the Executive Chairman at the direction of the Board.
Additionally, Michael Casey continues to serve as our independent Lead Director, a Board leadership position he has held since 2007. In accordance with our Corporate Governance Guidelines, the independent Lead Director provides guidance concerning the agenda for each Board meeting, presides over executive sessions of the independent directors that are held on a regular basis, communicates with the Chair and the CEO after each executive session of the independent directors to provide feedback and to effectuate the decisions and recommendations of the independent directors, and acts as liaison between the independent directors and management on a regular basis and when communication out of the ordinary course is appropriate.

Mr. Casey is actively involved with the Company and devotes a significant amount of time and energy to fulfilling his responsibilities as Lead Director. He reviews and provides guidance with respect to establishing the agenda and the materials for each meeting of our Board of Directors and certain of committees of our Board. He meets regularly, and works closely with, our Executive Chairman, our CEO, and other senior members of management, as well as with other management and non-management employees. He also facilitates communication among the directors on our Board and speaks regularly with the independent chairs of our other Board committees and with each of our Non-Employee Directors, promoting the candid exchange of ideas among the Board members. Moreover, in his capacity as Lead Director and Chair of our Nominating, Governance and Compliance Committee, Mr. Casey provides leadership in the areas of corporate governance, Board composition, succession planning and other governance-related matters.
The Board believes that our new leadership structure, together with our independent Lead Director, meets the Company’s current needs by, among other things:
•
enabling efficient communication between management and the Board;

•
clearly delineating the independent Lead Director’s and other independent directors’ oversight roles from the Executive Chairman and other management’s strategic and operational roles;

•
facilitating discussions by the Board of key and appropriate issues in a timely and constructive manner;

•
providing clarity for our key stakeholders on corporate leadership and accountability; and

•
augmenting the knowledge of both the Executive Chairman and the CEO with respect to our strategy, operations and financial condition and, in turn, communicating that to external stakeholders.

Board of Directors Role in Risk Oversight
In connection with its oversight responsibilities, the Board of Directors, including through the Audit Committee, Nominating Committee and Compensation Committee, periodically assesses the significant risks that we face. These risks include financial, legal, technological, competitive, operational and compensation-related risks. The Board, together with the Executive Chairman, Chief Executive Officer, the Chief Financial Officer, management representatives of the relevant functional areas (e.g. internal audit, legal, regulatory and compliance groups, operational management, human resources, etc.) and representatives of each of our primary operating subsidiaries, reviews and monitors the identification, assessment and mitigation of the material risks affecting our operations.
Litigation Proceedings Involving Directors or Officers
As previously reported in the Company’s Annual Report on SEC Form 10-K, in November 2015 a stockholder filed a complaint in Delaware Chancery Court asserting derivative claims on behalf of the Company against eight current and four former members of the Board of Directors. The complaint alleges that the defendant directors breached their fiduciary duties by allowing the Company to engage in unlawful activity in its marketing of THALOMID and REVLIMID, and seeks from the defendant directors unspecified damages, including Celgene’s costs of defending against government and civil investigations and lawsuits and alleged reputational harm, and disgorgement of compensation paid to the defendant directors. On January 22, 2016, the Company filed a motion to dismiss the complaint on the basis that prior to filing the complaint the plaintiff was required under Delaware law and failed to demand that our board of directors take action on the Company’s behalf. The plaintiff subsequently amended his complaint, and the Company has filed a motion to dismiss the amended complaint, again for failure to make the required demand on our board of directors.
Section 16(a) Beneficial Ownership Reporting Compliance
Pursuant to Section 16(a) of the Exchange Act, each of our directors, executive officers and any person beneficially owning more than 10 percent of the outstanding shares of Common Stock is required to report his, her or its ownership of Common Stock and any change in that ownership, on a timely basis, to the

SEC. Based solely upon a review of SEC Forms 3, 4 and 5 and amendments thereto furnished to us during or with respect to fiscal 2015, we believe that all applicable acquisitions and dispositions of Common Stock, including grants of options and awards under our 2008 Stock Incentive Plan (amended and restated as of April 15, 2015), were filed on a timely basis for fiscal 2015, except for the inadvertent late filing of a Form 4 report of Peter Kellogg with respect to the grant of stock options and restricted stock units on May 4, 2015.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) provides an overview of the compensation philosophy of the Company, which serves as the foundation of our executive compensation programs. In this CD&A, we also describe our compensation plans and programs, under which key compensation decisions were made regarding the following individuals, who we collectively refer to as our Named Executive Officers (NEOs), for fiscal 2015:
Name	Title (as of December 31, 2015)
Robert J. Hugin*	Chief Executive Officer and Chairman of the Board
Peter N. Kellogg	Executive Vice President, Chief Financial Officer
Mark J. Alles*	President and Chief Operating Officer
Thomas O. Daniel, M.D.	President, Research and Early Development
Jacqualyn A. Fouse, Ph.D.*	President Hematology and Oncology
Scott A. Smith	President, Inflammation & Immunology

*
Effective March 1, 2016, Mr. Hugin was appointed Executive Chairman, Mr. Alles was promoted to Chief Executive Officer and Ms. Fouse was promoted to President and Chief Operating Officer.

Each of our NEOs is fully engaged in company-wide strategic planning and decision-making aimed at ensuring our long-term success through delivering on short- and long-term financial goals and through continuing to innovate, develop and commercialize life-changing drugs for our patients. The full biographies for Mr. Hugin, Ms. Fouse, Dr. Daniel and Messrs. Alles, Kellogg and Smith are provided elsewhere in this proxy statement under “Additional Information Regarding Executive Officers — Executive Officers.”
Our fiscal 2015 executive compensation programs and consequent payouts continued to reflect our compensation philosophy and guiding principles that align competitive pay to performance. In fiscal 2015, our executive compensation programs were structured such that 86% of our NEOs’ total compensation was delivered in the form of short- and long-term incentives, both of which are highly variable and tied to achievement of Company goals, objectives and stock price performance.
Highlights of 2015 Company Performance and Alignment of Pay to Performance
Across the metrics used to determine performance versus our objectives under our compensation plans and programs, fiscal 2015 was a strong year for us that we believe will contribute to securing sustained growth in the future for the benefit of the Company, our stockholders and the patients we serve.

Financial Performance
Revenue (28% of MIP target):   Adjusted (non-GAAP (generally accepted accounting principles) total revenue of  $9.256 billion, a 21% increase year over year. Contributing to this was:
◦
REVLIMID® sales of  $5.801 billion, an increase of 16%

◦
POMALYST®/IMNOVID® sales of  $983 million, an increase of 45%

◦
ABRAXANE® sales of  $967 million, an increase of 14%

◦
OTEZLA® sales of  $472 million

Earnings Per Share (EPS) (28% of MIP target):   Adjusted (non-GAAP) diluted EPS of  $4.71, a 27% increase year over year.
These and other 2015 accomplishments, which represent 44% of the overall MIP target, are reflected in our above-target score of 101.375% under our annual cash bonus program, or Management Incentive Plan (MIP).
For more information, please see the description of non-GAAP financial achievements in “Key 2015 Compensation Actions and Program Highlights — Annual Bonus (MIP) Payout for Fiscal 2015” and Appendix A — Reconciliation of GAAP to Adjusted (Non-GAAP) Net Income.

Delivering Value to Our Stockholders
Our stock price increased over 7% in fiscal 2015 from the prior fiscal year-end. Our three-year Total Shareholder Return (TSR)* through December 31, 2015 was 187.57%, which approximates the 79th percentile of the relative comparator group for TSR as selected by our Compensation Committee at the commencement of the 2013-2015 plan cycle. Relative Total Shareholder Return and its role in our pay-for-performance philosophy under our Long-Term Incentive Plan (“LTIP”) are further described in “Highlights of Best Practices of Our Compensation Programs” and “Long-Term Incentives.”
*
Under our Long-Term Incentive Plan (LTIP) and Performance Stock Units (PSUs), TSR is calculated as the percent change in our common stock price at the beginning and the end of each performance cycle, calculated as the difference between the average closing price of our common stock in the 30 trading days preceding the commencement of each performance cycle and the average closing price of our common stock in the final 30 trading days of each performance cycle.

Advisory Vote on Executive Compensation
We conducted our fifth annual non-binding advisory vote on executive compensation paid to our NEOs in 2014 at our 2015 Annual Meeting of Stockholders. At the 2015 Annual Meeting of Stockholders, 95.3% of the votes cast on the advisory vote on our executive compensation proposal were in favor of our NEO compensation as described in the 2015 proxy statement. The Compensation Committee reviewed these final vote results and determined that the structure of our executive compensation policies continues to be appropriately aligned to the achievement of Company goals and objectives and stockholder expectations, and reinforced our pay for performance philosophy. These and other practices are described in “Highlights of Best Practices of Our Compensation Programs.”
Our Compensation Philosophy
Our executive compensation philosophy is centered on the concept that compensation programs must be designed to focus executives on delivering both short- and long-term value to our stockholders and patients. The objectives against which executives’ performance is measured (and pay is subsequently delivered) require our NEOs not only to balance their focus between short- and long-term business strategies, but also to maintain a balanced and appropriate risk profile.
In order to provide a consistent framework within which the Compensation Committee sets objectives, measures performance and decides compensation actions for our NEOs, we design our plans and deliver compensation according to the following principles:
•
Value Creation:   In setting target pay and making compensation decisions, the Compensation Committee balances historical performance of each NEO with expected future contributions to his/her functional areas and to the broader management of the Company.

•
Pay for Performance:   Our compensation programs are designed to deliver compensation that is commensurate with the level of performance achieved and to align the interest of our executives with the interests of our stockholders. Further, weighting our NEOs’ pay mix more heavily on performance-based incentives ensures that payouts under our compensation plans appropriately reflect the achievement of financial and strategic goals.

•
Team-Based:   The Compensation Committee reviews and approves objectives and makes compensation decisions based on the NEOs’ performance not only against the specific strategy and objectives of the function(s) for which he/she is responsible, but also against each NEO’s engagement in our broader, longer-range management as a whole. Aligning each NEO’s variable pay to overall Company objectives reinforces our team-based management approach and encourages decision-making that is in the interest of the broader organization. As part of this team-based approach, we also strive to create and maintain internal equity in our compensation arrangements.

•
Competitive Positioning:   We actively monitor compensation in relation to our industry and peer group. The Compensation Committee does not target a specific percentile within our peer group; rather, benchmark data is used as a reference point when making compensation determinations. The Compensation Committee, with the input of Radford, periodically reviews and selects our peer group. The companies in our peer group have comparable revenue, market capitalization and reflect our primary competitors for executive talent. We also consider various surveys, including the Radford Global Life Sciences Survey, SIRS Executive Compensation Survey and Towers Watson U.S. CDB Pharmaceutical Executive Database. Throughout fiscal 2015, our peer group consisted of the following companies:

AbbVie Inc.	Bristol-Myers Squibb Company
Allergan, plc*	Eli Lilly and Company
Amgen Inc.	Forest Laboratories, Inc.*
Baxter International Inc.	Gilead Sciences Inc.
Biogen Idec Inc.	Valeant Pharmaceuticals International, Inc.**

*
Actavis, plc completed the acquisitions of Allergan, Inc. in March 2015 and Forest Laboratories, Inc. in July 2014 and changed its name to Allergan, plc.

**
In December 2015, Valeant Pharmaceuticals International, Inc. was removed from our peer group.

Highlights of Best Practices of Our Compensation Programs
We continue to maintain leading governance practices in our compensation programs for our NEOs. Below is a summary that highlights key features and decisions with respect to our compensation plans and programs.
Compensation Recovery
In the event of an executive’s fraud or misconduct that results in a material negative restatement of our financial statements, with respect to the year to which the restatement applies (excluding any year before January 1, 2013 for our CEO and before January 1, 2014 for our other NEOs) and for any single year prior to the year in which the Company is required to prepare the restatement, we may recoup any or all of the incentive compensation paid to that executive in excess of the amounts that would have been paid to that executive based on the restated results. We may also cancel unvested incentive compensation or require the executive to repay any gains realized by the executive in excess of the amount that would have been paid to that executive based on the restated results.

Risk Mitigation
We proactively review our compensation programs and policies to ensure they are reflective of our philosophy with regard to risk. The plan features below are designed to promote each NEO’s focus on making decisions that promote a responsible and balanced risk profile:
◦
Diversification and balance of short- and long-term rewards

◦
Multiple metrics within each variable pay program that are balanced and weighted so as not to encourage focus on a single metric to the exclusion of others

◦
Maximum payout caps for all variable and performance-based plans

◦
Share ownership requirements for our NEOs

◦
Holding requirements on shares earned under our Long-Term Incentive Plan (LTIP) and on vested, earned Performance Stock Units (PSUs) of at least one year and one day

◦
Pre-established grant dates for NEOs’ equity awards as set by our Compensation Committee

Share Ownership Requirements
In order to ensure that our NEOs continue to have a significant stake in our long-term performance and to align executives’ compensation to the interests of stockholders, we have robust share ownership guidelines for our NEOs. Each of our Executive Chairman and CEO has a share ownership requirement equal to a value of six times his respective annual base salary. Each of our other NEOs’ share ownership requirement is equal to a value of three times annual base salary. These guidelines will be satisfied if the NEO holds, by the end of the applicable five-year period, at least the number of shares of our Common Stock equal to the value of the target amount divided by our stock price on the date the NEO becomes subject to the guidelines. Owned shares, vested restricted or deferred stock units, and vested shares held in the NEO’s 401(k) plan account are included in ownership calculations, but stock options, unvested RSUs and unvested PSUs are not. With the exception of Mr. Kellogg, who was hired in fiscal 2014, all of our NEOs meet or exceed their stock ownership requirements.

Holding Periods
In addition to share ownership requirements, there is a holding period on all shares granted to NEOs under the LTIP and on all vested, earned PSUs of at least one year and one day. These holding periods further align compensation and value delivered to stock performance and long-term value to our stockholders.

No Repricing
Our 2008 Stock Incentive Plan (amended and restated as of April 15, 2015), or the 2008 Stock Incentive Plan, prohibits us from modifying stock options to reduce the exercise price, substituting a new stock option at a lower price for a surrendered stock option or repurchasing stock options if the per share exercise price is less than the fair market value of a share of Common Stock, in each case, unless such action is approved by our stockholders.

Securities Trading Policy
We maintain a comprehensive securities trading policy which provides, among other things, that our employees who possess material non-public information regarding us may not disclose, or trade while in possession of such information or buy or sell our securities during any designated blackout period. Further, the policy prohibits all employees from short-selling our securities, transacting in derivative securities relating to Celgene without prior written consent of our Chief Executive Officer or holding our stock in a margin account or pledging our stock as collateral for a loan without prior approval of an appropriate officer of the Company. Individuals classified as “insiders” (which includes our NEOs) and related persons (as defined in the policy) generally may not buy or sell our securities at any time without prior approval, except under approved Rule 10b5-1 trading plans.

No Golden Parachute Gross-Up Payments
None of our NEOs currently have an agreement with the Company whereby we would be obligated to pay a gross-up for excise taxes in excess of parachute payments as defined in Internal Revenue Code (IRC) Section 280G.

Change in Control Double-Trigger
In 2011, we amended our 2008 Stock Incentive Plan to eliminate the “single-trigger” change in control vesting provision for equity awards granted on or after July 1, 2011 and to provide that, unless otherwise determined at grant, such equity awards vest only upon an involuntary termination of employment without cause that occurs within two years following a change in control (i.e., a “double trigger”).

Relative Total Stockholder Return (R-TSR)
A portion of each NEOs’ long-term compensation is based on R-TSR, either through our active LTIP performance cycles or, beginning in fiscal 2015, through PSUs. R-TSR is calculated as the percent change in our stock price from the beginning to the end of a measurement period compared to an identified comparator group of companies for the same period, which is then expressed as a percentile. This measure ensures that executive pay realized through long-term compensation is aligned to our stock performance and value delivered to our stockholders as compared to our identified comparator group.

NEO Compensation Cost Analysis
To ensure that our compensation programs remain aligned with the interests of our stockholders and to further reinforce a team-based approach to management, we measure our NEOs’ collective compensation in relation to the collective compensation paid to named executive officers of companies within our peer group as an additional data point when making compensation decisions for our NEOs.

Roles and Responsibilities
   Role of the Compensation Committee
The Compensation Committee oversees and administers our executive compensation and benefit programs, establishing base salary, incentive compensation, including equity awards, and any other compensation for our NEOs, including reviewing and approving the CEO’s recommendations for the compensation of NEOs and other officers of the Company (other than the CEO and the Executive Chairman) who are determined to be subject to the reporting requirements of Section 16 of the Exchange Act. In addition, the Compensation Committee, in conjunction with the Board, reviews and approves the CEO’s and the Executive Chairman’s performance and compensation levels. The detailed roles and responsibilities of the Compensation Committee are set forth in its written charter adopted by our Board of Directors, which can be found on our website, www.celgene.com, under the “Corporate Governance” section of the site. The Compensation Committee also ensures that the total compensation paid to our NEOs is reasonable, competitive and achieves the goal of delivering results and enhancing the long-term value to our stockholders.
   Role of the Executive Chairman
The Executive Chairman leads the Company’s Board of Directors, and oversees strategic business matters and important company-wide initiatives. The Executive Chairman will work closely with the Celgene leadership team on all key issues that are fundamental to Celgene’s success. At the direction of the full Board of Directors, the Executive Chairman oversees the performance of the CEO, and also provides support and advice to the CEO regarding performance objectives and compensation recommendations for our NEOs. At the request of the Compensation Committee, the Executive Chairman participates in Compensation Committee meetings.
   Role of the CEO
The CEO, with the advice and support of the Executive Chairman, makes recommendations to the Compensation Committee regarding the setting of performance objectives for the Company. After the Company’s objectives are established, the CEO works with each NEO to determine how his/her respective function(s) will contribute to the overall short- and long-term goals of the Company. To this end, at the beginning of each fiscal year, the CEO establishes goals and objectives with each NEO that are designed to advance his/her functional areas, while promoting achievement of overall corporate performance goals. At the conclusion of each fiscal year, the CEO evaluates the actual performance of each NEO via our performance management process and recommends appropriate salary adjustments and incentive awards to the Compensation Committee via our compensation review process.
At the request of the Compensation Committee, the CEO participates in Compensation Committee meetings and provides relevant assessment and explanation supporting his recommendations. Other members of our management, as well as certain advisors, including Radford, also attend Compensation Committee meetings by request.

   Role of the Compensation Consultant
The Compensation Committee has retained Radford as its independent compensation consultant to assist in the continual development and evaluation of compensation plans and programs and the Compensation Committee’s determinations of compensation awards. The Compensation Committee’s consultant attends Compensation Committee meetings and provides third-party and benchmarking data, independent analyses, advice and industry expertise on plan design, best practices, and proposes executive compensation levels within our plans.
At the request of the Compensation Committee, Radford reviews briefing materials prepared by management and outside advisers to management and advises the Compensation Committee on matters covered in the materials, ensuring the consistency of proposals with the Compensation Committee’s compensation philosophy and comparisons to programs at peer companies. Also at the request of the Compensation Committee, Radford prepares its own analyses and reports, including positioning of plans and programs within the context of competitive market analyses designed to ensure that our plans and programs reinforce the principles within our compensation philosophy.
The Compensation Committee has assessed the independence of Radford pursuant to SEC rules and concluded that no conflict of interest exists that would prevent it from serving as an independent consultant to the Compensation Committee. For more information about the Compensation Committee’s engagement of Radford, please see “Board Meetings; Committees and Membership — Compensation Committee Consultant.”

Elements of Our Compensation Programs for NEOs
The goal of our compensation plans and programs is to deliver appropriate, fiscally responsible compensation to NEOs that focuses their efforts on delivering results against short- and long-term objectives, provides sustained value to stockholders and encourages the taking of responsible, appropriate and balanced risks. Accordingly, we have designed our compensation programs to include the following components:
   Pay Mix
The Compensation Committee believes that compensation for our NEOs must be a mix of variable compensation (both short- and long-term) and fixed compensation (base salary) in order to reinforce our executives’ responsibility to balance short- and long-term performance while maintaining focus on delivering value for our stockholders. As such, our programs offer opportunity for higher compensation for successful performance and lower compensation in the absence of success. The Compensation Committee also believes in minimal use of perquisites as they do not reinforce our pay-for-performance philosophy. For our NEOs, the mix of compensation is weighted toward long-term, performance-based pay that correlates awards to the overall delivery of corporate performance and stockholder value, as reflected in the 2015 charts below.

Approximately 77% of our CEO’s overall pay is long-term equity-based and 90% (which includes short-term bonus and equity compensation) is performance-based. Other compensation is approximately 1% of overall pay.

Approximately 70% of our Other NEOs’ overall pay is long-term equity-based and 83% (which includes short-term bonus and equity compensation) is performance-based. Other compensation is approximately 1% of overall pay.

   Base Salary
Base salaries for our NEOs provide a fixed rate of pay and serve as the basis for calculating targets in certain variable pay programs (as discussed below). Starting salaries and subsequent increases are determined based on the following factors:
•
performance, experience, expected future contribution and ability to deliver value to stockholders;

•
analysis of internal pay relationships; and

•
market conditions and competitive positioning.

   Annual Bonus
Our Management Incentive Plan (MIP) is a variable pay plan designed to focus NEOs on annual goals and objectives that are established in order to contribute to the short- and long-term health of our business. The Compensation Committee reviews and approves each plan year’s targets and performance metrics under the MIP to ensure that they are challenging and commensurate with our short- and long-term business plan. Actual payments made under the MIP are calculated based on performance in relation to the Compensation Committee approved goals. For all of our NEOs, the maximum potential bonus payout under the MIP for fiscal 2015 was 200% of their annual bonus targets and the minimum potential bonus payout was zero. Awards generally are payable at the end of February following the year to which the performance goals relate. Payments under our MIP are made in cash and are deferrable under our Nonqualified Plan. See “Key 2015 Compensation Actions and Program Highlights” for more information on fiscal 2015 MIP payouts.
   Long-Term Incentives
   Equity Grants
The Compensation Committee maintains that equity awards must align the interests of our NEOs with those of our stockholders through rewarding exceptional corporate performance, stockholder returns and ensuring that decisions made in the short-term solidify a strong future for us. As such, awards granted pursuant to the 2008 Stock Incentive Plan are an essential component of our total compensation strategy. The equity pool of awards available to grant to all employees (including our NEOs) in any given year is approved at the end of the prior year by the Compensation Committee, subject to the overall maximum amount of shares of our stock available under the 2008 Stock Incentive Plan.
 We award long-term, equity-based compensation to our NEOs via the following vehicles:
Type	General Terms
Stock Options	• Granted upon hire, then annually (issued on a quarterly basis) • Service-based vesting over four years (25% per year) • Ten-year term • Subject to recovery
Restricted Stock Units (RSUs)
•
Granted upon hire, then annually
•
Opportunity for additional annual grant based on achievement of performance objectives and value creation
•
Service-based cliff vesting (generally, 100% vested on third anniversary of grant date)
•
Subject to recovery

LTIP
•
LTIP awards can be paid in cash, restricted shares of our Common Stock or a combination thereof, as determined by the Compensation Committee
•
Awards are based on attainment of performance metrics, weighted as follows:
◦
Adjusted Revenue (37.5% weighting)

◦
Adjusted Earnings Per Share (37.5% weighting)

◦
R-TSR (Relative- Total Shareholder Return) (25% weighting)

•
All earned shares are subject to holding periods of at least one year and one day
•
Subject to recovery
•
NEOs no longer participate in new LTIP performance cycles

Performance Stock Units (PSUs)
•
Granted annually, commencing in fiscal 2015
•
Three-year vesting and measurement period, subject to attainment of defined, weighted metrics established by the Compensation Committee prior to the grant (see “Mix of Equity Awards” below for more information)
•
Maximum award is 200% of target units
•
All earned PSUs must be held for one year and one day from the vesting date
•
Subject to recovery

Type	General Terms
General Provisions for Death, Disability, Termination as a result of Change in Control and Retirement for Stock Options, RSUs and PSUs
•
In the event of death, permanent disability or termination without cause within two years as a result of a change in control (double-trigger), the vesting of stock options and RSUs will accelerate, and the vesting of the PSUs will accelerate and shares will be payable based on actual plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two year period commencing on a change in control.
•
If the NEO (other than our Executive Chairman) attains retirement as defined in the 2008 Stock Incentive Plan and has given at least six months’ notice of the intent to retire, as of the date of retirement:
◦
RSUs granted on or after April 29, 2013 will vest on retirement, but will be payable on the earliest of death, disability or the originally scheduled vesting date

◦
PSUs will continue to vest and a pro rata portion (based on number of completed months of employment during the performance period) will be payable at the end of the performance period based on actual results

◦
Stock options will continue to vest and will remain exercisable until the earlier of three years after retirement or the original option expiration date

•
If our Executive Chairman attains retirement as defined in the 2008 Stock Incentive Plan, any vesting and payment of his stock options, RSUs and PSUs will occur in accordance with the terms of his employment agreement and the applicable award agreement

   Mix of Equity Awards
As part of the ongoing review of our compensation strategy and practices, the Compensation Committee determines equity awards, based in part on recommendations from Radford, including the appropriate mix of equity vehicles. The Compensation Committee decides on targets and actual award amounts based upon relative contribution to our performance, individual performance, demonstrated leadership, and expected future contributions to the achievement of Company goals and objectives.
For fiscal 2015, the Compensation Committee decided to remove our NEOs from new LTIP performance cycles and instead deliver all future long-term incentives through our annual equity program. The Compensation Committee determined that PSUs would be added to the annual equity program for our NEOs, as they are a common equity vehicle among our peers, and solidify the Compensation Committee’s intent to provide significant at-risk pay via long-term incentives. This philosophy maintains and furthers alignment of our compensation programs to financial performance and the long-term performance of our Company. Awards granted to NEOs in fiscal 2015 were an approximate mix of 50% stock options, 30% PSUs and 20% RSUs. See “Key 2015 Compensation Actions and Program Highlights” for more information on fiscal 2015 equity awards.
For fiscal 2016, each of our NEOs’ equity awards will be granted based on a targeted value determined by the Compensation Committee (based in part on data presented by Radford) and will be granted in the approximate mix of 50% stock options, 30% PSUs and 20% RSUs.
The Compensation Committee has weighted the awards to emphasize stock options, as these awards accrue value only when the market price of our Common Stock is above the exercise price, aligning compensation to stock performance. The weighting of PSUs and RSUs allows the Compensation Committee to deliver equivalent value while using fewer authorized shares, focuses on the overall financial health of the Company (through performance criteria associated with PSUs) and emphasizes employment longevity (through time-vested RSUs). This mix of equity vehicles maintains balance between each NEO’s ability to drive attainment of key financial metrics (e.g., Adjusted Revenue and Adjusted EPS) and delivery of value to our stockholders (as measured primarily through R-TSR).

   Performance Stock Units (PSUs)
The performance measurements and targets for PSUs granted in fiscal 2015 and fiscal 2016 are as follows:
Measurements & Weights		Threshold, Target & Maximum of Financial Measures
Adjusted Revenue	37.5%	90% – 100% – 110%
Adjusted EPS	37.5%	90% – 100% – 110%
R-TSR(1)	25%	35th – 50th – 80th (percentiles)

(1)
R-TSR Comparator Group: S&P 500 Biotechnology Index and S&P 500 Pharmaceutical Index

The Compensation Committee chose to benchmark TSR relative to the S&P 500 Biotechnology Index and the S&P 500 Pharmaceutical Index due to the strong correlation over time with Celgene stock price performance and represents the indices many of our institutional investors use for comparison.
The Compensation Committee may adjust the mix of award types or approve different award types as part of the overall long-term incentive award strategy. Awards made in connection with a new, extended or expanded employment relationship may involve a different mix of equity awards, depending on the Compensation Committee’s assessment of the total compensation package being offered.
   Long-Term Incentive Plan (LTIP)
The Compensation Committee determined that, beginning with the 2015–2017 performance cycle, selected executives, including all of our NEOs, will no longer participate in the LTIP and that long-term equity awards for our NEOs will be granted solely via a combination of stock option, RSU and PSU awards. However, our NEOs continue to participate in the 2014–2016 LTIP performance cycle.
The LTIP is a three-year plan designed to focus executives on achievement of longer-term objectives that are intended to ensure our long-term strength financially, commercially and in our research and development programs. An additional objective of the LTIP is to promote management continuity in key functional areas. Prior to the commencement of each three-year plan (a “performance cycle”), the Compensation Committee establishes three key corporate-wide metrics against which performance will be measured. These objectives are weighted and awards earned under the LTIP are calculated based on actual performance in relation to these weighted objectives.
The threshold, target and maximum cash payout levels under the current LTIP performance cycle ending in December 2016 will be calculated as a percentage of each NEO’s base salary at the time the LTIP was approved by the Compensation Committee. Share-based payout levels are calculated using the cash-based threshold, target and maximum levels, divided by the average closing price of Celgene stock for the 30 trading days prior to the commencement of the performance cycle.
Payments under the LTIP may be made in cash or restricted shares of our common stock, or a combination thereof, as determined by the Compensation Committee in its sole discretion at the end of each performance cycle. Share-based payout levels remain constant throughout the performance cycle. Therefore, final award values are reflective of the stock price at the end of the measurement period. Specific data pertaining to individual targets and resulting payments under the LTIP can be found elsewhere in this proxy statement under “Key 2015 Compensation Actions and Program Highlights.” Payments, if made, are deferrable for our U.S.-based plan participants.
For the 2013–2015 LTIP plan cycle, awards were settled in shares of our Common Stock, with the exception of Mr. Smith who was paid in cash. For the 2014–2016 LTIP plan cycle, it is the intention of the Compensation Committee to settle in shares of our Common Stock for all NEOs, with the exception of Mr. Smith who will be paid in cash. If the LTIP for the 2014–2016 performance cycle settles in shares of our Common Stock, such shares will be subject to a holding period of one year and one day from the day after the conclusion of the applicable performance cycle.

The Compensation Committee believes that the LTIP performance measures described below properly align executive pay with the interests of our stockholders and achieves a balanced approach to performance-based long-term incentives through focusing executive pay on internal financial measures, and on the external measurement of stock performance in relation to industry comparators.
Performance Cycle	Measurements & Weights		Threshold, Target & Maximum of Financial Measures
2013–2015(1)	Adjusted Revenue	37.5%	90% – 100% – 125%
	Adjusted EPS	37.5%	90% – 100% – 125%
	R-TSR	25%	50th – 70th – 90th (percentiles)
2014–2016(2)	Adjusted Revenue	37.5%	90% – 100% – 110%
	Adjusted EPS	37.5%	90% – 100% – 110%
	R-TSR	25%	35th – 50th – 80th (percentiles)

(1)
The R-TSR achievement under the 2013–2015 performance cycle will be measured relative to the top 34 public U.S. biotechnology and pharmaceutical companies with a sustained market cap above $700M for the last 3 years as measured in June 2012.

(2)
The R-TSR achievement under the 2014–2016 performance cycle will be measured relative to the top 36 public U.S. biotechnology and pharmaceutical companies with a sustained market cap above $700M for the last 3 years as measured in August 2013.

   Other Elements of Compensation
   Retirement Benefits
We do not offer pension benefits to our U.S.-based employees, including our NEOs. Instead, we provide the opportunity to accumulate retirement income through:
•
Equity awards.

•
Nonqualified Deferred Compensation Plan (Nonqualified Plan):   An unfunded plan to which certain U.S.-based management-level employees and each of our NEOs may elect to defer up to 90% of their base salary and up to 100% of their MIP and LTIP payments. For further discussion of the Nonqualified Plan, see “Employer Contributions to the Nonqualified Deferred Compensation Plan” and “Additional Information Regarding Executive Officers — Nonqualified Deferred Compensation Table” elsewhere in this proxy statement.

•
401(k) Plan:   We make matching contributions under our 401(k) Plan in the form of shares of our Common Stock to the Plan accounts of all eligible employees (up to 6% of their eligible earnings or the maximum permitted by law) who participate in the 401(k) Plan and are active employees on the final day of the Plan calendar year or terminated under our qualified retirement requirements during the plan year, including our NEOs. Matching contributions for all employees, including our NEOs, vest 20% per year for the first five years of employment, after which all current and future contributions are 100% vested.

   Other Benefits
We provide our NEOs health and welfare benefits that are consistent with the plans, programs and eligibility provided to other employees. Additionally, we offer our NEOs reimbursement for professional tax and financial counseling of up to $15,000 per calendar year, which alleviates concerns with respect to tax preparation and financial planning, with the goal of minimizing distractions to the effective management of our business. We also offer excess liability insurance to our NEOs, consistent with that offered to other senior-level employees. The Company pays the premium for all participating employees, including our participating NEOs, and the value of the premium paid on his/her behalf is reported as income.

   Employment Agreements
We entered into an employment agreement with Mr. Hugin effective May 1, 2006, which was amended to comply with the deferred compensation rules under Section 409A of the Internal Revenue Code of 1986, as amended (the Code), effective on December 31, 2008. Effective on June 16, 2010, Mr. Hugin’s employment agreement was further amended to reflect his appointment as Chief Executive Officer. In April 2014, at Mr. Hugin’s suggestion, his employment agreement was amended to eliminate his golden parachute (Code Section 280G) excise tax gross-up provision and to provide that if Mr. Hugin becomes entitled to any amounts subject to the excise tax under Section 4999 of the Code relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater after-tax payment (commonly referred to as a “contingent cutback”). Effective March 1, 2016, Mr. Hugin’s employment agreement was further amended to reflect his appointment as Executive Chairman.
We also entered into letter agreements with each of Messrs. Kellogg, Alles and Smith, Dr. Daniel and Ms. Fouse. None of our NEOs is entitled to golden parachute (Code Section 280G) excise tax gross-ups. If Ms. Fouse or Messrs. Kellogg or Smith become entitled to any amounts subject to the excise tax under Code Section 4999 relating to golden parachute payments, such amounts will be subject to a contingent cutback. We discuss the terms and conditions of these agreements elsewhere in this proxy statement under the heading “Additional Information Regarding Executive Officers — Agreements with our Named Executive Officers.”
Key 2015 Compensation Actions and Program Highlights
In fiscal 2015, the Compensation Committee approved adjustments to compensation equity grants and award payouts for each NEO based on performance in relation to pre-approved objectives established under each compensation program as described elsewhere in this proxy statement.
   Base Salary
In its capacity as consultant, each year, Radford provides an analysis of the competitive landscape within our industry and our peer group as additional context in which the Compensation Committee approves salaries for our NEOs. In addition to external market conditions, when deciding on base salary increases, the Compensation Committee also considers performance, value creation and internal alignment. The table below outlines the salary adjustments determined for our NEOs in each fiscal year, reflective of the prior year’s performance, value creation, internal alignment and competitive positioning.
NEO	2014 Salary	2015 Salary	Effective Date of Salary Adjustment	2016 Salary	Effective Date of Salary Adjustment
Robert J. Hugin	$1,400,000	$1,500,000	3/1/2015	$1,500,000	—
Peter Kellogg	$800,000	$824,000	3/1/2015	$850,000	3/1/2016
Mark J. Alles*	$850,000	$875,500	3/1/2015	$1,100,000	3/1/2016
Thomas O. Daniel, M.D.	$700,000	$721,000	3/1/2015	$721,000	—
Jacqualyn A. Fouse, Ph.D.*	$825,000	$849,800	3/1/2015	$960,000	3/1/2016
Scott A. Smith	$600,000	$650,000	3/1/2015	$700,000	3/1/2016

*
Effective March 1, 2016, Mr. Alles was promoted to CEO and Ms. Fouse was promoted to President and Chief Operating Officer. Their new salaries, as reflected above, were also effective on that date.

   Annual Bonus (MIP) Payout for Fiscal 2015
In December 2014, the Compensation Committee determined that adjusted (non-GAAP) diluted EPS, adjusted (non-GAAP) total revenue and certain non-financial measures continued to be appropriate measures for use in connection with the fiscal 2015 MIP and approved these targets for the fiscal 2015 MIP. The Compensation Committee believes that these measures, balanced with our long-term objective of maintaining a significant research and development reinvestment rate, fuel our long-term growth, best serve our patients and reflect true operating performance. In setting these objectives, the Compensation Committee considered our fiscal 2014 performance and established the fiscal 2015 targets, not based on the prior year’s targets, but based on actual performance, which was higher than the previously established targets. This approach, balanced with our long-term strategic plan, was intended to deliver strong financial results to our stockholders.
For fiscal 2015, Messrs. Hugin, Alles, Kellogg, and Smith, Dr. Daniel and Ms. Fouse received MIP cash bonus payments determined entirely by the achievement of corporate goals. The corporate performance measures for fiscal 2015 were based on the following components and associated weights:
56% Financial Objectives
•
28% on adjusted (non-GAAP) total revenue — Target range of $9.0 – $9.5 billion; and

•
28% on adjusted (non-GAAP) diluted EPS — Target range of $4.60 – $4.75 per share

44% Non-Financial Objectives (Selected Strategic Corporate Objectives)
•
advancement of our hematology clinical and regulatory pipeline: REVLIMID® in newly diagnosed multiple myeloma, mantle cell lymphoma and non-Hodgkin’s lymphoma; POMALYST®/IMNOVID® in relapsed refractory multiple myeloma;

•
advancement of our oncology clinical and regulatory pipeline: ABRAXANE® in pancreatic cancer and breast cancer;

•
advancement of our inflammation and immunology clinical and regulatory pipeline: OTEZLA® in psoriasis, Crohn’s disease and Behçet’s disease; and

•
clinical advancement of early stage product candidates, both internally and through external collaborations.

We have not disclosed all of the non-financial targets or performance in relation to targets for the fiscal 2015 MIP performance period because we believe that disclosing such information that represents confidential business information could place us at a competitive disadvantage by providing detailed insight into our strategic corporate and financial goals.
Based on our full year financial results, the Compensation Committee determined that the MIP score for fiscal 2015 was 101.375% of target, which includes both financial and non-financial performance, with weighted scores of 56% and 45.375%, respectively. These fiscal 2015 financial achievements include adjusted (non-GAAP) diluted EPS of $4.71 and adjusted (non-GAAP) total revenue (which was the same as GAAP total revenue) of  $9.256 billion. Among the achievements in the clinical area were the progression of multiple key strategic studies both domestically and internationally, and the deepening of our pipeline through strategic external collaborations.
Financial measures that are not defined by GAAP provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during and after certain items that would not otherwise be apparent on a GAAP basis. For purposes of calculating our adjusted (non-GAAP) financial measures, we exclude certain items that management and the Compensation Committee do not believe affect our basic operations and do not meet the GAAP definition of unusual or non-recurring items. Adjusted (non-GAAP) total revenue, adjusted (non-GAAP) net income and adjusted (non-GAAP) diluted earnings per share are not, and should not be viewed as, a substitute for similar GAAP items. The following is a discussion of the differences between each adjusted (non-GAAP) financial measure included in this proxy statement with the most comparable financial measure calculated and presented in accordance with GAAP:
•
Adjusted (non-GAAP) total revenue of  $9.256 billion was the same as GAAP total revenue in fiscal 2015.

•
Adjusted (non-GAAP) net income of  $3.882 billion vs. GAAP net income of  $1.602 billion in fiscal 2015. The difference between the two figures is primarily attributable to (i) the effects of charges for share-based employee compensation expense, (ii) upfront payment expense for research and development collaboration arrangements, (iii) the amortization of intangible assets resulting from the acquisitions of Abraxis BioScience Inc. (Abraxis), Pharmion Corp., Gloucester Pharmaceuticals, Inc. (Gloucester), Avila Therapeutics, Inc. (now known as Celgene Avilomics Research, Inc.) (Avila), and Quanticel Pharmaceuticals, Inc. (Quanticel), (iv) changes in the fair value of contingent consideration issued as part of the Abraxis, Gloucester, Avila, Nogra Pharma Limited, and Quanticel acquisitions, (v) acquisition related costs from the acquisitions of Receptos, Inc. and Quanticel, (vi) restructuring charges related to the relocation of certain operations into our two Summit, New Jersey locations, as well as costs associated with certain headcount reductions, and (vii) the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments, including the effects of acquisition related matters, adjustments to the amount of unrecognized tax benefits, adjustments related to the gain on the sale of an equity investment and nonrecurring items connected with the launch of new products. Each of items (i) through (vii) is excluded from the adjusted (non-GAAP) figure, but included in the GAAP figure.
•
Adjusted (non-GAAP) diluted earnings per share of  $4.71 vs. GAAP diluted earnings per share of $1.94 in fiscal 2015. The difference between the two figures is primarily attributable to the effect of net income items (i) through (vii) listed above. Each of such items (i) through (vii) above is excluded from the adjusted (non-GAAP) figure but included in the GAAP figure.

For a reconciliation of the adjusted (non-GAAP) financial measures to the most comparable financial measure calculated and presented in accordance with GAAP for fiscal 2015, see Appendix A to this proxy statement.
Under the MIP, the Compensation Committee may provide, at the time of grant, for the adjustment, modification or amendment of the performance measures and targets in the plan to reflect certain events that affect such performance measures and targets, including (i) restructurings, discontinued operations, extraordinary items or events, corporate transactions (including dispositions or acquisitions) and other unusual or non-recurring items, and (ii) changes in tax law or accounting standards required by GAAP.
   Fiscal 2015 MIP — Payouts for NEOs
NEO	Bonus Target for Fiscal 2015	Corporate Weighting X Corporate Score	Bonus Paid 2/29/2016	2016 Target
Robert J. Hugin	150%	100% x 101.375%	$2,255,594	125%
Peter Kellogg	70%	100% x 101.375%	$581,893	75%
Mark J. Alles	90%	100% x 101.375%	$794,907	125%
Thomas O. Daniel, M.D.	70%	100% x 101.375%	$509,156	70%
Jacqualyn A. Fouse, Ph.D.	80%	100% x 101.375%	$685,836	90%
Scott A. Smith	75%	100% x 101.375%	$487,867	80%
   Fiscal 2016 MIP
Consistent with prior years, the annual incentive bonus for fiscal 2016 will be based on a percentage of annual base salary earnings for each NEO. Below are the financial and selected non-financial targets for the fiscal 2016 MIP:
56% Financial Objectives(1)
•
28% on adjusted (non-GAAP) total revenue — Target range of $10.5 to $11.0 billion; and

•
28% on adjusted (non-GAAP) diluted EPS — Target range of $5.50 to $5.70 per share.

44% Non-Financial Objectives (Selected Strategic Corporate Objectives)(1)
•
advancement of our hematology clinical and regulatory pipeline: REVLIMID® in newly diagnosed multiple myeloma transplant eligible maintenance and non-Hodgkin’s lymphoma; POMALYST®/IMNOVID® in relapsed refractory multiple myeloma; and our late-stage pipeline assets in myeloid diseases;

•
advancement of our oncology clinical and regulatory pipeline: ABRAXANE® in breast cancer, as adjuvant therapy in surgically resected pancreatic cancer, and in immuno-oncology combination therapies;

•
advancement of our inflammation and immunology clinical and regulatory pipeline: OTEZLA® in ulcerative colitis, Behçet’s disease and pediatric psoriasis; GED-0301 in Crohn’s disease and ulcerative colitis and ozanimod in relapsing multiple sclerosis and ulcerative colitis;

•
achieve reimbursement for our commercial products in key geographies and markets; and

•
clinical advancement of early stage product candidates, both internally and through external collaborations.

(1)
Matters discussed in this proxy statement, including financial targets, may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. No forward-looking statement can be guaranteed. Risks and uncertainties include risks associated with current or pending research and development activities, actions by the U.S. Food and Drug Administration and other regulatory authorities, and those other factors detailed in our filings with the SEC.

   Equity Compensation
Pursuant to the philosophy and approach described elsewhere in this proxy statement, for fiscal 2015, Radford recommended, and the Compensation Committee approved, the following equity awards for our NEOs:
			PSUs(3)
Name	Stock Options(1)	RSUs(2)	Threshold	Target	Max
Robert J. Hugin	201,600(4)	16,300(5)	14,700	29,400	58,800(5)
Peter Kellogg	36,050(6)	11,536(8)(9)	3,100	6,200	12,400(8)
Mark J. Alles	36,050(6)	12,429(8)(9)	3,100	6,200	12,400(8)
Thomas O. Daniel, M.D.	36,050(6)	10,643(8)(9)	3,100	6,200	12,400(8)
Jacqualyn A. Fouse, Ph.D.	36,050(6)	11,982(8)(9)	3,100	6,200	12,400(8)
Scott A. Smith	30,875(7)	11,536(8)(9)	3,100	6,200	12,400(8)

(1)
Stock options are awarded in equal amounts on a quarterly basis, vest 25% per year over four years from the date of grant and have an exercise price equal to the fair market value of our Common Stock on the date of grant. In the event of death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control, vesting of stock options will accelerate. In the event of retirement as defined under the 2008 Stock Incentive Plan, stock options will continue to vest for three years from the NEO’s retirement date (except for Mr. Hugin, the details of which are described under “Agreements with our Named Executive Officers — Employment Agreement with Mr. Hugin”).

(2)
RSUs are subject to three-year, service-based cliff vesting. In the event of death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control, vesting of RSUs will accelerate. In the event of retirement as defined under the 2008 Stock Incentive Plan, RSUs granted on or after April 29, 2013 will vest on retirement, but will be payable on the earlier of death, permanent disability or the originally scheduled vesting dates following the NEO’s retirement date (except for Mr. Hugin, the details of which are described under “Agreements with our Named Executive Officers — Employment Agreement with Mr. Hugin”).

(3)
PSUs are subject to three-year, performance-based cliff vesting. In the event of death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control, vesting of PSUs will accelerate and shares will be payable upon the vest date based on actual plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two year period commencing on a change in control. In the event of retirement as defined under the 2008 Stock Incentive Plan, a pro-rata portion of PSUs will vest and be payable based on actual performance at the end of the performance period.
(4)
In fiscal 2015, Mr. Hugin was granted 79,500 stock options in the first quarter and 40,700 stock options in each of the next three quarters.

(5)
Mr. Hugin was granted 29,400 PSUs in February 2015 and 16,300 RSUs in May 2015.

(6)
In fiscal 2015, Messrs. Alles and Kellogg, Dr. Daniel, and Ms. Fouse were granted 10,175 stock options in the first quarter, and 8,625 stock options in each of the next three quarters.

(7)
In fiscal 2015, Mr. Smith was granted 5,000 stock options in the first quarter and 8,625 stock options in each of the next three quarters.

(8)
Messrs. Alles, Kellogg and Smith, Dr. Daniel, and Ms. Fouse were each granted 6,200 PSUs in February 2015 and 3,500 RSUs in May 2015.

(9)
In December 2015, the Compensation Committee awarded one-time grants to Ms. Fouse of 8,482 RSUs, Mr. Alles of 8,929 RSUs, Dr. Daniel of 7,143 RSUs, Mr. Kellogg of 8,036 RSUs and Mr. Smith of 8,036 RSUs, to recognize their contributions in fiscal 2015 and their expected future value creation.

   LTIP
During fiscal 2015, our eligible NEOs received an award for the 2012–2014 performance cycle, based on overall achievement under the plan of 161.5% of target, the details of which have been disclosed in other public filings, with the exception of Mr. Smith who was paid in cash. We have not disclosed the specific performance targets under the LTIP because these targets represent confidential business information that could place us at a competitive disadvantage by providing insight into our long-term performance and financial goals. After the conclusion of the 2013–2015 performance cycle, the Compensation Committee approved the performance in relation to the pre-established measures, consisting of three financial performance objectives: (1) non-GAAP total revenue (weighting of 37.5%), (2) non-GAAP EPS (weighting of 37.5%), and (3) R-TSR (weighting of 25%). With the exception of Mr. Smith, who was paid in cash, the 2013–2015 LTIP payouts were made in restricted shares of common stock based on achievement of 156.9% of performance objectives as determined by the Compensation Committee.
Our NEOs are also eligible to receive an award for the remaining three-year 2014–2016 performance cycle and it is the intention of the Compensation Committee to settle these awards through the issuance of shares (except for Mr. Smith, who will be paid in cash), which will be subject to a holding period of one year and one day from the day after the conclusion of the applicable performance cycle. The 2013–2015 LTIP cycle completed at the end of 2015 and our NEOs received shares of our Common Stock based on overall achievement under the plan (except for Mr. Smith, who was paid in cash) as discussed below. As previously discussed, our NEOs do not participate in the 2015–2017 and 2016–2018 LTIP cycles. The targets under the LTIP are expressed as a percentage of the NEO’s annual base salary at the time his or her participation was approved by the Compensation Committee.
   2013–2015 Performance Period
The actual payouts under the LTIP for the 2013–2015 performance period, reflecting the June 2014 two-for-one stock split, were as follows:
Name	2013−2015 Payout(1)(2)
Robert J. Hugin	49,922 shares
Peter N. Kellogg	7,822 shares
Mark J. Alles	25,840 shares
Thomas O. Daniel, M.D.	25,045 shares
Jacqualyn A. Fouse, Ph.D.	29,219 shares
Scott A. Smith	$372,566

(1)
The shares actually received were based on a percentage of achievement of performance (156.9%) as approved by the Compensation Committee multiplied by the target payouts as determined by the Compensation Committee based on a percentage of each NEO’s December, 2012 base salary, except for Mr. Kellogg, whose target payout was based on a percentage of his July 1, 2014 base salary and was prorated for the number of full months of participation in the performance cycle.

(2)
Share-based payouts for our NEOs (except Mr. Kellogg) were determined using the average closing price of our Common Stock for the 30 trading days immediately prior to the commencement of the performance cycle which began on January 1, 2013. For Mr. Kellogg, the share-based payout was determined using the average closing price of our Common Stock for the 30 trading days preceding his hire date of July 1, 2014. Mr. Smith did not have a share-based target and was paid in cash.

   2014–2016 Performance Period
The potential payouts (in either cash or shares, as determined by the Compensation Committee), expressed as the NEO’s base salary multiplied by the applicable percentage (threshold, target or maximum), under the LTIP for the 2014–2016 performance period are reflective of the June 2014 two-for-one stock split and are as follows:
Name	Threshold(1)(4)	Target(2)(4)	Maximum(3)(4)
Robert J. Hugin	$640,000	$1,600,000	$2,560,000
	7,810 shares	19,526 shares	31,240 shares
Peter N. Kellogg	$333,333	$666,667	$1,333,333
	4,155 shares	8,310 shares	16,621 shares
Mark J. Alles	$335,000	$670,000	$1,340,000
	4,088 shares	8,176 shares	16,352 shares
Thomas O. Daniel, M.D.	$324,500	$649,000	$1,298,000
	3,960 shares	7,920 shares	15,840 shares
Jacqualyn A. Fouse, Ph.D.	$378,500	$757,000	$1,514,000
	4,618 shares	9,238 shares	18,476 shares
Scott A. Smith	$122,500	$245,000	$490,000

(1)
The threshold cash payout is 50% of December, 2013 base salary for all of our NEOs except Messrs. Kellogg and Smith, Mr. Kellogg’s threshold cash payout is 50% of his July 1, 2014 base salary and is prorated for the number of full months of participation in the performance cycle. Mr. Smith’s threshold cash payout is 25% of his December 2013 base salary.

(2)
The target cash payout is 125% of December, 2013 base salary for Mr. Hugin and 100% for Mr. Alles, Dr. Daniel and Ms. Fouse. Mr. Kellogg’s target cash payout is 100% of his July 1, 2014 base salary and is prorated for the number of full months of participation in the performance cycle. Mr. Smith’s target cash payout is 50% of his December 2013 base salary.

(3)
The maximum cash payout is 200% of the aforementioned base salary for all of our NEOs except Mr. Kellogg and Mr. Smith. Mr. Kellogg’s maximum cash payout is 200% of his July 1, 2014 base salary and is prorated for the number of full months in the plan. Mr. Smith’s maximum cash payout is 100% of his December 2013 base salary.

(4)
Share-based threshold, target and maximum payout levels for the applicable NEOs (except Mr. Kellogg) are determined using the average closing price of our Common Stock for the 30 trading days immediately prior to the commencement of the performance cycle which began on January 1, 2014. For Mr. Kellogg, the share-based threshold, target and maximum payout levels are determined using the average closing price of our Common Stock for the 30 trading days preceding his hire date of July 1, 2014.

   Matching Contributions
Our 401(k) Plan is a tax-qualified retirement savings plan available to all of our eligible employees, including our NEOs. Under the 401(k) Plan, we make discretionary matching contributions to participants (including our NEOs) in the form of shares of our Common Stock to such participant’s plan account of up to 6% of their eligible earnings or the maximum permitted by law. For fiscal 2015, we made matching contributions to our NEOs (deposited in the first quarter of 2016) under the 401(k) Plan as follows:
Name	Matching Contributions under the 401(k) Plan(1)
Robert J. Hugin	135.15572 shares of Common Stock (fair value of $16,186)
Peter Kellogg	135.15572 shares of Common Stock (fair value of $16,186)
Mark J. Alles	135.15572 shares of Common Stock (fair value of $16,186)
Thomas O. Daniel, M.D	135.15572 shares of Common Stock (fair value of $16,186)
Jacqualyn A. Fouse, Ph.D.	135.15572 shares of Common Stock (fair value of $16,186)
Scott A. Smith	135.15572 shares of Common Stock (fair value of $16,186)

(1)
The matching 401(k) Plan amounts reflect the fair value of the shares as of December 31, 2015 and are included in the Summary Compensation Table, column (i), which is included elsewhere in this proxy statement.

   Employer Contributions to the Nonqualified Deferred Compensation Plan
For fiscal 2015, we made semi-monthly cash matching contributions to the Nonqualified Plan on behalf of Mr. Hugin in the amount of 15% of gross base salary earnings for an aggregate annual contribution of $222,500. Our other NEOs were not eligible to receive matching contributions under the Nonqualified Plan. For further discussion of the Nonqualified Plan, see “Additional Information Regarding Executive Officers — Nonqualified Deferred Compensation Table” elsewhere in this proxy statement.
   Other Benefits
Each of the NEOs is eligible for medical, dental, vision, disability and life insurance coverage on the same terms as other employees. Our executive compensation program also includes limited perquisites and other benefits. Each of our NEOs is eligible for reimbursement of reasonable expenses incurred in obtaining professional tax and financial counseling, up to a maximum of $15,000 annually.
In addition, we provide an excess liability insurance policy to certain senior-level eligible employees. The premiums for such policies are reported as income for our employees, including our NEOs. For fiscal 2015, we made premium payments of  $2,455 on behalf of Messrs. Hugin, Kellogg, Smith and Ms. Fouse, $923 on behalf of Mr. Alles and $1,399 on behalf of Dr. Daniel.
Mr. Hugin also received Company contributions to a health savings account in fiscal 2015 equal to $2,210, the same rate as other employees who enroll in this plan. Attributed costs of the perquisites and other personal benefits described above for our NEOs for fiscal 2013, fiscal 2014 and fiscal 2015 are included in column (i) of the Summary Compensation Table included elsewhere in this proxy statement.
   Policy with respect to Compensation Deductibility
Our policy with respect to the deductibility limit of Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in our best interest. We reserve the right to authorize the payment of non-deductible compensation if we deem that it is appropriate to do so under the circumstances.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS
The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Respectfully submitted,
THE COMPENSATION COMMITTEE
Ernest Mario, Ph.D., Chairman
Michael D. Casey
James J. Loughlin

ADDITIONAL INFORMATION REGARDING EXECUTIVE OFFICERS
Executive Officers
Our current executive officers are listed in the table below along with their ages and positions. Each executive officer holds the offices set forth opposite his or her name until his or her successor is chosen and qualified at the regular meeting of the Board of Directors to be held on the date of the Annual Meeting.
Name	Age(1)	Position
Robert J. Hugin	61	Executive Chairman (formerly Chairman and Chief Executive Officer)(2)
Mark J. Alles	57	Chief Executive Officer (formerly President and Chief Operating Officer)(2)
Peter N. Kellogg	60	Executive Vice President and Chief Financial Officer
Thomas O. Daniel, M.D.	62	Chairman, Celgene Research
Jacqualyn A. Fouse, Ph.D.	55	President and Chief Operating Officer (formerly President Hematology and Oncology)(2)
Scott A. Smith	54	President, Inflammation & Immunology
Gerald F. Masoudi	48	Executive Vice President, General Counsel and Corporate Secretary

(1)
As of June 15, 2016

(2)
As of March 1, 2016

Robert J. Hugin is our Executive Chairman. See “Proposal One: Election of Directors — Nominees” for a discussion of Mr. Hugin’s business experience.
Mark J. Alles is our Chief Executive Officer. See “Proposal One: Election of Directors — Nominees” for a discussion of Mr. Alles’ business experience.
Peter N. Kellogg was named Executive Vice President, Chief Financial Officer and Chief Accounting Officer in August 2014. Mr. Kellogg joined Celgene as Executive Vice President in July 2014. Previously, he was Chief Financial Officer and Executive Vice President of Merck & Co. Inc. since August 2007. From 2000 to 2007, Mr. Kellogg served as Chief Financial Officer and Executive Vice President of Finance (since 2003) at Biogen Idec Inc. and the former Biogen, Inc. Before that, he served as Senior Vice President, PepsiCo E-Commerce at PepsiCo Inc. from March to July 2000 and as Senior Vice President and Chief Financial Officer, Frito-Lay International, from March 1998 to March 2000. From 1987 to 1998, he served in a variety of senior financial, international and general management positions at PepsiCo and the Pepsi-Cola International, Pepsi-Cola North America, and Frito-Lay International divisions. Prior to joining PepsiCo, Mr. Kellogg was a senior consultant with Arthur Andersen & Co. and Booz Allen & Hamilton. Since March 2007, Mr. Kellogg has been a Director of Metabolix, Inc., a public bioscience and engineering company focused on providing sustainable solutions to the plastics and chemicals industries. He received a BSE from Princeton University in 1978 and an MBA from The Wharton School in 1982.
Thomas O. Daniel, M.D. has been Chairman, Celgene Research since January 2016. He served as Executive Vice President & President, Research and Early Development from February, 2012 through December, 2015, and was President, Research & Early Development since December, 2006. He formerly served as Chief Scientific Officer and Director of Ambrx from August, 2003, and as Vice President, Research at Amgen where he was Research Site Head for Amgen, Seattle and Therapeutic Area Head of Inflammatory Diseases. He served as Senior Vice President of Discovery Research at Immunex, prior to Amgen’s acquisition of Immunex. Dr. Daniel serves on the Board of the PhRMA Foundation, is co-chair of the Biomedical Advisory Committee (BMAC) of PhRMA, serves as a member of the Therapeutic Advisory Board of aTyr Pharma, and is a director of Juno Therapeutics and PharmAkea Therapeutics. Dr. Daniel serves as a member of the Biomedical Science Advisory Board of Vanderbilt University Medical Center. A nephrologist and former academic investigator, Dr. Daniel was previously the K.M. Hakim

Professor of Medicine and Cell Biology at Vanderbilt University, and Director of the Vanderbilt Center for Vascular Biology. His research was supported by the NIH and the Howard Hughes Medical Institute. He earned his M.D. from the University of Texas, Southwestern, and completed medical residency at Massachusetts General Hospital.
Jacqualyn A. Fouse, Ph.D. is our President and Chief Operating Officer. See “Proposal One: Election of Directors — Nominees” for a discussion of Ms. Fouse’s business experience.
Scott A. Smith was named President, Inflammation & Immunology (I & I) in August 2014. Previously he was Senior Vice President, Global Head of I & I. He joined Celgene in 2008 as Vice President, Global Marketing Inflammation and Immunology. From 2003 to 2008, Mr. Smith was with Biovail, holding positions of General Manager Biovail U.S., General Manager Biovail Canada and Global Commercial Head. As Global Commercial Head for Biovail, he was responsible for global revenue generation, global commercial strategies, business development strategy, and input into global regulatory and clinical development strategies. Prior to Biovail, Mr. Smith was with Pharmacia/Upjohn for 16 years where he held various positions including Vice President U.S. Sales, Vice President Marketing Europe based in Paris, Vice President and Commercial Lead for Canada based in Toronto, and Commercial and Regulatory Head for South East Asia based in Hong Kong. Mr. Smith holds a BSc in Chemistry and an HBSc in Pharmacology and Toxicology from the University of Western Ontario and a Masters of International Business Management from the American Graduate School of International Management (Thunderbird).
Gerald F. Masoudi joined us in April 2015 as Executive Vice President, and assumed the additional roles of General Counsel and Corporate Secretary since May 2015. Mr. Masoudi serves on our management’s Executive Committee, Management Committee and Corporate Market Access Committee. Mr. Masoudi joined Celgene from Covington & Burling LLP, a leading international law firm, where he was a partner and served as co-chair of the Food and Drug practice group since May 2009. At Covington, he advised multinational companies and trade associations on significant litigation, enforcement, regulatory and public policy matters. Before joining Covington, Mr. Masoudi served as Chief Counsel of the U.S. Food and Drug Administration (FDA). Before joining the FDA as Chief Counsel, Mr. Masoudi served as Deputy Assistant Attorney General for international, policy and appellate matters in the Antitrust Division of the U.S. Department of Justice. Before his government service, Mr. Masoudi was a trial and litigation partner with the law firm Kirkland & Ellis LLP. Immediately following his graduation from law school, he clerked for Judge Frank H. Easterbrook of the U.S. Court of Appeals for the Seventh Circuit. Mr. Masoudi received his J.D. from The University of Chicago Law School, graduating with high honors and serving on the editorial board of the Law Review. He received his B.A. in economics from Amherst College, Phi Beta Kappa.

SUMMARY COMPENSATION TABLE
The following table sets forth information regarding compensation earned by our NEOs for the fiscal years ended December 31, 2015, 2014, and 2013.
Name and Principal Position (as of 12/31/15)	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert J. Hugin CEO and Chairman(6)	2015	$1,483,333	—	$5,431,237	$7,944,888	$7,370,103	—	$243,351	$22,472,912
	2014	$1,380,000	—	$3,899,980	$9,614,448	$9,110,269	—	$231,416	$24,236,113
	2013	$1,262,500	—	$3,554,100	$8,729,638	$7,236,693	—	$212,854	$20,995,785
Peter N. Kellogg Executive Vice President and Chief Financial Officer	2015	$820,000	—	$2,072,789	$1,405,470	$1,383,257	—	$24,120	$5,705,636
	2014	$400,000	—	$5,815,094	$3,313,252	$560,000	—	$9,098	$10,097,444
Mark J. Alles President and Chief Operating Officer	2015	$871,250	—	$2,176,127	$1,405,470	$3,442,215	—	$17,109	$7,912,171
	2014	$767,917	—	$901,257	$2,077,620	$4,278,167	—	$21,272	$8,046,233
	2013	$666,667	—	$1,186,586	$2,440,484	$3,188,449	—	$20,511	$7,502,697
Thomas O. Daniel, M.D. Chairman, Celgene Research	2015	$717,500	—	$1,969,451	$1,405,470	$3,075,016	—	$174,541	$7,341,978
	2014	$691,500	—	$767,672	$1,921,324	$4,141,720	—	$148,364	$7,670,580
	2013	$645,833	—	$1,059,360	$2,269,123	$3,165,006	—	$100,434	$7,239,756
Jacqualyn A. Fouse, Ph.D. President Hematology and Oncology	2015	$845,667	—	$2,124,401	$1,405,470	$3,679,323	—	$18,641	$8,073,502
	2014	$803,250	—	$901,257	$2,077,620	$4,867,123	—	$22,238	$8,671,488
	2013	$753,333	—	$1,059,360	$2,269,123	$3,692,296	—	$21,829	$7,795,941
Scott A. Smith President, Immunology & Inflammation	2015	$641,667	—	$2,072,789	$1,189,715	$860,433	—	$18,641	$4,783,245
	2014	$546,246	—	$837,784	$1,141,664	$719,941	—	$22,238	$3,267,873

(1)
No bonuses are reportable under column (d) but rather are included as non-equity incentive plan compensation under column (g).

(2)
The value of RSU awards in column (e) and stock options in column (f) equals the fair value at date of grant, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The value of PSUs in column (e) equals the fair value at date of grant determined based on the probable outcome of the award, excluding the effect of estimated forfeitures. These values are calculated in accordance with FASB ASC 718. The assumptions used in determining the grant date fair values of these RSU, PSU and option awards for their respective years are set forth in Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2015 filed with the SEC. The value of the PSUs on the grant date assuming the maximum award would be as follows: $6,839,616 for Mr. Hugin and $1,442,368 for each of the other NEOs.

(3)
The amounts in column (g) reflect the aggregate cash awards to the NEOs under the fiscal 2015, fiscal 2014 and fiscal 2013 MIP and the 2011–2013, 2012–2014, and 2013-2015 performance cycles under the LTIP. The 2013–2015 LTIP was paid in shares of our Common Stock (except for Scott Smith who was paid in cash) with a one year and one day hold and the dollar value of that stock award on the share delivery date is reflected in this amount and in the table below. The payouts under the fiscal 2015 MIP and the 2013–2015 LTIP performance cycle were approved by the Compensation Committee on January 27, 2016 and paid shortly thereafter. The MIP and the LTIP are discussed in further detail under the heading “Key 2015 Compensation Actions and Program Highlights” and which, for purposes of this Summary Compensation Table, have been characterized as “Non-Equity Incentive Plan Compensation” under this column (g) rather than “Bonus” under column (d). The amounts of the MIP bonus and the value of the LTIP share payouts as of the share delivery date are shown below.

NEO	2015 MIP	2013−2015 LTIP
Robert J. Hugin	$2,255,594	$5,114,509
Peter Kellogg	$581,893	$801,364
Mark J. Alles	$794,907	$2,647,308
Thomas O. Daniel, M.D.	$509,156	$2,565,860
Jacqualyn A. Fouse, Ph.D.	$685,836	$2,993,487
Scott A. Smith	$487,867	$372,566
(4)
We do not have a pension plan for our NEOs. Under our Nonqualified Plan, there are no above-market or preferential earnings.

(5)
The amounts in column (i) reflect the following:

Name	Year	Value of Employer Contributions to the Nonqualified Plan*	Value of Matching Contributions To the 401(k) Plan in Shares of Common Stock**	Professional Tax and Financial Counseling	Excess Liability Insurance Premiums	Contributions to Health Savings Account	Other***	Total
Robert J. Hugin	2015	$222,500	$16,186	—	$2,455	$2,210	—	$243,351
	2014	$207,000	$19,908	—	$2,330	$2,178	—	$231,416
	2013	$189,375	$19,597	—	$2,232	$1,650	—	$212,854
Peter Kellogg	2015	—	$16,186	$5,479	$2,455	—	—	$24,120
	2014	—	$7,019	$2,079	—	—	—	$9,098
Mark J. Alles	2015	—	$16,186	—	$923	—	—	$17,109
	2014	—	$19,908	—	$1,364	—	—	$21,272
	2013	—	$19,597	—	$914	—	—	$20,511
Thomas O. Daniel, M.D.	2015	—	$16,186	—	$1,399	—	$156,956	$174,541
	2014	—	$19,908	—	$518	—	$127,938	$148,364
	2013	—	$19,597	—	$2,232	—	$78,605	$100,434
Jacqualyn A. Fouse, Ph.D.	2015	—	$16,186	—	$2,455	—	—	$18,641
	2014	—	$19,908	—	$2,330	—	—	$22,238
	2013	—	$19,597	—	$2,232	—	—	$21,829
Scott A. Smith	2015	—	$16,186	—	$2,455	—	—	$18,641
	2014	—	$19,908	—	$2,330	—	—	$22,238

*
Reflects company matching contributions for Mr. Hugin.

**
The value of the matching contributions to the 401(k) Plan is based on the number of shares of Common Stock multiplied by the closing price of our Common Stock on December 31 of the respective year.

***
Reflects Company-paid costs in the amount of $72,113 and a tax gross-up in the amount of $84,843 provided to Dr. Daniel in fiscal 2015 in conjunction with housing accommodations. In fiscal 2014, reflects Company paid costs in the amount of $62,792 and a tax gross-up in the amount of $65,146 provided to Dr. Daniel in conjunction with housing accommodations. In fiscal 2013, reflects Company paid costs in the amount of $51,919 and a tax gross-up in the amount of $26,686 provided to Dr. Daniel in connection with housing accommodations.

(6)
Mr. Hugin serves as a member of the Board of Directors but does not receive any compensation in such capacity.

Agreements with our Named Executive Officers
Employment Agreement with Mr. Hugin
Effective as of May 1, 2006, we entered into an employment contract with Mr. Hugin, which was subsequently amended (i) effective December 31, 2008 solely for the purpose of addressing the deferred compensation requirements under Section 409A of the Code, (ii) effective on June 16, 2010 in connection with Mr. Hugin’s becoming Chief Executive Officer, (iii) effective in April 2014, at Mr. Hugin’s suggestion, to eliminate his golden parachute (Code Section 280G) excise tax gross-up provision and to provide that if Mr. Hugin becomes entitled to any amounts subject to the excise tax under Section 4999 of the Code relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater after-tax payment, and (iv) to reflect Mr. Hugin’s appointment as Executive Chairman effective March 1, 2016.
The employment agreement had an initial term of three years and will automatically extend for successive one-year terms unless either we or Mr. Hugin provide written notice to the other, at least six months prior to the expiration of the then term, of such party’s intention to terminate his employment at the end of such term, unless terminated sooner as provided in Mr. Hugin’s employment agreement.
The following is a summary of other provisions of Mr. Hugin’s employment agreement, which is qualified in its entirety by reference to the full employment agreement (as amended):
•
If Mr. Hugin’s employment is terminated due to his disability or incapacitation or for any reason other than by us for “cause,” or due to his death, Mr. Hugin is entitled to receive a lump sum payment equal to Mr. Hugin’s then annual base salary, a pro rata share of Mr. Hugin’s annual target bonus (based on the assumption that all performance or other criteria had been met) and certain accrued benefits. Further, if Mr. Hugin’s employment is terminated by us without “cause” or because of disability or incapacitation or by Mr. Hugin for “good reason” at any time during the two-year period following or during the 90-day period prior to a “change in control,” Mr. Hugin is entitled to receive a lump sum payment equal to three times Mr. Hugin’s then annual base salary plus three times Mr. Hugin’s highest annual bonus paid within the three years prior to the change in control, certain accrued benefits, payment of health and welfare premiums for Mr. Hugin and his dependents for three years or, in certain instances, substitute arrangements on a similar tax basis and, upon the occurrence of a “change in control,” full and immediate vesting of all stock options and equity awards; provided that such payment will be reduced by any payment made to Mr. Hugin prior to the “change in control” on account of Mr. Hugin’s termination.

•
Mr. Hugin is subject to a non-competition provision which applies during the period he is employed by us and until the first anniversary after the date his employment terminates (or, if change in control payments and benefits are paid, generally the second anniversary of the later of the date his employment terminates or the change in control date). In addition, the employment agreement contains a patent/inventions assignment provision and a perpetual confidentiality provision.

For purposes of Mr. Hugin’s employment agreement, “cause” generally means:
•
the conviction of a crime involving moral turpitude or a felony;

•
acts or omissions taken in bad faith and to the detriment of the Company; or

•
a breach of any material term of such agreement.

For purposes of Mr. Hugin’s employment agreement, “good reason” generally means, without Mr. Hugin’s consent:
•
the failure to elect or appoint Mr. Hugin to, or re-elect or reappoint Mr. Hugin to, or removal of Mr. Hugin from, his position with the Company;

•
a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities normally attached to Mr. Hugin’s position;

•
a determination by Mr. Hugin made in good faith that, as a result of a change in control, he is unable effectively to carry out the authorities, powers, functions, duties or responsibilities attached to his position;

•
a breach by the Company of any material provision of the employment agreement;

•
a reduction in annual base salary;

•
a 50-mile or greater relocation of the Company’s principal office;

•
the failure of the Company to continue any health or employee benefit plan, in which Mr. Hugin is participating immediately prior to a change in control, unless Mr. Hugin is provided substantially comparable benefits at no greater after-tax cost, or the Company’s taking any action which adversely affects Mr. Hugin’s participation in or which reduces Mr. Hugin’s benefits under any such plan; or

•
the failure of a successor to assume the employment agreement.

For purposes of Mr. Hugin’s employment agreement, “change in control” generally means:
•
any person becomes the beneficial owner of Company securities which represent 30% of the total combined voting power of the Company’s then outstanding securities;

•
a merger, consolidation or other business combination of the Company;

•
the persons who are members of the Board of Directors during any consecutive two year period cease to constitute at least a majority of the Board of Directors; or

•
the approval by the stockholders of the Company of any plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company’s assets.

The definition of  “change in control” that applies if Mr. Hugin is terminated by the Company without cause or by Mr. Hugin for good reason during the 90-day period prior to a “change in control” is the definition provided in the Treasury regulations under Section 409A of the Code, which eliminates, among other things, the approval by the Company’s stockholders of any plan of complete liquidation.
Letter Agreement with Mr. Kellogg
Mr. Kellogg’s employment letter agreement, effective July 1, 2014, provides for an initial base salary of $800,000 and a target incentive under the MIP equal to 70% of eligible base salary earnings (as defined in the MIP) up to a maximum of 200% based on achievement of corporate performance objectives. Mr. Kellogg received a one-time grant of stock options to purchase 100,000 shares of Common Stock and 60,000 RSUs (in each case, adjusted to reflect the two-for-one stock split in June 2014). The stock options are subject to service-based vesting over four years and the RSUs are subject to a three year service-based cliff vesting schedule. Mr. Kellogg is entitled to participate in our Nonqualified Plan and is eligible for reimbursement for reasonable expenses incurred in obtaining professional tax and financial counseling up to a maximum of $15,000 annually. Mr. Kellogg is entitled to participate in our U.S. health and welfare benefit programs. If Mr. Kellogg’s employment is terminated by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary and bonus at target, plus continuation of health benefits, less applicable taxes. Further, in the event of a change in control, Mr. Kellogg would be entitled to receive a lump sum payment equal to 18 months’ base salary and bonus plus continuation of benefits, less applicable taxes, and his unvested stock options and RSUs would become fully vested if his employment is terminated within two years of a change in control. If Mr. Kellogg becomes entitled to any amounts subject to the excise tax under Code Section 280G relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater payment amount to Mr. Kellogg. Effective March 1, 2016, Mr. Kellogg’s annual base salary is $850,000.

Letter Agreement with Mr. Alles
During 2012, Mr. Alles was elevated to the roles of Executive Vice President and Chief Commercial Officer (and later in 2012 to Executive Vice President and Global Head, Hematology and Oncology) responsible for the commercial operations of the Company. Commensurate with that promotion, we amended the terms of an earlier employment letter agreement with Mr. Alles. Under the amended terms, Mr. Alles is entitled to an annual base salary of  $650,000 and a target incentive under the MIP equal to 60% of eligible base salary earnings (as defined in the MIP) (up to a maximum of 200% of target). Mr. Alles also received, on March 1, 2012, a one-time grant of options to purchase 25,000 shares of Common Stock and a grant of 8,334 RSUs, and a fiscal 2012 grant of options to purchase 66,600 shares of Common Stock and a grant of 11,200 RSUs (in each case, adjusted to reflect the two-for-one stock split in June 2014). The stock options are subject to service-based vesting over four years and the RSUs are subject to three-year service-based cliff vesting. Mr. Alles is also entitled to participate in our Nonqualified Plan. If Mr. Alles’ employment is terminated by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary, less applicable taxes, and per the terms of the MIP, if his employment is terminated by us for reasons other than cause, he would be entitled to a prorated MIP bonus at target. Mr. Alles is entitled to participate in our U.S. health and welfare benefit programs. We do not have any separate change in control agreements or arrangements with Mr. Alles. Mr. Alles was promoted to Chief Executive Officer effective March 1, 2016 with an annual base salary of  $1.1 million. In addition, Mr. Alles was elected to serve as a member of our Board of Directors effective February 11, 2016.
Letter Agreement with Dr. Daniel
During 2012, Dr. Daniel was elevated to the roles of Executive Vice President and President, Research and Early Development. Commensurate with that promotion, we amended the terms of an earlier employment letter agreement with Dr. Daniel. Under the amended terms, Dr. Daniel is entitled to an annual base salary of   $630,000 and a target incentive under the MIP equal to 60% of eligible base salary earnings (as defined in the MIP) (up to a maximum of 200% of target). Dr. Daniel also received, on March 1, 2012, a one-time grant of options to purchase 25,000 shares of Common Stock and a grant of 8,334 RSUs, and a fiscal 2012 grant of options to purchase 66,600 shares of Common Stock and a grant of 11,200 RSUs (in each case, adjusted to reflect the two-for-one stock split in June 2014). The stock options are subject to service-based vesting over four years and the RSUs are subject to three-year service-based cliff vesting. Dr. Daniel is also entitled to participate in our Nonqualified Plan. If Dr. Daniel’s employment is terminated by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary and bonus, less applicable taxes. Dr. Daniel is entitled to participate in our U.S. health and welfare benefit programs. We do not have any separate change in control agreements or arrangements with Dr. Daniel.
Letter Agreement with Ms. Fouse
Ms. Fouse’s employment letter agreement, effective September 27, 2010, provides for an initial base salary of   $700,000 and a target incentive under the MIP equal to 65% of eligible base salary earnings (as defined in the MIP) (up to a maximum of 200%). The letter agreement provided that Ms. Fouse would receive a one-time grant of options to purchase 250,000 shares of Common Stock and 33,000 RSUs and an initial annual grant of options to purchase 90,000 shares of Common Stock and 15,600 RSUs (in each case, adjusted to reflect the two-for-one stock split in June 2014). The stock options are subject to service-based vesting over four years and the RSUs are subject to a three year service-based cliff vesting schedule. Ms. Fouse is entitled to participate in our Nonqualified Plan and she received a one-time cash contribution into her Nonqualified Plan account of $1,000,000 with a three-year ratable vesting schedule. Ms. Fouse also is entitled to reimbursement for reasonable expenses incurred in obtaining professional tax and financial counseling up to a maximum of $15,000 annually. Ms. Fouse is entitled to participate in our U.S. health and welfare benefit programs. If Ms. Fouse’s employment is terminated by us for any reason other than for cause, she would be entitled to receive a lump sum payment equal to 12 months’ base salary and bonus plus continuation of health benefits, less applicable taxes. In the event of a change in control, Ms. Fouse would be entitled to receive a lump sum payment equal to 18 months’ base salary and bonus plus continuation of benefits, less applicable taxes, and that her unvested stock options and RSUs would become fully vested if her employment is terminated in connection with a change in control. If Ms. Fouse becomes entitled to any amounts subject to the excise tax under Code Section 280G relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater payment amount to Ms. Fouse. Ms. Fouse was promoted to President and Chief Operating Officer effective March 1, 2016 with an annual base salary of  $960,000. In addition, Ms. Fouse was elected to serve as a member of our Board of Directors effective February 11, 2016.
Letter Agreement with Mr. Smith
During 2014, Mr. Smith was elevated to the role of President Inflammation & Immunology. Commensurate with that promotion, we amended the terms of an earlier employment letter agreement with Mr. Smith. Under the amended terms, Mr. Smith was entitled to a base salary of  $600,000 and a target incentive under the MIP equal to 75% of eligible base salary earnings (as defined in the MIP) up to a maximum of 200% of target. In April 2015, Mr. Smith’s employment letter agreement was further amended to provide that in the event his employment is terminated as a result of a change of control or by us for any reason other than for cause, he would be entitled to receive a lump sum payment equal to 12 months’ base salary and 12 months’ bonus at target plus continuation of benefits, less applicable taxes. Additionally, in the event of a change of control, if Mr. Smith becomes entitled to any amounts subject to the excise tax under Code Section 280G relating to golden parachute payments, such amounts will be reduced to the extent necessary to avoid such excise tax if such reduction would result in a greater payment amount to Mr. Smith. Mr. Smith is entitled to participate in our U.S. health and welfare benefit programs and is also eligible to participate in our Nonqualified Plan. We do not have any separate change in control agreements or arrangements with Mr. Smith. Effective March 1, 2016, Mr. Smith has an annual base salary of $700,000.

GRANTS OF PLAN-BASED AWARDS TABLE
The following table provides information about equity and non-equity awards granted to NEOs eligible to participate in fiscal 2015: (a) the name; (b) the grant date; (c), (d) and (e) the estimated future potential payouts for the target and maximum potential MIP payouts that could have been earned in fiscal 2015; (f), (g) and (h) the estimated future potential share payouts for PSU awards granted during 2015; (i) all stock awards, which consist of RSUs awarded to NEOs in 2015; (j) all stock option awards, which consist of the number of shares underlying stock options awarded to NEOs in 2015; (k) the exercise price of the stock option awards, which reflects the closing price of the shares of our Common Stock on the date of grant; and (l) the grant date fair value of each equity award, computed in accordance with FASB ASC 718.
Name	Grant Date	Comm Action(1)	Estimated Potential/Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Potential/Future Payouts Under Equity Incentive Plan Awards (#)(3)			Stock Awards Number of Shares of Stock or Units(4)	Awards Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Stock And Options ($/Sh)(5)	Grant Date Fair Value of PSUs Stock and Options(6)
			Threshold	Target	Maximum	Threshold	Target	Maximum
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert J. Hugin	2/2/2015	2/11/2014								79,500	$118.57	$3,314,498
	2/17/2015	2/17/2015(3)(2)	$—	$2,250,000	$4,500,000	14,700	29,400	58,800		—	—	$3,639,867
	5/4/2015	2/17/2015								40,700	$109.90	$1,402,107
	5/4/2015	2/17/2015							16,300	—	$109.90	$1,791,370
	7/27/2015	2/17/2015								40,700	$132.56	$1,633,291
	11/9/2015	2/17/2015								40,700	$114.08	$1,594,992
Peter N. Kellogg	2/2/2015	2/11/2014								10,175	$118.57	$424,214
	2/17/2015	2/17/2015(3)(2)	$—	$576,800	$1,153,600	3,100	6,200	12,400		—	—	$758,213
	5/4/2015	2/17/2015								8,625	$109.90	$297,130
	5/4/2015	2/17/2015							3,500	—	$109.90	$384,650
	7/27/2015	2/17/2015								8,625	$132.56	$346,121
	11/9/2015	2/17/2015								8,625	$114.08	$338,005
	12/16/2015	2/17/2015							8,036	—	$115.72	$929,926
Mark J. Alles	2/2/2015	2/11/2014								10,175	$118.57	$424,214
	2/17/2015	2/17/2015(3)(2)	$—	$787,950	$1,575,900	3,100	6,200	12,400		—	—	$758,213
	5/4/2015	2/17/2015								8,625	$109.90	$297,130
	5/4/2015	2/17/2015							3,500	—	$109.90	$384,650
	7/27/2015	2/17/2015								8,625	$132.56	$346,121
	11/9/2015	2/17/2015								8,625	$114.08	$338,005
	12/16/2015	2/17/2015							8,929	—	$115.72	$1,033,264
Thomas O. Daniel, M.D.	2/2/2015	2/11/2014								10,175	$118.57	$424,214
	2/17/2015	2/17/2015(3)(2)	$—	$504,700	$1,009,400	3,100	6,200	12,400		—	—	$758,213
	5/4/2015	2/17/2015								8,625	$109.90	$297,130
	5/4/2015	2/17/2015							3,500	—	$109.90	$384,650
	7/27/2015	2/17/2015								8,625	$132.56	$346,121
	11/9/2015	2/17/2015								8,625	$114.08	$338,005
	12/16/2015	2/17/2015							7,143	—	$115.72	$826,588
Jacqualyn A. Fouse, Ph.D.	2/2/2015	2/11/2014								10,175	$118.57	$424,214
	2/17/2015	2/17/2015(3)(2)	$—	$679,840	$1,359,680	3,100	6,200	12,400		—	—	$758,213
	5/4/2015	2/17/2015								8,625	$109.90	$297,130
	5/4/2015	2/17/2015							3,500	—	$109.90	$384,650
	7/27/2015	2/17/2015								8,625	$132.56	$346,121
	11/9/2015	2/17/2015								8,625	$114.08	$338,005
	12/16/2015	2/17/2015							8,482	—	$115.72	$981,538
Scott A. Smith	2/2/2015	2/11/2014								5,000	$118.57	$208,459
	2/17/2015	2/17/2015(3)(2)	$—	$487,500	$975,000	3,100	6,200	12,400		—	—	$758,213
	5/4/2015	2/17/2015								8,625	$109.90	$297,130
	5/4/2015	2/17/2015							3,500	—	$109.90	$384,650
	7/27/2015	2/17/2015								8,625	$132.56	$346,121
	11/9/2015	2/17/2015								8,625	$114.08	$338,005
	12/16/2015	2/17/2015							8,036	—	$115.72	$929,926

(1)
“Comm Action” refers to the date the Compensation Committee voted to approve the fiscal 2015 stock option, RSU and PSU grants listed in column (b), with respect to stock options, RSUs and PSUs granted under the 2008 Stock Incentive Plan.

(2)
The amounts reflected in columns (d) and (e) include the potential target and maximum payouts of the awards granted in fiscal 2015 to each NEO under the MIP, which were established by the Compensation Committee on February 17, 2015. See “Key 2015 Compensation Actions and Program Highlights — Annual Bonus (MIP) Payout for Fiscal 2015” under the heading “Compensation Discussion and Analysis” for more information regarding the bonus targets under the MIP. See footnote 3 to the Summary Compensation Table for the actual amounts that were approved by the Compensation Committee on January 27, 2016 and paid to the NEOs shortly thereafter under the MIP. The maximum MIP for each of our NEOs is 200% of the annual bonus target.

(3)
The amounts reflected in columns (f), (g) and (h) represent the threshold, target and maximum number of shares of Celgene Common Stock that can be delivered at the end of the PSU measurement period. The number of shares to be delivered under the PSU grants depend on the level of achievement compared to established threshold, target and maximum levels for non-GAAP revenue, non-GAAP EPS and relative total shareholder return, with linear interpolation used to determine the payout percentage if performance levels fall between threshold, target and maximum levels. If performance goals do not reach the threshold level then no shares will be delivered. For more information about PSUs, see “Compensation Discussion and Analysis – Long-Term Incentives – Mix of Equity Awards” elsewhere in this proxy statement.

(4)
All stock options and RSUs granted in fiscal 2015 were granted pursuant to our 2008 Stock Incentive Plan. All options were granted at the fair market value of Common Stock on the effective date of grant. All RSUs vest in full on the third anniversary of the grant date.

(5)
This column reflects the closing price of the shares of our Common Stock on the date of the grant, which equals the exercise price for the stock options granted and the grant date fair value per share of RSUs granted.

(6)
This column reflects the full grant date fair value of stock options and RSUs computed in accordance with FASB ASC 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, granted to the NEO in fiscal 2015. This column also reflects the grant date fair value of PSUs computed in accordance with FASB ASC 718 determined based on the probable outcome of the award (i.e., achievement at target performance), excluding the effect of estimated forfeitures. The actual value, if any, that a NEO may realize upon exercise of stock options will depend on the excess of the stock price over the base value on the date of exercise, so there is no assurance that the value realized by a NEO will be at or near the value computed in accordance with FASB ASC 718. The assumptions used in determining the grant date fair values of these awards are set forth in Note 14 to our Consolidated Financial Statements, which are included in our Annual Report on Form 10-K for fiscal 2015 filed with the SEC.

OUTSTANDING EQUITY AWARDS VALUE AT FISCAL YEAR-END TABLE
The following tables provide information on holdings of stock options and stock awards as of December 31, 2015, by our Named Executive Officers. Each equity grant is shown separately for each NEO. For additional information about the option awards, see “Compensation Discussion and Analysis — Equity Grants under our 2008 Stock Incentive Plan” elsewhere in this proxy statement.
Robert J. Hugin
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert J. Hugin						60,000	$7,185,600
						44,500	$5,329,320
						16,300	$1,952,088
								18,375	$2,200,590
	—	40,700		$132.56	07/27/2025
	—	843		$118.57	02/02/2025
	—	78,657		$118.57	02/02/2025
	—	40,700		$114.08	11/09/2025
	—	40,700		$109.90	05/04/2025
	—	1		$103.10	10/27/2024
	19,875	59,624		$103.10	10/27/2024
	39,750	119,250		$87.64	07/28/2024
	58,748	58,752		$78.12	10/28/2023
	—	1,344		$74.30	02/03/2024
	29,374	86,782		$74.30	02/03/2024
	58,748	58,752		$71.33	07/29/2023
	58,748	58,752		$59.24	04/29/2023
	—	2,020		$49.48	01/28/2023
	48,500	46,480		$49.48	01/28/2023
	60,000	—		$36.78	10/09/2017
	72,750	24,250		$36.68	10/31/2022
	72,750	24,250		$36.47	04/30/2022
	—	2,750		$36.36	01/30/2022
	67,500	19,750		$36.36	01/30/2022
	45,000	—		$35.91	07/08/2018
	15,000	—		$35.91	07/08/2018
	72,750	24,250		$34.70	07/30/2022
	90,000	—		$32.42	10/31/2021
	60,000	—		$31.21	04/08/2018
	50,000	—		$30.74	04/13/2020
	90,000	—		$29.89	05/02/2021
	60,000	—		$29.27	07/10/2017
	90,000	—		$29.24	08/01/2021
	60,000	—		$29.02	04/10/2017
	76,000	—		$28.94	10/12/2020
	45,000	—		$28.90	10/14/2018
	15,000	—		$28.90	10/14/2018
	3,508	—		$28.50	01/12/2020
	46,492	—		$28.50	01/12/2020
	22,708	—		$27.43	01/09/2017
	7,292	—		$27.43	01/09/2017
	50,000	—		$27.28	10/13/2019
	76,000	—		$26.17	07/13/2020
	3,880	—		$25.77	01/31/2021

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	72,120	—		$25.77	01/31/2021
	3,970	—		$25.18	01/13/2019
	56,030	—		$25.18	01/13/2019
	4,030	—		$24.81	01/08/2018
	55,970	—		$24.81	01/08/2018
	50,000	—		$23.01	07/14/2019
	37,500	—		$19.51	04/14/2019
	12,500	—		$19.51	04/14/2019
Peter N. Kellogg
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Peter N. Kellogg						60,000	$7,185,600
						2,100	$251,496
						8,036	$962,391
						3,500	$419,160
						3,410	$408,382
								3,875	$464,070

	—	8,625		$132.56	07/27/2025
	—	9,332		$118.57	02/02/2025
	—	843		$118.57	02/02/2025
	2,940	8,820		$117.18	12/19/2024
	—	8,625		$114.08	11/09/2025
	—	8,625		$109.90	05/04/2025
	2,543	7,632		$103.10	10/27/2024
	23,846	71,538		$86.65	08/01/2024
	1,154	3,462		$86.65	08/01/2024

Mark J. Alles
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark J. Alles						11,000	$1,317,360
						8,929	$1,069,337
						6,560	$785,626
						4,550	$544,908
						4,200	$502,992
						3,500	$419,160
								3,875	$464,070

	—	2,157		$132.56	07/27/2025
	—	6,468		$132.56	07/27/2025
	—	843		$118.57	02/02/2025
	—	1,701		$118.57	02/02/2025
	—	7,631		$118.57	02/02/2025
	3,917	7,835		$117.18	12/19/2024
	—	3,918		$117.18	12/19/2024
	—	2,157		$114.08	11/09/2025
	—	6,468		$114.08	11/09/2025
	—	2,157		$109.90	05/04/2025
	—	6,468		$109.90	05/04/2025
	—	1		$103.10	10/27/2024
	—	2,543		$103.10	10/27/2024
	2,543	5,088		$103.10	10/27/2024
	5,087	10,175		$87.64	07/28/2024
	—	5,088		$87.64	07/28/2024
	6,562	6,562		$81.56	12/02/2023
	—	6,564		$81.56	12/02/2023
	5,912	5,912		$78.12	10/28/2023
	—	5,914		$78.12	10/28/2023
	—	11,824		$74.30	02/03/2024
	—	1,344		$74.30	02/03/2024
	—	4,570		$74.30	02/03/2024
	5,912	5,912		$71.33	07/29/2023
	—	5,914		$71.33	07/29/2023
	5,912	11,826		$59.24	04/29/2023
	—	2,020		$49.48	01/28/2023
	4,162	6,306		$49.48	01/28/2023
	8,750	8,750		$40.22	12/17/2022
	1,506	2,704		$36.96	03/01/2022
	4,744	3,546		$36.96	03/01/2022
	4,162	4,164		$36.68	10/31/2022
	4,162	4,164		$36.47	04/30/2022
	4,162	4,164		$34.70	07/30/2022
	1,266	—		$31.21	04/08/2018
	1,128	—		$30.74	04/13/2020
	4,528	—		$29.02	04/10/2017
	2,292	—		$28.50	01/12/2020
	2,634	—		$27.43	01/09/2017
	1,720	—		$25.77	01/31/2021
	2,500	—		$25.18	01/13/2019
	2,438	—		$24.81	01/08/2018
	1,926	—		$19.24	04/01/2019

Thomas O. Daniel, M.D.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Thomas O. Daniel, M.D.						11,000	$1,317,360
						7,143	$855,446
						5,000	$598,800
						4,200	$502,992
						3,500	$419,160
						3,410	$408,382
								3,875	$464,070

	—	2,157		$132.56	07/27/2025
	—	6,468		$132.56	07/27/2025
	—	843		$118.57	02/02/2025
	—	1,701		$118.57	02/02/2025
	—	7,631		$118.57	02/02/2025
	2,940	5,880		$117.18	12/19/2024
	—	2,940		$117.18	12/19/2024
	—	2,157		$114.08	11/09/2025
	—	6,468		$114.08	11/09/2025
	—	2,157		$109.90	05/04/2025
	—	6,468		$109.90	05/04/2025
	—	1		$103.10	10/27/2024
	—	2,543		$103.10	10/27/2024
	2,543	5,088		$103.10	10/27/2024
	5,087	10,175		$87.64	07/28/2024
	—	5,088		$87.64	07/28/2024
	10,000	5,000		$81.56	12/02/2023
	—	5,000		$81.56	12/02/2023
	11,824	5,912		$78.12	10/28/2023
	—	5,914		$78.12	10/28/2023
	5,912	11,824		$74.30	02/03/2024
	—	1,344		$74.30	02/03/2024
	—	4,570		$74.30	02/03/2024
	11,824	5,912		$71.33	07/29/2023
	—	5,914		$71.33	07/29/2023
	11,824	5,912		$59.24	04/29/2023
	—	5,914		$59.24	04/29/2023
	8,324	4,162		$49.48	01/28/2023
	—	2,020		$49.48	01/28/2023
	—	2,144		$49.48	01/28/2023
	16,874	—		$40.22	12/17/2022
	—	5,626		$40.22	12/17/2022
	—	2,704		$36.96	03/01/2022
	—	3,546		$36.96	03/01/2022
	12,486	—		$36.68	10/31/2022
	—	4,164		$36.68	10/31/2022
	—	4,164		$36.47	04/30/2022
	12,486	—		$36.47	04/30/2022
	—	4,164		$34.70	07/30/2022
	12,486	—		$34.70	07/30/2022
	2,000	—		$29.75	12/27/2020

Jacqualyn A. Fouse, Ph.D.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jacqualyn A. Fouse, Ph.D.						11,000	$1,317,360
						8,482	$1,015,804
						5,000	$598,800
						4,550	$544,908
						4,200	$502,992
						3,500	$419,160
								3,875	$464,070

	—	2,157		$132.56	07/27/2025
	—	6,468		$132.56	07/27/2025
	—	843		$118.57	02/02/2025
	—	9,332		$118.57	02/02/2025
	3,917	11,753		$117.18	12/19/2024
	—	2,157		$114.08	11/09/2025
	—	6,468		$114.08	11/09/2025
	—	8,625		$109.90	05/04/2025
	—	1		$103.10	10/27/2024
	2,543	7,631		$103.10	10/27/2024
	5,087	15,263		$87.64	07/28/2024
	10,000	10,000		$81.56	12/02/2023
	11,824	11,826		$78.12	10/28/2023
	—	1,344		$74.30	02/03/2024
	5,912	16,394		$74.30	02/03/2024
	11,824	11,826		$71.33	07/29/2023
	11,824	11,826		$59.24	04/29/2023
	—	2,020		$49.48	01/28/2023
	8,324	6,306		$49.48	01/28/2023
	16,874	5,626		$40.22	12/17/2022
	18,750	6,250		$36.96	03/01/2022
	12,486	4,164		$36.68	10/31/2022
	12,486	4,164		$36.47	04/30/2022
	—	2,750		$36.36	01/30/2022
	16,874	2,876		$36.36	01/30/2022
	12,486	4,164		$34.70	07/30/2022
	22,500	—		$32.42	10/31/2021
	22,500	—		$29.89	05/02/2021
	22,500	—		$29.24	08/01/2021
	13,768	—		$29.05	10/01/2020
	236,232	—		$29.05	10/01/2020
	22,500	—		$28.94	10/12/2020
	3,880	—		$25.77	01/31/2021
	18,620	—		$25.77	01/31/2021

Scott A. Smith
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Scott A. Smith						10,000	$1,197,600
						8,036	$962,391
						6,400	$766,464
						5,000	$598,800
						3,750	$449,100
						3,500	$419,160
						3,410	$408,382
								3,875	$464,070
	—	8,625		$132.56	07/27/2025
	—	843		$118.57	02/02/2025
	—	4,157		$118.57	02/02/2025
	2,940	8,820		$117.18	12/19/2024
	—	8,625		$114.08	11/09/2025
	—	8,625		$109.90	05/04/2025
	—	1		$103.10	10/27/2024
	1,250	3,749		$103.10	10/27/2024
	2,500	7,500		$87.64	07/28/2024
	7,500	7,500		$81.56	12/02/2023
	5,000	5,000		$78.12	10/28/2023
	—	1,344		$74.30	02/03/2024
	2,500	6,156		$74.30	02/03/2024
	5,000	5,000		$71.33	07/29/2023
	—	644		$59.24	04/29/2023
	5,000	4,356		$59.24	04/29/2023
	—	1,250		$49.48	01/28/2023
	2,500	1,250		$49.48	01/28/2023
	11,250	3,750		$40.22	12/17/2022
	3,750	1,250		$36.68	10/31/2022
	—	1,250		$36.47	04/30/2022
	3,750	—		$36.47	04/30/2022
	—	1,250		$36.36	01/30/2022
	3,750	—		$36.36	01/30/2022
	—	258		$34.70	07/30/2022
	3,750	992		$34.70	07/30/2022
	5,000	—		$32.42	10/31/2021
	20,000	—		$31.54	11/30/2021
	702	—		$30.74	04/13/2020
	11,398	—		$30.74	04/13/2020
	736	—		$29.89	05/02/2021
	4,264	—		$29.89	05/02/2021
	5,000	—		$29.24	08/01/2021
	2	—		$28.94	10/12/2020
	12,098	—		$28.94	10/12/2020
	2,750	—		$28.50	01/12/2020
	12,100	—		$26.17	07/13/2020
	3,026	—		$25.77	01/31/2021
	9,074	—		$25.77	01/31/2021
	1,250	—		$25.18	01/13/2019
	646	—		$23.01	07/14/2019
	2,750	—		$19.51	04/14/2019

(1)
Represents vested options under the 1992 Long-Term Incentive Plan and the 2008 Stock Incentive Plan.

(2)
Pursuant to the 2008 Stock Incentive Plan, options granted to employees (including the NEOs) are immediately exercisable. The shares of Common Stock acquired upon exercise would be subject to the same vesting schedule as the underlying options (i.e., in four equal annual installments beginning on the first anniversary of the grant date).

(3)
Pursuant to the 2008 Stock Incentive Plan, RSUs granted to the NEOs vest in full on the third anniversary of the grant date.

(4)
Represents the number of unvested RSUs or PSUs multiplied by the closing price of Celgene Common Stock on December 31, 2015.

(5)
Represents the number of PSUs granted in 2015 for the 2015-2017 performance period that were considered outstanding at December 31, 2015 based on 2015 performance compared to non-GAAP revenue, non-GAAP EPS and R-TSR performance goals established for the PSUs granted in 2015. The portions of the grants that are measured on non-GAAP revenue and non-GAAP EPS are included at threshold level and the portion of the grants that are measured on R-TSR are included at target level.

OPTION EXERCISES AND STOCK VESTED TABLE
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)
(a)	(b)	(c)	(d)	(e)
Robert J. Hugin	—	—	64,135	$6,932,026
Peter N. Kellogg	—	—	135	$16,186
Mark J. Alles	135,364	$10,421,545	31,339	$3,548,313
Thomas O. Daniel, M.D.	92,100	$9,025,123	27,169	$3,080,564
Jacqualyn A. Fouse, Ph.D.	—	—	27,169	$3,080,564
Scott A. Smith	—	—	21,801	$2,362,864

(1)
Stock options granted under the 2008 Stock Incentive Plan vest in four equal annual installments beginning on the first anniversary of the grant date. The value realized when the stock options were exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.

(2)
Value realized on vesting represents (i) the number of RSUs that vested during fiscal 2015 multiplied by the market price of our Common Stock on the respective vesting dates plus (ii) the number of shares acquired on vesting with respect to the Company’s matching contribution to the 401(k) Plan multiplied by the closing price of our Common Stock on December 31, 2015.

NONQUALIFIED DEFERRED COMPENSATION TABLE
Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)	Aggregate Earnings In Last Fiscal Year(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(4)
(a)	(b)	(c)	(d)	(e)	(f)
Robert J. Hugin	$222,500	$222,500	$334,425	—	$10,630,999
Peter Kellogg	$410,000	—	$(10,304)	—	$587,598
Mark J. Alles	—	—	—	—	—
Thomas O. Daniel, M.D.	$2,028,466	—	$155,124	—	$6,580,014
Jacqualyn A. Fouse, Ph.D.	$4,115,875	—	$359,185	—	$12,603,994
Scott A. Smith	—	—	$17,654	—	$517,625

(1)
The amounts reported in column (b) reflect deferrals under the Nonqualified Plan of base salary and/or bonus earned by and paid to the applicable NEO in fiscal 2015. A portion of the amounts reported as salary, bonus and/or long term incentives in the Summary Compensation Table, column (c) and/or (g), respectively, were deferred by Mr. Hugin, Ms. Fouse, Mr. Kellogg and Dr. Daniel in fiscal 2015 as follows: with respect to Mr. Hugin $222,500 of salary; with respect to Ms. Fouse $4,115,875 of her 2012-2014 LTIP payment; with respect to Mr. Kellogg $410,000 of salary; and with respect to Dr. Daniel $265,622 of bonus and $1,762,844 of his 2012-2014 LTIP payment.

(2)
The amounts reported in column (c) for the applicable NEOs are also reported and included within “all other compensation” in the “Summary Compensation Table,” column (i).

(3)
None of the amounts reported in column (d) for the applicable NEOs is reported as compensation in the “Summary Compensation Table.”

(4)
The amounts reported in column (f) for the applicable NEOs include previously earned, but deferred, salary and bonus and the value of Company matching contributions that were reported in our Summary Compensation Table in previous years as follows: (i) $1,885,365 in fiscal 2014 and $1,447,571 in fiscal 2013 with respect to Mr. Hugin; (ii) $183,333 in fiscal 2014 with respect to Mr. Kellogg; (iii) $3,823,848 in fiscal 2014 and $790,595 in fiscal 2013 with respect to Ms. Fouse; (iv) $1,582,503 in fiscal 2014 and $872,916 in fiscal 2013 with respect to Dr. Daniel; and (v) $134,645 in fiscal 2014 for Mr. Smith. The total in this column reflects the cumulative value of each NEO’s deferrals, Company matching contributions and investment experience. The amounts reported in column (f) above are also disclosed as “Nonqualified Plan” payments in the tables included in the section entitled, “Potential Payments Upon Termination or Change in Control” for each applicable NEO.

The Nonqualified Plan is an unfunded nonqualified deferred compensation plan to which our U.S.-based NEOs may elect to defer up to 90% of their base salary and up to 100% of other types of compensation (i.e., LTIP awards and MIP awards). Generally, a deferral election must be made no later than December 31 of the previous year, and is irrevocable. Deferrals with respect to salary are deducted from the participant’s salary in equal installments for the period of January 1 to December 31 of each year. These deferral elections are for the salary earned by the participant for the particular salary pay period during that year, which would otherwise be payable to the participant in such pay period. The election to defer salary under the Nonqualified Plan is in addition to any deferral election made by the participant under our 401(k) Plan. Deferrals for performance-based annual bonuses are for those MIP bonuses earned during the year in question, which are payable the following year. The MIP deferral elections may be modified or revoked before June 30 of the year in question.
The Nonqualified Plan authorizes us to make matching contributions at our sole discretion. Currently, the Nonqualified Plan provides for matching contributions up to a maximum of 15% of gross base salary earnings of Mr. Hugin, provided he is actively enrolled in the Plan. The participant is 100% vested at all times in his or her deferred cash account, and matching contributions vest in accordance with the vesting schedule specified by the Compensation Committee at the time the contribution is made.
The Nonqualified Plan credits gains and losses to deferral amounts based upon “deemed” investments in mutual funds investing in equity instruments or debt securities chosen by each participant (which the participant may change at any time) from a “menu” of fund options provided by us. The investment returns credited to participants’ accounts in the Nonqualified Plan correspond to actual returns of the chosen funds. The performance of the mutual funds fluctuates with the conditions of the capital markets and the economy generally, and is affected by prevailing interest rates and credit risks. The investment options under the Nonqualified Plan include:
Fund	2015 Rate of Return
Celgene 30 Year Treasury + 100 bpts	4.01%
Celgene Prime	3.50%
T. Rowe Price Retirement 2010	(0.76)%
T. Rowe Price Retirement 2020	(0.31)%
T. Rowe Price Retirement 2030	(0.02)%
T. Rowe Price Retirement 2040	(0.04)%
Fidelity Retirement Money Market Portfolio	0.02%
Federated Capital Preservation	0.64%
BlackRock Intermediate Bond Portfolio	0.45%
BlackRock High Yield Bond Portfolio	(4.04)%
American Funds Balanced	1.98%
American Century Equity Income	0.79%
MFS Value	(0.54)%
Federated Max-Cap Index	0.78%
Janus Advisor Forty	12.20%
Invesco Mid Cap Core Equity	(4.33)%
Fidelity Advisor Mid Cap	(1.52)%
American Century Small Cap Value	(2.58)%
Royce Premier	(10.13)%
Invesco Small Cap Growth	(1.84)%
American Funds EuroPacific Growth	(0.53)%
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. A distribution is made upon a participant’s separation from service with us, his or her “retirement” (i.e., a participant’s attainment of age 55), a date specified by the participant in his or her compensation deferral agreement, the death of a participant (in such a case, to the designated beneficiary) or a “change in control.” Distributions upon a separation from service may be made in a lump sum or in annual installments of two to 15 years, as elected by the participant. A participant may elect to receive up to three “in-service” distribution dates in a lump sum or two to five annual installments. Payments made on a participant’s separation from service will begin on the first day of the seventh month following the date of separation from service. If a participant dies before installment payments have commenced, a lump sum will be distributed to the participant’s beneficiary as soon as administratively feasible thereafter, to the extent no adverse tax consequences are triggered under Section 409A of the Code. If a participant dies after the date distributions have commenced, then installment payments shall continue to be distributed to such participant’s beneficiary in accordance with the participant’s election. Loans are not permitted under the Nonqualified Plan, although distributions are permitted in the case of certain emergencies.
The Nonqualified Plan is intended to provide participants with a tax deferral opportunity for compensation paid by us. The deferred amounts are not subject to income tax or income tax withholding when earned and deferred, but are fully taxable (and withheld appropriately) when distributed.
Potential Payments upon Termination or Change in Control
The following tables summarize the value of the termination payments and benefits that Messrs. Hugin, Kellogg, and Alles, Dr. Daniel, Ms. Fouse, and Mr. Smith would have received if they had terminated employment or if a change in control of the Company occurred on December 31, 2015 under the circumstances shown. For further description of the employment agreements governing these payments, see “Additional Information Regarding Executive Officers — Agreements with our Named Executive

Officers.” The tables exclude (i) amounts accrued through December 31, 2015 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and earned annual bonus for fiscal 2015, (ii) vested account balances under our 401(k) Plan that is generally available to all of our employees and (iii) any post-employment benefit that is available to all of our salaried employees and does not discriminate in favor of the NEOs.
Robert J. Hugin
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	—	$3,750,000(1)	$3,750,000(1)	$3,750,000(1)	$13,328,190(2)(3)
Acceleration of Stock Options and RSUs	$44,254,755(4)	$44,254,755(4)	$44,254,755(4)	—	$44,254,755(4)
2015 PSU grant	$1,173,648(5)	$1,701,790(5)	$1,701,790(5)	—	$1,701,790(5)
MIP Payment	$2,255,594(6)	$2,255,594(6)	$2,255,594(6)	$2,255,594(6)	$2,255,594(6)
LTIP Payment	$7,045,325(7)	$7,045,325(7)	$7,045,325(7)	—	$7,578,659(8)
Nonqualified Plan	$10,630,999(9)	$10,630,999(9)	$10,630,999(9)	$10,630,999(9)	$10,630,999(9)
Health & Welfare Benefits	—	—	—	—	$344,319(10)
TOTAL	$65,360,321	$69,638,463	$69,638,463	$16,636,593	$80,094,306

(1)
Executive is entitled to receive a lump sum payment equal to the executive’s then annual base salary and a pro rata share of the executive’s annual MIP target bonus (based on the assumption that all performance or other criteria had been met) which equals the total MIP award, assuming the executive’s termination of employment on December 31, 2015.

(2)
Executive is entitled to receive the payments and benefits set forth in this section if his employment is terminated: (i) by us without cause, by the executive for good reason or due to the executive’s disability within two years following a change in control or (ii) by us without cause or by the executive for good reason within 90 days prior to a change in control.

(3)
Executive is entitled to receive a lump sum payment equal to three times the executive’s then annual base salary plus three times the executive’s highest annual MIP bonus paid within the three years prior to the change in control.

(4)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2015. In connection with a change in control, stock options and RSUs will become fully vested without regard to whether there is a termination of employment. For this purpose, “retirement” generally means the executive’s voluntary resignation on or after the executive’s attainment of age 55 and the completion of five years of service, except that for awards granted after April 17, 2013, “retirement” also includes the executive’s attainment of an age plus completed years of service that equals 65, with the completion of a minimum of two years of service.

(5)
Represents the value of PSU units granted in 2015 for the 2015 to 2017 performance period that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 31, 2015. In the event of retirement as defined under the 2008 Stock Incentive Plan, a pro-rata portion of PSUs will vest and be payable based on actual performance at the end of the performance period. The amount included in the table above for retirement is a pro-rated amount for one year of the three-year period completed and assumes achievement at the target performance level at the end of the performance period.

In the event of death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two year period commencing on a change in control. The amounts included in the table above for death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control is based on actual results achieved through September 30, 2015 compared to performance goals for non-GAAP revenue, non-GAAP EPS and R-TSR established for the PSUs granted in 2015. The portions of the grants that are measured on non-GAAP revenue and non-GAAP EPS are not attributed any value due to non-GAAP revenue and non-GAAP EPS at September 30, 2015 not meeting the threshold level of performance for 2017 established for the PSUs. The portion of the grants that are measured on R-TSR are included at 193 percent of target based a comparison of R-TSR at September 30, 2015 compared to the R-TSR performance levels for 2017 established for the PSUs.
(6)
The MIP provides for a pro rata award payable on the executive’s retirement. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2015.

(7)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2013-2015 performance cycle using the closing stock price on December 31, 2015, and (ii) the LTIP award value payable in cash for the 2014-2016 performance cycle on a pro rata basis as of December 31, 2015.

(8)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2013-2015 performance cycle using the closing stock price on December 31, 2015, and (ii) the LTIP award value payable in cash for the 2014-2016 performance cycle on a pro rata basis as of December 31, 2015.

(9)
The Nonqualified Plan provides for payment of deferred compensation (based upon contributions made by Mr. Hugin in the form of payroll deductions and matching company contributions) and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f) included elsewhere in this proxy statement.

(10)
Executive is entitled to payment of health and welfare premiums on a tax grossed-up basis for the executive and his eligible dependents for three years where the first 18 months are continuation of coverage under COBRA.

Peter N. Kellogg
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	n/a	—	—	$1,425,474(1)	$1,837,474(2)
Acceleration of Stock Options and RSUs	n/a	$12,006,324(3)	$12,006,324(3)	—	$12,006,324(3)
2015 PSU grant	n/a	$358,881(4)	$358,881(4)	—	$358,881(4)
MIP Payment	n/a	$581,893(5)	$581,893(5)	$581,893(5)	$581,893(5)
LTIP Payment	n/a	$1,381,207(6)	$1,381,207(6)	—	$1,603,430(7)
Nonqualified Plan	n/a	$587,598(8)	$587,598(8)	$587,598(8)	$587,598(8)
TOTAL	n/a	$14,915,903	$14,915,903	$2,594,965	$16,975,600

(1)
Executive is entitled to receive (i) a lump sum payment equal to the executive’s then annual base salary, and the executive’s annual MIP target bonus (based on the assumption that all performance or other criteria had been met); and (ii) 12 months of continued benefits.

(2)
Executive is entitled to receive 1.5 times the payments and benefits set forth in footnote (1) if his employment is terminated by the Company for any reason on or within two years of a change in control. This amount is calculated based on the target bonus amount prorated for the number of days worked in the plan year.

(3)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2015. Mr. Kellogg’s stock options and RSUs will become fully vested if his employment is terminated in connection with a change in control within two years of the change in control. Additionally, options and RSUs will become fully vested upon termination due to death or permanent disability.

(4)
Represents the value of PSU units granted in 2015 for the 2015 to 2017 performance period that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 31, 2015. In the event of death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two year period commencing on a change in control. The amounts included in the table above for death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control is based on actual results achieved through September 30, 2015 compared to performance goals for non-GAAP revenue, non-GAAP EPS and R-TSR established for the PSUs granted in 2015. The portions of the grants that are measured on non-GAAP revenue and non-GAAP EPS are not attributed any value due to non-GAAP revenue and non-GAAP EPS at September 30, 2015 not meeting the threshold level of performance for 2017 established for the PSUs. The portion of the grants that are measured on R-TSR are included at 193 percent of target based a comparison of R-TSR at September 30, 2015 compared to the R-TSR performance levels for 2017 established for the PSUs.

(5)
The MIP provides for a pro rata award payable on the executive’s retirement, death, disability, termination by company without cause and a change in control. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2015. As of December 31, 2015 Mr. Kellogg does not meet retirement eligibility.

(6)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2013-2015 performance cycle using the closing stock price on December 31, 2015, and (ii) the LTIP award value payable in cash for the 2014-2016 performance cycle on a pro rata basis as of December 31, 2015. As of December 31, 2015 Mr. Kellogg does not meet retirement eligibility.

(7)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2013-2015 performance cycle using the closing stock price on December 31, 2015, and (ii) the LTIP award value payable in cash for the 2014-2016 performance cycle on a pro rata basis as of December 31, 2015.

(8)
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f) included elsewhere in this proxy statement.

Mark J. Alles
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	—	—	—	$875,500(1)	$875,500(1)
Acceleration of Stock Options and RSUs	—	$11,367,751(2)	$11,367,751(2)	—	$11,367,751(2)
2015 PSU grant	$247,504(3)	$358,881(3)	$358,881(3)	—	$358,881(3)
MIP Payment	$794,907(4)	$794,907(4)	$794,907(4)	$794,907(4)	$794,907(4)
LTIP Payment	$3,541,265(5)	$3,541,265(5)	$3,541,265(5)	—	$3,764,598(6)
TOTAL	$4,583,676	$16,062,804	$16,062,804	$1,670,407	$17,161,637

(1)
Executive is entitled to receive (i) a lump sum payment equal to the executive’s then annual base salary.

(2)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2015. Mr. Alles’ stock options and RSUs will become fully vested if his employment is terminated in connection with a change in control within two years of the change in control. Additionally, grants issued after July 1, 2011 will become fully vested upon termination due to death or permanent disability.

(3)
Represents the value of PSU units granted in 2015 for the 2015 to 2017 performance period that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 31, 2015. In the event of retirement as defined under the 2008 Stock Incentive Plan, a pro-rata portion of PSUs will vest and be payable based on actual performance at the end of the performance period. The amount included in the table above for retirement is a pro-rated amount for one year of the three-year period completed and assumes achievement at the target performance level at the end of the performance period.

In the event of death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control, the vesting of PSUs will accelerate and vest in full and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two year period commencing on a change in control. The amounts included in the table above for death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control is based on actual results achieved through September 30, 2015 compared to performance goals for non-GAAP revenue, non-GAAP EPS and R-TSR established for the PSUs granted in 2015. The portions of the grants that are measured on non-GAAP revenue and non-GAAP EPS are not attributed any value due to non-GAAP revenue and non-GAAP EPS at September 30, 2015 not meeting the threshold level of performance for 2017 established for the PSUs. The portion of the grants that are measured on R-TSR are included at 193 percent of target based a comparison of R-TSR at September 30, 2015 compared to the R-TSR performance levels for 2017 established for the PSUs.
(4)
The MIP provides for a pro rata award payable on the executive’s retirement, death, permanent disability, or involuntary termination without cause. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2015.

(5)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2013-2015 performance cycle using the closing stock price on December 31, 2015, and (ii) the LTIP award value payable in cash for the 2014-2016 performance cycle on a pro rata basis as of December 31, 2015.

(6)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2013-2015 performance cycle using the closing stock price on December 31, 2015, and (ii) the LTIP award value payable in cash for the 2014-2016 performance cycle on a pro rata basis as of December 31, 2015.
Thomas O. Daniel, M.D.
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	—	—	—	$1,225,700(1)	$1,225,700(1)
Acceleration of Stock Options and RSUs	—	$10,455,029(2)	$10,455,029(2)	—	$10,455,029(2)
2015 PSU grant	$247,504(3)	$358,881(3)	$358,881(3)	—	$358,881(3)
MIP Payment	$509,156(4)	$509,156(4)	$509,156(4)	$509,156(4)	$509,156(4)
LTIP Payment	$3,432,056(5)	$3,432,056(5)	$3,432,056(5)	—	$3,648,389(6)
Nonqualified Plan	$6,580,014(7)	$6,580,014(7)	$6,580,014(7)	$6,580,014(7)	$6,580,014(7)
TOTAL	$10,768,730	$21,335,136	$21,335,136	$8,314,870	$22,777,169

(1)
Executive is entitled to receive (i) a lump sum payment equal to the executive’s then annual base salary plus target bonus.

(2)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2015. Dr. Daniel’s stock options and RSUs will become fully vested if his employment is terminated without cause in connection with a change in control within two years of the change in control. Additionally, grants issued after July 1, 2011 will become fully vested upon termination due to death or permanent disability.

(3)
Represents the value of PSU units granted in 2015 for the 2015 to 2017 performance period that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 31, 2015. In the event of retirement as defined under the 2008 Stock Incentive Plan, a pro-rata portion of PSUs will vest and be payable based on actual performance at the end of the performance period. The amount included in the table above for retirement is a pro-rated amount for one year of the three-year period completed and assumes achievement at the target performance level at the end of the performance period.

In the event of death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control, the vesting of PSUs will accelerate and vest in full and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two year period commencing on a change in control. The amounts included in the table above for death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control is based on actual results achieved through September 30, 2015 compared to performance goals for non-GAAP revenue, non-GAAP EPS and R-TSR established for the PSUs granted in 2015. The portions of the grants that are measured on non-GAAP revenue and non-GAAP EPS are not attributed any value due to non-GAAP revenue and non-GAAP EPS at September 30, 2015 not meeting the threshold level of performance for 2017 established for the PSUs. The portion of the grants that are measured on R-TSR are included at 193 percent of target based a comparison of R-TSR at September 30, 2015 compared to the R-TSR performance levels for 2017 established for the PSUs.
(4)
The MIP provides for a pro rata award payable on the executive’s retirement, death or permanent disability. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2015.

(5)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The total LTIP payment in the table reflects (i) the

LTIP award value which would have been payable in shares of Celgene stock for the 2013-2015 performance cycle using the closing stock price on December 31, 2015, and (ii) the LTIP award value payable in cash for the 2014-2016 performance cycle on a pro rata basis as of December 31, 2015.
(6)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2013-2015 performance cycle using the closing stock price on December 31, 2015, and (ii) the LTIP award value payable in cash for the 2014-2016 performance cycle on a pro rata basis as of December 31, 2015.

(7)
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f) included elsewhere in this proxy statement.

Jacqualyn A. Fouse, Ph.D.
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	n/a	—	—	$1,539,466(1)	$2,309,199(2)
Acceleration of Stock Options and RSUs	n/a	$11,228,689(3)	$11,228,689(3)	—	$11,228,689(3)
2015 PSU grant	n/a	$358,881(4)	$358,881(4)	—	$358,881(4)
MIP Payment	n/a	$685,836(5)	$685,836(5)	$685,836(5)	$685,836(5)
LTIP Payment	n/a	$4,003,934(6)	$4,003,934(6)	—	$4,256,267(7)
Nonqualified Plan	n/a	$12,603,994(8)	$12,603,994(8)	$12,603,994(8)	$12,603,994(8)
TOTAL	n/a	$28,881,334	$28,881,334	$14,829,296	$31,442,866

(1)
Executive is entitled to receive (i) a lump sum payment equal to the executive’s then annual base salary, and the executive’s annual MIP target bonus (based on the assumption that all performance or other criteria had been met); and (ii) 12 months of continued benefits.

(2)
Executive is entitled to receive 1.5 times the payments and benefits set forth in footnote (1) if her employment is terminated by the Company for any reason on or following a change in control. This amount is calculated based on the target bonus amount prorated for the number of days worked in the plan year.

(3)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2015. Ms. Fouse’s stock options and RSUs will become fully vested if her employment is terminated in connection with a change in control within two years of the change in control. Additionally, grants issued after July 1, 2011 will become fully vested upon termination due to death or permanent disability.

(4)
Represents the value of PSU units granted in 2015 for the 2015 to 2017 performance period that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 31, 2015. In the event of death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two year period commencing on a change in control. The amounts included in the table above for death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control is based on actual results achieved through September 30, 2015 compared to performance goals for non-GAAP revenue, non-GAAP EPS and R-TSR established for the PSUs granted in 2015. The portions of the grants that are measured on non-GAAP revenue and non-GAAP EPS are not attributed any value due to non-GAAP revenue and non-GAAP EPS at September 30, 2015 not meeting the threshold level of performance for 2017 established for the PSUs. The portion of the grants that are measured on R-TSR are included at 193 percent of target based a comparison of R-TSR at September 30, 2015 compared to the R-TSR performance levels for 2017 established for the PSUs.
(5)
The MIP provides for a pro rata award payable on the executive’s retirement, death or permanent disability. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2015. As of December 31, 2015, Ms. Fouse does not meet retirement eligibility.

(6)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2013-2015 performance cycle using the closing stock price on December 31, 2015, and (ii) the LTIP award value payable in cash for the 2014-2016 performance cycle on a pro rata basis as of December 31, 2015. As of December 31, 2015, Ms. Fouse does not meet retirement eligibility.

(7)
Upon a change in control, the executive is entitled to her target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The total LTIP payment in the table reflects (i) the LTIP award value which would have been payable in shares of Celgene stock for the 2013-2015 performance cycle using the closing stock price on December 31, 2014, and (ii) the LTIP award value payable in cash for the 2014-2016 performance cycle on a pro rata basis as of December 31, 2015.

(8)
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f) included elsewhere in this proxy statement.

Scott A. Smith
Benefit	Retirement	Death	Disability	Termination by Company without cause	Termination in Connection with a Change in Control
(a)	(b)	(c)	(d)	(e)	(f)
Cash Severance	n/a	—	—	$1,157,843(1)	$1,157,843(1)
Acceleration of Stock Options and RSUs	n/a	$7,541,035(2)	$7,541,035(2)	—	$7,541,035(2)
2015 PSU grant	n/a	$358,881(3)	$358,881(3)	—	$358,881(3)
MIP Payment	n/a	$487,867(4)	$487,867(4)	$487,867(4)	$487,867(4)
LTIP Payment	n/a	$535,899(5)	$535,899(5)	—	$617,566(6)
Nonqualified Plan	n/a	$517,625(7)	$517,625(7)	$517,625(7)	$517,625(7)
TOTAL	n/a	$9,441,307	$9,441,307	$2,163,335	$10,680,817

(1)
Effective April 15, 2015, executive will be entitled to receive a lump sum payment equal to the executive’s then annual base salary plus target bonus and 12 months of COBRA medical benefits.

(2)
Reflects the excess of the fair market value of the underlying shares over the exercise price of all unvested options and the fair market value of the shares underlying unvested RSUs as of December 31, 2015. Mr. Smith’s stock options and RSUs will become fully vested if his employment is terminated without cause in connection with a change in control within two years of the change in control. Additionally, grants issued after July 1, 2011 will become fully vested upon termination due to death or permanent disability.

(3)
Represents the value of PSU units granted in 2015 for the 2015 to 2017 performance period that would vest after the occurrence of one of the triggering events represented in columns (b) through (f) based on the closing price of Celgene Common Stock on December 31, 2015. In the event of death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control, the vesting of PSUs will accelerate and shares will be payable based on plan performance as of the last day of the calendar quarter preceding the date of death, disability or termination without cause during the two year period commencing on a change in control. The amounts included in the table above for death, permanent disability or involuntary termination without cause during the two year period commencing on a change in control is based on actual results achieved through September 30, 2015 compared to performance goals for non-GAAP revenue, non-GAAP EPS and R-TSR established for the PSUs granted in 2015. The portions of the grants that are measured on non-GAAP revenue and non-GAAP EPS are not attributed any value due to non-GAAP revenue and non-GAAP EPS at September 30, 2015 not meeting the threshold level of performance for 2017 established for the PSUs. The portion of the grants that are measured on R-TSR are included at 193 percent of target based a comparison of R-TSR at September 30, 2015 compared to the R-TSR performance levels for 2017 established for the PSUs.
(4)
The MIP provides for a pro rata award payable on the executive’s retirement, death or permanent disability. The MIP payment in the table reflects the total MIP award, assuming the executive’s termination of employment on December 31, 2015. As of December 31, 2015, Mr. Smith did not meet retirement eligibility.

(5)
The LTIP provides for a pro rata award payable on the executive’s retirement (subject to the approval of the Compensation Committee), death or disability. The total LTIP payment in the table reflects (i) the LTIP award values which would have been payable in cash for the 2013-2015 performance cycle and the 2014-2016 performance cycle on a pro rata basis as of December 31, 2015. As of December 31, 2015, Mr. Smith did not meet retirement eligibility.

(6)
Upon a change in control, the executive is entitled to his target LTIP award for each plan cycle in effect or, if higher, an award based on actual performance through the date of the change in control. The total LTIP payment in the table reflects the LTIP award values which would have been payable in cash for the 2013-2015 and 2014-2016 performance cycles, on a pro rata basis as of December 31, 2015.

(7)
The Nonqualified Plan provides for payment of deferred compensation and earnings thereon. Amounts payable under the Nonqualified Plan are described and quantified in the “Nonqualified Deferred Compensation Table” (column f) included elsewhere in this proxy statement.

DIRECTOR COMPENSATION
On an annual basis, the Compensation Committee, supported by analysis and recommendations from its independent compensation consultant, Radford, considers the cash and equity compensation for our non-employee directors, including the amount and type of compensation, using comparative data, to be paid for the compensation year commencing immediately after the next Annual Meeting of Stockholders. The Compensation Committee currently engages the services of Radford, an Aon Hewitt Company (Radford), as its compensation consultant. Radford meets with the Compensation Committee and provides advice regarding the design and implementation of director compensation programs. Radford provides market data annually and makes recommendations regarding director compensation, including amount and forms of compensation. The Compensation Committee then makes recommendations regarding compensation to the Board of Directors, which makes the final determination on compensation for non-employee directors.
Compensation Philosophy
Consistent with our philosophy and practices for our employees, including our NEOs, we believe that compensation for our non-employee directors should be aligned to the interests of our stockholders, and therefore a significant portion of pay should be at-risk. Our non-employee director compensation program therefore is heavily weighted toward equity rather than cash. In 2015, for example, the compensation awarded non-employee directors who served for the full year averaged approximately 20% cash and 80% equity. In addition, equity awards to non-employee directors, which consist of stock options and RSUs are weighted to emphasize stock options, as these awards accrue value only when the market price of our Common Stock is above the exercise price, aligning non-employee director compensation to stock performance. In 2015, stock options comprised approximately 75% of the equity-based compensation awarded to non-employee directors who served for the full year.
Cash Compensation
For the compensation year commencing immediately after the 2016 Annual Meeting (the 2016–2017 compensation year), in accordance with the recommendation of the Compensation Committee, the Board of Directors did not increase the cash compensation paid to non-employee directors, though unchanged since 2011 and below prevailing market rates for peer companies. Cash compensation for services on our Board of Directors or committees thereof for the 2016–2017 compensation year is as follows:
Description	Annual Fee
Director	$75,000
Lead Director	$35,000
Audit Committee Chair	$30,000
Audit Committee Member	$15,000
Executive Committee Chair	$10,000
Executive Committee Member	$5,000
Compensation Committee Chair	$25,000
Compensation Committee Member	$12,500
Nominating Committee Chair	$15,000
Nominating Committee Member	$7,500
Equity Compensation
Overview
For the 2016–2017 compensation year, the Compensation Committee recommended, and the Board of Directors approved, a combination of 25% RSUs and 75% stock options having an aggregate total value on the date of grant of  $450,000. Those equity awards are in conformity with the terms of a previously disclosed court-approved settlement of a litigation against non-employee members of the Board of Directors. The settlement sets limits on equity grants to non-employee directors for at least four years and requires certain changes in the charter of the Board’s Compensation Committee, which have been made, and certain disclosures concerning non-employee director compensation in our proxy statements. For more information about an amendment to the 2008 Stock Incentive Plan addressing an annual limit on non-employee director equity grants, please see “Proposal Three: Amendment to the Company’s 2008 Stock Incentive Plan.”
For the compensation year ending at the 2016 Annual Meeting, non-employee directors received a grant of 10,000 stock options and 1,000 restricted stock units (RSUs). All stock options granted to non-employee directors vest in full on the earlier of  (i) the date preceding the date of the first annual stockholders’ meeting held following the grant date, and (ii) the first anniversary of the grant date, provided that the director has served in such capacity at all times through such date. All RSUs granted to non-employee directors vest in 3 equal annual installments, beginning on the first anniversary of the grant date, provided, in each case, that the director has served in such capacity at all times through such date.
Stock Ownership Requirements for Non-Employee Directors
Our non-employee directors are subject to stock ownership guidelines and must attain equity ownership equal to five times the current annual retainer amounts of $75,000, or $375,000 in stock value. Non-employee directors must meet these ownership requirements no later than the date that is five years after becoming a non-employee director.
Once established, a non-employee director’s target ownership will not re-adjust automatically as a result of changes in his or her annual cash retainer or changes in the price of our Common Stock. However, the Board of Directors or the Compensation Committee may, from time to time, re-evaluate and revise a particular non-employee director’s target ownership in light of such changes. In determining whether a non-employee director meets the guidelines, we consider owned shares and vested restricted or deferred stock units, but we do not consider stock options or unvested RSUs. With the exception of Mr. Bonney, who was elected to our Board of Directors in April 2015, and Dr. Haller, who was elected to our Board of Directors in October 2015, all of our non-employee directors exceed their stock ownership requirements.
DIRECTOR COMPENSATION TABLE
As described more fully below, the following table summarizes the annual compensation for the non-employee directors serving as members of our Board of Directors during fiscal 2015.
Name	Fees Earned or Paid in Cash	RSU Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Richard W. Barker, D.Phil	$120,000	$112,160	$351,134	—	—	—	$583,294
Michael W. Bonney	$52,500	$112,160	$722,492	—	—	—	$887,152
Michael D. Casey	$142,500	$112,160	$351,134	—	—	—	$605,794
Carrie S. Cox	$90,000	$112,160	$351,134	—	—	—	$553,294
Michael A. Friedman, M.D.	$112,500	$112,160	$351,134	—	—	—	$575,794
Julia A. Haller, M.D.	$15,750	—	$393,770	—	—	—	$409,520
Gilla Kaplan, Ph.D.	$82,500	$112,160	$351,134	—	—	—	$545,794
James J. Loughlin	$117,500	$112,160	$351,134	—	—	—	$580,794
Ernest Mario, Ph.D.	$112,500	$112,160	$351,134	—	—	—	$575,794

(1)
The value of stock awards in column (c) and stock options in column (d) equals the fair value at date of grant, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The value is calculated in accordance with FASB ASC 718. The assumptions used in determining the grant date fair values of these awards are set forth in Note 14 to our Consolidated Financial Statements included in our Annual Report Form 10-K for fiscal 2015 filed with the SEC.

At December 31, 2015, the aggregate number of outstanding vested and unvested stock option awards held by each non-employee director was: Dr. Barker — 89,300 shares; Mr. Bonney — 20,000 shares; Mr. Casey — 215,582 shares; Ms. Cox — 99,000 shares; Dr. Friedman — 124,016 shares; Dr. Haller — 10,000 shares; Dr. Kaplan — 215,582 shares; Mr. Loughlin — 228,082 shares; and Dr. Mario — 86,500 shares.

At December 31, 2015, the aggregate number of outstanding RSUs held by each non-employee director was: Dr. Barker — 4,535 RSUs; Mr. Bonney — 1,000 RSU’s; Mr. Casey — 4,535 RSUs; Ms. Cox — 4,535 RSUs; Dr. Friedman — 4,535 RSUs; Dr. Kaplan — 4,535 RSUs; Mr. Loughlin — 4,535 RSUs; and Dr. Mario — 4,535 RSUs.
At December 31, 2015, the aggregate number of shares deferred upon RSU vesting held by each non-employee director was: Ms. Cox — 16,532 shares; Dr. Friedman — 2,038 shares; Dr. Kaplan — 6,200 shares; and Mr. Loughlin — 6,200 shares.
(2)
We do not have a pension plan or a nonqualified deferred compensation plan for our non-employee directors.

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes shares of our Common Stock to be issued upon exercise of options and warrants, the weighted-average exercise price of outstanding options and warrants and options available for future issuance pursuant to our equity compensation plans as of December 31, 2015:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	83,789,912	$61.99	38,314,119
Equity compensation plans not approved by security holders	—	—	—
Total(1)	83,789,912	$61.99	38,314,119

(1)
Amount includes 7,709,410 RSUs and 334,347 performance-based RSUs, issuable pursuant to our 2008 Stock Incentive Plan. These shares were excluded when calculating the weighted average exercise price of outstanding options, warrants and rights.

AUDIT COMMITTEE REPORT
Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board of Directors submits the following report:
Audit Committee Report to Stockholders
The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of five directors, each of whom is independent as defined by the Nasdaq Listing Rules. The Audit Committee operates under a written charter approved by the Board of Directors and held nine meetings in fiscal 2015. A copy of the charter is available on the Company’s website at www.celgene.com by choosing the “Investor Relations” link then clicking on the “Corporate Governance” section.
Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, including the activities of the Internal Audit function. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.
In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2015 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required by PCAOB Auditing Standard No. 16. In addition, the Audit Committee received the written disclosures from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent registered public accounting firm’s independence from the Company and its management.
Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2015 filed with the SEC.
The Audit Committee also has appointed, subject to stockholder ratification, KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2016.
Respectfully submitted,
THE AUDIT COMMITTEE
James J. Loughlin, Chairman
Richard W. Barker, D.Phil.
Michael W. Bonney
Carrie S. Cox
Julia A. Haller, M.D.

PROPOSAL TWO:
Independent Registered Public Accounting Firm
The Audit Committee has appointed KPMG LLP to serve as our independent registered public accounting firm and to audit our consolidated financial statements and the effectiveness of our internal control over financial reporting for the current year. Representatives of KPMG LLP are expected to be present at the meeting of stockholders and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.
We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Although ratification is not required by our By-laws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.
Principal Accountant Fees and Services
The following table summarizes fees payable for services provided to us by our independent registered public accounting firm, which were pre-approved by the Audit Committee, for fiscal 2014 and fiscal 2015.
	2014	2015
Audit Fees	$6,102,000	$6,660,000
Audit-Related Fees	$116,000	$425,000
Tax Fees	$838,000	$1,285,000
All Other Fees	—	$155,000
Audit Fees:   include fees for professional services rendered for the audits of the consolidated financial statements and effectiveness of internal control over financial reporting of the Company, quarterly reviews, statutory audits, consents and assistance with and review of documents filed with the SEC.
Audit-Related Fees:   include fees for audit-related services consisting of employee benefit plan audits, a 2015 audit of a subsidiary, and in 2014, a contract compliance audit.
Tax Fees:   include fees for international executive and expatriate tax services.
All Other Fees:   include fees for services to support the Company’s privacy program and safe harbor certification process.
The proposal to ratify the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares of Common Stock cast in person or by proxy.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL TWO

PROPOSAL THREE:

Amendment to the Company’s 2008 Stock Incentive Plan
(Amended and Restated as of April 15, 2015)
Our stockholders are being asked to approve an amendment (the “Amendment”) to our 2008 Stock Incentive Plan (amended and restated as of April 15, 2015) (the “Plan”). The Amendment was approved by the Board of Directors on April 13, 2016, to be effective upon stockholder approval. The Amendment includes the following key modifications:
•
Adoption of an aggregate share reserve of 265,263,282 shares of our Common Stock. This number includes our current share reserve of 247,763,282 shares of our Common Stock and 17,500,000 new shares of our Common Stock;

•
Adoption of a limitation on the aggregate equity compensation that may be provided to non-employee members of our Board of Directors during each “compensation year” that commences in each of calendar years 2015 through 2018 as required by the terms of a previously disclosed court-approved settlement of a litigation against non-employee members of our Board of Directors. The settlement defines “compensation year” to mean the period beginning immediately after the occurrence of an annual meeting of our stockholders and ending immediately prior to the occurrence of the annual meeting of our stockholders in the immediately subsequent calendar year. Pursuant to the limitation, equity compensation granted to non-employee directors during each compensation year shall consist of stock options and/or restricted stock units having an aggregate value not in excess of 7,500 restricted stock units (treating each restricted stock unit, solely for this purpose, as having the equivalent value of one non-qualified stock option to purchase three (3) shares of our Common Stock), subject to any applicable adjustment in accordance with the terms of the Plan.

•
In addition, the Amendment includes clarifying changes to employee award provisions regarding vesting acceleration on a change in control or certain employment termination events and the applicability of the five percent (5%) limitation on such awards.

We anticipate filing a Registration Statement on Form S-8 with the SEC to register the additional amount of new shares of our Common Stock to be included in the aggregate share reserve under the Plan, as amended by the Amendment, effective upon and subject to stockholder approval of the Amendment, as soon as practicable upon such stockholders’ approval of the Amendment.
Background of the Proposal to Approve the Amendment
As of April 18, 2016, the closing price of shares of our Common Stock as reported on Nasdaq, was $107.84 per share. In addition, as of April 18, 2016, stock options outstanding and shares available for grant under all of our equity compensation plans are as follows:
Total
Stock options outstanding, all plans(1)	75,990,781
Full-value awards outstanding, all plans	7,894,683
Shares available for awards, all plans(2)	35,834,888

(1)
As of April 18, 2016, the range of the exercise prices of stock options outstanding under all of our equity compensation plans was $19.10 to $132.56, with a weighted-average exercise price of $63.80. The weighted-average remaining contractual life of stock options outstanding under all of our equity compensation plans as of April 18, 2016 was 6.4 years.

(2)
Represents shares of our Common Stock reserved for future awards under all of our equity compensation plans as of April 18, 2016.

The Board of Directors believes that if the Proposal is approved, we will be able to continue to:
•
provide long-term performance incentives to our employees that will benefit our Company and our stockholders;

•
build a global inflammation and immunology franchise of world-class talent that supports both our existing products and indications and positions us for future growth with additional indications and products;

•
evolve our human capital strategy by hiring thought leaders and innovators in key functions that are critical to our long-term success;

•
provide differentiated, meaningful rewards to our top talent and those current employees who provide the greatest value creation for us by granting options and RSUs, and affording these employees the opportunity to earn additional awards based on past performance and expected future contribution; and

•
foster our entrepreneurial company philosophy of broad-based employee stock ownership that has helped make us successful.

The Board of Directors recommends that our stockholders approve the Amendment. If the requisite stockholder approval of the Amendment is not obtained, the provisions relating to the increase in the aggregate share reserve and the requested changes will not take effect. If such approval is not obtained, we may continue to grant awards under the Plan in accordance with the current share reserve and the current terms under the Plan.
The following is a brief summary of the principal provisions of the Plan, as amended by the Amendment. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Plan and the Amendment. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, as amended by the Amendment. A copy of the Amendment is annexed to this proxy statement as Appendix B.
Summary of the Plan
The Plan has several features designed to protect stockholder interests and promote effective corporate governance, which are summarized below, including:
•
The Plan is administered by independent directors;

•
Stock options and stock appreciation rights have a term set by the Compensation Committee up to a maximum of ten years;

•
The exercise price of a stock option and the base price of a stock appreciation right cannot be granted below the fair market value of a share of common stock on the date of grant;

•
Re-pricing of stock options or stock appreciation rights is not permitted without prior stockholder approval;

•
A minimum three-year vesting is required for all full-value awards, including time-vested and performance-vested awards, subject to limited exceptions;

•
Grants of awards to eligible employees in any given year are subject to certain limits; and

•
“Double-trigger” requirements, upon certain limited termination events, must be met to accelerate vesting of equity awards granted on or after July 1, 2011 in the event of a change in control.

Purpose; Eligibility.   The purpose of the Plan is to enable us and our affiliates to attract, retain and motivate employees and non-employee directors who are important to our success and growth, and to strengthen the mutuality of interests between such individuals and our stockholders by granting such individuals stock-based incentives and other equity interests in us.
Administration.   The Plan is administered by the Compensation Committee or such other committee or subcommittee appointed from time to time by the Board of Directors (referred to as the “Committee”), which is intended to consist of two or more non-employee directors, each of whom will be, to the extent required by Rule 16b-3 under the Exchange Act, Section 162(m) of the Code and the rules of the Financial Industry Regulatory Authority, a non-employee director as defined in Rule 16b-3, an outside director as defined under Section 162(m) of the Code and an independent director as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, the validity of the awards and grants and the interpretations or other actions of the Committee will not be affected. The Committee has the full authority to select those individuals eligible to receive awards and the amount and type of awards.
Types of Awards.   The Plan provides for the grant of any or all of the following types of awards to eligible employees: (i) stock options, including incentive stock options and non-qualified stock options; (ii) stock appreciation rights (SARs), in tandem with stock options or freestanding; (iii) restricted stock; (iv) other stock-based awards, including restricted stock units (RSUs); and (v) performance-based awards. The Plan provides for grants of non-qualified stock options and RSUs to non-employee directors.
Stock Options.   Options may be in the form of incentive stock options or non-qualified stock options. The Committee will, with regard to each stock option, determine the number of shares subject to the option, the term of the option (which will not exceed ten years, provided that the term of an incentive stock option granted to a 10% stockholder will not exceed five years), the exercise price per share of stock subject to the option, the vesting schedule and the other material terms of the option. Stock options will be subject to a minimum vesting schedule of one year, except that, with respect to participants other than NEOs on the grant date, unvested stock options may become vested prior to the completion of such one-year period upon a “change in control” (as defined in the Plan) or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition, in each case, to the extent provided in the applicable award agreement, provided that the Committee may (but shall have no obligation to) provide for the acceleration of vesting of such unvested options, and provided further that shares underlying the unvested options will not count toward the five percent (5%) limitation provided for in the next sentence. Awards with respect to up to 5% of the total number of shares reserved for awards under the Plan may be granted to any participant (including an NEO) without regard to any limit on accelerated vesting. No stock option may have an exercise price less than the “fair market value” (as defined in the Plan) of the Common Stock at the time of grant (or, in the case of an incentive stock option granted to a 10% stockholder, 110% of the fair market value of the Common Stock).
The exercise price upon exercise may be paid in cash, shares of Common Stock for which the recipient has good title free and clear of any lien or encumbrance or, if the Common Stock is traded on a national securities exchange, and to the extent permitted by law, through the delivery of irrevocable instructions to a broker to deliver to us an amount equal to the exercise price. The Committee also may provide, at the time of grant, that the shares to be issued upon the exercise of a stock option be in the form of restricted stock or may reserve a right to do so after the time of grant.
The Plan contains an express prohibition against repricing stock options and SARs. Without stockholder approval we are prohibited from either (i) reducing the exercise price of an outstanding stock option or SAR or (ii) simultaneously canceling stock options or SARs for which the exercise price exceeds the then current fair market value of the underlying Common Stock and granting a new stock option or SAR with an exercise price equal to the then current fair market value of the underlying Common Stock. In addition, the Plan expressly prohibits us from repurchasing stock options without stockholder approval if the per share exercise price of the stock option is less than the fair market value of a share of Common Stock.
Stock Appreciation Rights or SARs.   The Committee may grant SARs either with a stock option, referred to as Tandem SARs, or independent of a stock option, referred to as Non-Tandem SARs. A SAR is a right to receive a payment in Common Stock, equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the reference price per share of Common Stock established in connection with the grant of the SAR. The reference price per share covered by a SAR will be the per share exercise price of the related option in the case of a Tandem SAR and will be the per share fair market value of Common Stock on the date of the grant in the case of a Non-Tandem SAR. The Committee also may grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control or such other event as the Committee may, in its sole discretion, designated at the time of grant or thereafter. SARs will be subject to a minimum vesting schedule of one year, except that, with respect to participants other than NEOs on the grant date, unvested SARs may become vested prior to the completion of such one-year period upon a change in control or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition, in each case, to the extent provided in the applicable award agreement, provided that the Committee may (but shall have no obligation to) provide for the acceleration of vesting of such unvested SARs, and provided further that shares underlying the unvested SARs will not count toward the five percent (5%) limitation provided for in the next sentence. Awards with respect to up to 5% of the total number of shares reserved for awards under the Plan may be granted to any participant (including an NEO) without regard to any limit on accelerated vesting.
Restricted Stock.   The Committee may award shares of restricted stock. Upon the recipient’s acceptance of an award of restricted stock, the recipient has all rights of a stockholder with respect to the shares, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of the shares of restricted stock, the right to tender such shares. The payment of dividends, if any, shall be deferred until the date that the relevant share of restricted stock vests and the restrictions thereon lapse.
Recipients of restricted stock are required to enter into a restricted stock award agreement with us that states the restrictions to which the shares are subject and the criteria or date or dates on which such restrictions will lapse. Within these limits, which may be based on service, attainment of performance goals and such other factors as the Committee may determine in its sole discretion, or a combination thereof, the Committee may provide for the lapse of such restrictions in installments in whole or in part or may accelerate or waive such restrictions at any time. If the lapse of the relevant restriction is based on the attainment of performance goals, the Committee shall establish the goals, formulae or standards and the applicable vesting percentage for the restricted stock awards applicable to recipients. Restricted stock is subject to a minimum vesting schedule of three years (with no more than one-third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant), except that, with respect to participants other than NEOs on the grant date, unvested restricted stock may become vested prior to the completion of such three-year period upon a change in control or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition, in each case, to the extent provided in the applicable award agreement, provided that the Committee may (but shall have no obligation to) provide for the acceleration of vesting of such unvested restricted stock, and provided further that shares underlying the unvested restricted stock will not count toward the five percent (5%) limitation provided for in the next sentence. Awards with respect to up to 5% of the total number of shares reserved for awards under the Plan may be granted to any participant (including an NEO) without regard to any limit on accelerated vesting.
Other Stock-Based Awards.   The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, performance units, dividend equivalent units, stock equivalent units, RSUs and deferred stock units) under the Plan that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares. The Committee shall determine the terms and conditions of any such other award, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. Other stock-based awards (other than those granted upon completion of a performance period) are subject to a minimum vesting schedule of three years (with no more than one-third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant), except that, with respect to participants other than NEOs on the grant date, unvested other stock-based awards may become vested prior to the completion of such three-year period upon a change in control or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition, in each case, to the extent provided in the applicable award agreement, provided that the Committee may (but shall have no obligation to) provide for the acceleration of vesting of such unvested other stock-based awards, and provided further that shares underlying the unvested other stock-based awards will not count toward the five percent (5%) limitation provided for in the next sentence. Awards with respect to up to 5% of the total number of shares reserved for awards under the Plan may be granted to any participant (including an NEO) without regard to any limit on accelerated vesting. The performance goals for such other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the Plan and discussed in general below.
Performance-Based Awards.   The Committee may award Common Stock and other awards (including awards of cash) that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock or the attainment of pre-established performance goals (“Performance Awards”). Performance Awards (other than those granted upon completion of a performance period) are subject to a minimum vesting schedule of three years (with no more than one-third of the shares of Common Stock subject thereto vesting on each of the first three anniversaries of the date of grant), except that, with respect to participants other than NEOs on the grant date, unvested Performance Awards may become vested prior to the completion of such three-year period upon a change in control or a participant’s retirement, disability, death, layoff pursuant to a reduction in workforce or termination of employment pursuant to a business acquisition, in each case, to the extent provided in the applicable award agreement, provided that the Committee may (but shall have no obligation to) provide for the acceleration of vesting of such unvested awards, and provided further that shares underlying the unvested awards will not count toward the five percent (5%) limitation provided for in the next sentence. Awards with respect to up to 5% of the total number of shares reserved for awards under the Plan may be granted to any participant (including an NEO) without regard to any limit on accelerated vesting.
Performance Awards may be granted either alone or in addition to or in tandem with stock options, SARs or restricted stock. Performance Awards may be paid in Common Stock, restricted stock or cash as the Committee may determine at grant and they will be subject to such other terms and conditions as the Committee may prescribe, including the attainment of performance goals established by the Committee for a specified performance period (which period may not exceed three years). These awards may be designed in a manner intend to comply with Section 162(m) of the Code so as to preserve the tax deductibility of such awards.
If the awards are intended to comply with Section 162(m) of the Code, the performance goals will be based on one or more of the following criteria: (i) revenues, earnings, income before income taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) after-tax or pre-tax profits; (iii) operational cash flow; (iv) level of, reduction of or other specified objectives with regard to our bank debt or other long-term or short-term public or private debt or other similar financial obligations; (v) earnings per share or earnings per share from continuing operations; (vi) return on capital employed or return on invested capital; (vii) after-tax or pre-tax return on stockholders’ equity; (viii) economic value-added targets; (ix) fair market value of the shares of Common Stock; (x) the growth in the value of an investment in Common Stock assuming the reinvestment of dividends; (xi) filing of a new drug application or the approval of such application by the U.S. Food and Drug Administration; (xii) launch of a new drug; (xiii) research and development milestones; (xiv) successful completion of clinical trial phases, (xv) level of, reduction of or other specified objectives with regard to limiting the level in or increase in all or a portion of controllable expense or costs or other expenses or costs; (xvi) gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expense or interest); (xvii) total stockholder return; (xviii) return on assets or net assets; (xix) return on sales; (xx) operating profit or net operating profit; (xxi) operating margin; (xxii) gross or net profit margin; (xxiii) cost reductions or savings; (xxiv) productivity; (xxv) operating efficiency; (xxvi) customer satisfaction; (xxvii) working capital; or (xxviii) market share. In addition, such performance goals may be based upon the attainment of specified levels of our (or our subsidiary, division or other operational unit) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under the Code, the Committee may: (i) designate additional business criteria on which the performance goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.
Awards for Non-Employee Directors.   Non-employee directors may be granted stock options and RSUs from time to time in the sole and absolute discretion of the Compensation Committee.

Stock options granted to non-employee directors will vest as follows: (i) grants made to a non-employee director upon the date of the non-employee director’s initial election or appointment as a member of the Board of Directors will vest in four equal annual installments with the first installment vesting on the first anniversary of the date of grant and the remaining installments vesting on each of the next three anniversaries of the date of grant (provided that the holder thereof has been a non-employee director of the Company at all times through each such date), except that if a non-employee director fails to stand for election at an annual meeting and such annual meeting occurs prior to the date that a portion of a stock option that was granted to the non-employee director upon his or her initial election or appointment to the Board of Directors would have otherwise vested in the year of such annual meeting, such portion will vest on the day preceding the annual meeting subject to the non-employee director continuing as a Director until such date, and (ii) grants made on and after an annual stockholders’ meeting to the non-employee directors who are elected at such annual meeting to continue as a member of the Board of Directors will vest on the earlier of the day preceding the date of the first annual meeting held following the date of grant and the first anniversary of the date of grant, provided that, in each case, the holder thereof has been a non-employee director at all times through such date. Further, all stock option grants made to a non-employee director will become fully vested upon the non-employee director’s death or disability. One-third of the RSUs granted to non-employee directors will vest on each of the first, second and third anniversaries of the date of grant, provided that the holder thereof has been a non-employee director of the Company at all times through each such date. Unvested RSUs will become vested prior to the completion of such three-year period upon the non-employee director’s retirement, disability or death. Stock options and RSUs granted to non-employee directors prior to April 15, 2015 will become fully vested upon a change in control. Stock options and RSUs granted to Non-Employee directors on or after April 15, 2015 will become vested upon the non-employee director’s failure to stand for re-election or be re-elected or the removal or resignation of the non-employee director at the request of a person or entity effecting the change in control, in each case upon or following a change in control.
Awards for non-employee directors will be subject to all other terms and conditions of the Plan. In addition, a non-employee director may elect to defer the payment of RSUs in a manner specified in the Plan and in a manner intended to comply with Section 409A of the Code. Upon a non-employee director’s termination for any reason, all unvested awards will terminate and expire as of the date of termination, provided that stock options that were exercisable on the date of termination for any reason other than cause and that have not expired may be exercised for a period of three years following the non-employee director’s date of termination. In addition, upon a change in control or a non-employee director’s disability or death, the non-employee director’s outstanding awards will become fully vested and any stock option will become immediately exercisable in its entirety. In the event of a non-employee director’s termination for cause, all outstanding awards (whether vested or unvested) will be immediately forfeited.
Notwithstanding the foregoing, the aggregate amount of equity compensation that may be provided to non-employee directors during each “compensation year” that commences in each of calendar years 2015 through 2018 shall consist of stock options and/or restricted stock units having an aggregate value not in excess of 7,500 restricted stock units (treating each restricted stock unit, solely for this purpose, as having the equivalent value of one non-qualified stock option to purchase three (3) shares of our Common Stock), subject to any applicable adjustment in accordance with the terms of the plan. A “compensation year” means the period beginning immediately after the occurrence of an annual meeting of our stockholders and ending immediately prior to the occurrence of the annual meeting of our stockholders in the immediately subsequent calendar year.
Term.   Awards under the Plan may not be made on or after April 15, 2025, but awards granted prior to such date may extend beyond that date. Awards (other than stock options and SARs) that are intended to be “performance-based” under Section 162(m) of the Code will not be made on or after the first stockholders’ meeting in the fifth year following the year of the last stockholder approval of the performance goals in the Plan as described above (i.e., the first stockholders’ meeting in 2020).

Amendment and Termination.   The Plan provides that it may be amended, in whole or in part, suspended or terminated by the Board of Directors, except that no such amendment, suspension or termination will be made without stockholder approval to the extent such approval is required by any exchange or system on which our securities are then listed or traded, applicable state law, the exception for performance-based compensation under Section 162(m) of the Code or Section 422 of the Code (with respect to incentive stock options).
Share and Other Limitations.   If this Proposal is approved by stockholders, a maximum of 265,263,282 shares of Common Stock may be issued or used for reference purposes under the Plan, subject to adjustment as provided in the Plan. This number includes our current share reserve of 247,763,282 shares of Common Stock in effect prior to amending the Plan and 17,500,000 new shares of our Common Stock. In general, if awards under the Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards will again be available for the grant of awards under the Plan. Each share of our Common Stock subject to awards of restricted stock, other stock-based awards or Performance Awards denominated in Common Stock under the Plan, or that for any reason is cancelled, or expires or terminates unexercised after such date, will be counted as 2.15 shares with respect to the aggregate share reserve under the Plan. The number of shares of Common Stock available for the purpose of awards under the Plan will be reduced by (i) the total number of stock options or SARs exercised, regardless of whether any of the shares of Common Stock underlying such awards are not actually issued to the participant as the result of a net settlement and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any stock option or SAR. Shares of Common Stock repurchased by us on the open market with the proceeds of a stock option exercise price will not be added to the aggregate share reserve.
Subject to adjustment in accordance with the Plan, the maximum number of shares of Common Stock subject to stock options, SARs, other stock-based awards or Performance Awards denominated in shares of Common Stock that may be granted to any eligible employee under the Plan shall be 3,000,000 for any fiscal year (or, with respect to Performance Awards, pro-rated if the performance period (which is generally three consecutive fiscal years) is less than three consecutive fiscal years) during the term of the Plan. The maximum payment under any Performance Award denominated in cash shall be $6,000,000 for any fiscal year (pro-rated if the performance period is less than three consecutive fiscal years). There are no limitations on the number of shares of our Common Stock that may be issued or used for reference purposes for awards of restricted stock or other stock-based awards that are not intended to comply with the performance-based exception under Section 162(m) of the Code.
The Committee will make appropriate adjustments in a manner that it deems equitable to the number of shares available for awards and the terms of outstanding awards under the Plan to reflect any change in our capital structure or business by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of our assets.
Change in Control.   In general, unless determined otherwise by the Committee at the time of grant, upon a change in control, all vesting and forfeiture conditions, restrictions and limitations in effect with respect to any outstanding award granted prior to July 1, 2011 will immediately lapse and any unvested awards will automatically become 100% vested. Equity awards granted on and after July 1, 2011, will not immediately vest upon a change in control, but will vest upon an involuntary termination without cause that occurs within two years following a change in control (i.e., upon a “double trigger”).
Transferability.   Although awards will generally be nontransferable (except by will or the laws of descent and distribution), the Committee may determine at the time of grant or thereafter that a nonqualified stock option is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. If a nonqualified stock option is transferable, it is anticipated that the options may be transferred solely to immediate family members or trusts, partnerships or other family entities and, to the extent permitted by the Committee, to charitable organizations.

Certain U.S. Federal Income Tax Consequences
The rules concerning the federal income tax consequences with respect to stock options granted pursuant to the Plan are highly technical. In addition, the applicable statutory provisions are subject to change and their application may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences as of the date of this Proxy Statement; it does not set forth any non-U.S., state or local income tax, estate tax or other tax consequences that may be applicable.
The following summary is included for general information only and does not purport to address all of the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of Common Stock.
Incentive Stock Options.   Options granted under the Plan may be incentive stock options as defined in the Code, provided that such options satisfy the requirements under the Code. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the optionee or a deduction to us. The sale of Common Stock received pursuant to the exercise of an option which satisfied all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the exercise price, and will not result in a tax deduction to us. To receive incentive stock option treatment, the optionee must not dispose of the Common Stock purchased pursuant to the exercise of an option either (i) within two years after the option is granted or (ii) within one year after the date of exercise.
If all requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the Common Stock, but, in general, any gain (in an amount equal to the lesser of   (i) the fair market value of the Common Stock on the date of exercise (or, with respect to officers, the date that sale of such stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price or (ii) the amount realized on the disposition minus the exercise price) is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the optionee’s holding period prior to disposal of the stock. We generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.
The Plan provides that an optionee may pay for Common Stock received upon the exercise of an option (including an incentive stock option) with other shares of Common Stock for which the optionee has good title free and clear of any lien or encumbrance. In general, an optionee’s transfer of stock acquired pursuant to the exercise of an incentive stock option, to acquire other stock in connection with the exercise of an incentive stock option, may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option. For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option within the two-year or one-year holding periods discussed above, the optionee may realize ordinary income under the rules summarized above.
Nonqualified Stock Options.   An optionee will realize no taxable income at the time he or she is granted a nonqualified stock option. Such conclusion is predicated on the assumption that, under existing U.S. Treasury Department regulations, a nonqualified stock option, at the time of its grant, has no readily ascertainable fair market value. Ordinary income will be realized when a nonqualified stock option is exercised, provided the Common Stock issued is not restricted stock. The amount of such income will be equal to the excess of the fair market value on the exercise date of the shares of Common Stock issued to an optionee over the exercise price. The optionee’s holding period with respect to the shares acquired will begin on the date of exercise.
The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of   (i) the exercise price of such option and (ii) the amount included in income with respect to such option. Any gain or loss on a subsequent sale of the stock will be either a long-term or short-term capital gain or loss, depending on the optionee’s holding period for the stock disposed of. If the Common Stock issued is restricted stock, different rules may apply. Subject to the limitations under Sections 162(m) and 280G of the Code (as described below), we generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option.
Certain Other Tax Issues.   In addition, (i) any of our officers subject to Section 16(b) liability may be subject to special rules regarding the income tax consequences concerning their awards; (ii) any entitlement to a tax deduction on our part is subject to the applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation); (iii) in the event that the exercisability or vesting of any award is accelerated because of a change in control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes and may be nondeductible by us; and (iv) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income.
In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of   $1,000,000 per year per person paid to its chief executive officer and the three other most highly paid executive officers (other than the chief financial officer). Options will generally qualify under as “performance-based” compensation not subject to the $1,000,000 limitation under Section 162(m) of the Code if the options are granted under a plan that states the maximum number of shares with respect to which options may be granted to any employee during a specified period and the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The Plan is intended to satisfy these requirements with respect to options, SARs, certain Performance Awards and other stock based awards. Awards of restricted stock and RSUs under the Plan generally do not satisfy, and certain other Performance Awards may not satisfy, the exception for performance-based compensation under Section 162(m) of the Code.
Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the Plan are anticipated to be exempt from the requirements of Code Section 409A, awards not exempt from Code Section 409A are intended to comply with Code Section 409A.
The Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.
Under the Plan the terms and number of options or other awards to be granted in the future are to be determined in the discretion of the Committee. Since no such determination regarding awards or grants has yet been made, the benefits or amounts that will be received by or allocated to our executive officers and other eligible employees cannot be determined at this time.
The Proposal to approve the amendment to our 2008 Stock Incentive Plan (amended and restated as of April 15, 2015) will require the affirmative vote of the holders of a majority of the shares of Common Stock cast in person or by proxy.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL THREE

PROPOSAL FOUR:

Advisory Vote on Executive Compensation
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC rules promulgated thereunder, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as described below. We believe that it is appropriate to seek the views of stockholders on the design and effectiveness of our executive compensation programs.
The Board of Directors believes that our compensation arrangements for executive officers are designed to attract, motivate and retain a talented team of executives who will provide leadership and promote the creation of long-term stockholder value and position the Company for continued growth and success. We seek to accomplish these goals in ways that reward performance and that are aligned with stockholders’ long-term interests. We believe that our executive compensation programs, which emphasize long-term equity awards and performance-based incentive programs, satisfy our goal of creating a close relationship between performance and compensation, as more fully described in the Compensation Discussion and Analysis. Our equity compensation (which is awarded in the form of stock options, restricted stock units and performance stock units) is designed to build executive ownership and align financial incentives focused on the achievement of our long-term strategic goals (both financial and non-financial). Our performance-based compensation consists of: (i) a short-term program that provides annual variable compensation based on attainment of annual corporate, division functional and individual goals; and (ii) a three-year performance plan based on the achievement of certain financial metrics. We believe the compensation program for the named executive officers is instrumental in helping the Company achieve its strong financial performance. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.
Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions expressed by stockholders in their vote on this proposal and will continue to consider the outcome of the vote in connection with their ongoing evaluation of the Company’s compensation program for the named executive officers. Broker non-votes are not entitled to vote on this proposal and will not be counted in evaluating the results of the vote.
We ask our stockholders to vote in favor of the compensation of the Company’s named executive officers, as described in this proxy statement in accordance with the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion accompanying the compensation tables. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2016 Annual Meeting of Stockholders.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL FOUR

PROPOSAL FIVE:

Amendment to the Company’s By-laws
Description of the Amendment
On October 14, 2015, the Board approved an amendment (the “Amendment”) to the Company’s By-laws adding a new Section 6.5 which provides that Internal Corporate Claims (as defined in the Amendment) may only be brought in Delaware courts. Stockholder ratification of the Amendment is not required under Delaware law, our By-laws or otherwise. However, the Board believes that a stockholder vote on this important matter is appropriate and, for the reasons described below, the Board recommends that stockholders vote in favor of the proposal to ratify the Amendment. If the proposal for ratification is not approved by the stockholders, the Board intends to rescind the Amendment. The full text of the Amendment is set forth below and on Appendix C to this proxy statement.
Section 6.5 Forum for Internal Corporate Claims.
Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the United States Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty owed by a current or former director or officer or stockholder in such capacity or (ii) as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery of the State of Delaware.
Purposes of the Amendment
The Amendment’s requirement to bring internal litigation claims in Delaware avoids the waste of corporate assets that would arise from litigation of the same claims in multiple jurisdictions.
Public companies are often targeted in litigation brought purportedly on behalf of stockholders in multiple jurisdictions with respect to similar if not identical corporate claims. The Amendment would avoid such multi-jurisdiction litigation and the waste of corporate assets and diversion of management time that results from litigating essentially duplicative cases in multiple jurisdictions. By requiring internal corporate claims to be brought in a single jurisdiction, the Amendment serves the interests of stockholders in resolving claims efficiently and without the waste of financial and other resources that are better devoted to the Company’s business, including our clinical and pre-clinical programs.
The Delaware Courts designated by the Amendment can provide the most authoritative and efficient resolution of internal corporate claims.
Because Celgene, like many public companies, is incorporated in Delaware, the law applicable to any internal corporate claims would be the Delaware corporation law. By requiring corporate claims to be brought in Delaware courts, the Amendment avoids the risk that the Delaware corporation law will be misapplied by a court in another jurisdiction, a risk that would be compounded if internal corporate claims were pending in multiple jurisdictions outside Delaware. Additionally, Delaware offers a system of specialized Chancery Courts to deal with corporate law questions, with streamlined procedures and processes that help provide relatively quick decisions. This serves the interests of all stockholders in limiting the time, cost and uncertainty of protracted litigation.
Approval of the Amendment at this time will discourage potentially harmful litigation practices in the future.
Although Celgene has not yet faced duplicative litigation of internal corporate claims across multiple jurisdictions, the Board believes that it is in the best interests of our stockholders to approve the Amendment at this time. Following a series of Delaware court decisions upholding similar corporate provisions, the Delaware legislature in June 2015 enacted a law explicitly authorizing Delaware corporations to adopt charter or by-law provisions, such as the Amendment, designating Delaware courts as the exclusive forum for resolving internal corporate claims. By adopting the Amendment at this time, as authorized by the Delaware courts and the 2015 legislation, our Company can discourage future litigation that is brought in a particular jurisdiction on the basis of tactical maneuvering rather than efficiency and predictable and authoritative outcomes.
For the foregoing reasons, the Board of Directors believes the Amendment is in the best interests of the Company and its stockholders and recommends that stockholders vote in favor of the proposal to ratify the Amendment.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE ADOPTION OF PROPOSAL FIVE

PROPOSAL SIX:

(Stockholder Proposal)
The stockholder proposal set forth below was submitted to the Company on January 1, 2016 by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, a purported owner of shares of our Common Stock having a minimum value as set forth in Rule 14a-8 of the Exchange Act allowing submission of proposals by stockholders meeting certain requirements. Mr. Chevedden’s proposal is printed below verbatim, and we have not endeavored to correct any erroneous statements or typographical errors contained therein. Mr. Chevedden has advised the Company that he intends to present the following resolution at our Annual Meeting. The Company is not responsible for the contents of this proposal or the supporting statement of Mr. Chevedden. Our Board has recommended a vote against the proposal for the reasons set forth following the proposal.
“[CELG: Rule 14a-8 Proposal, January 1, 2016]
Proposal 6 — Special Shareowner Meetings
Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 15% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.
This proposal topic won 60% support at our 2012 annual meeting. Delaware law allows 10% of our shares to call a special meeting. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This is important because there could be 15-months or more between annual meetings.
It may be possible to adopt this proposal by incorporating brief text similar to this into our governing documents:
“Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or President or Secretary upon the order in writing of a majority of or by resolution of the Board of Directors, or at the request in writing of stockholders owning 15% of the entire capital stock of the Corporation issued and outstanding and entitled to vote.”
Please vote to enhance shareholder value:
Special Shareowner Meetings — Proposal 6”
BOARD STATEMENT OPPOSING PROPOSAL SIX
After consideration, the Board has concluded that this stockholder proposal would not be in the best interests of Celgene and its stockholders. The Board therefore recommends that you vote AGAINST this proposal.
The Company’s By-laws and SEC rules already permit our stockholders to submit matters to a vote of stockholders.
Our By-laws currently provide that a stockholder with any number of shares is entitled to submit matters of his or her choosing to a vote of the stockholders at any annual meeting. For more information about how to utilize this important stockholder right, see “Procedures for Stockholder Proposals.” In addition, SEC Rule 14a-8 empowers stockholders holding shares with as little as $2,000 of market value to submit a wide range of proposals to a vote of stockholders and to include those proposals in the Company’s proxy statement. This year, two stockholders, including the proponent, have availed themselves of that right to have their proposals voted on at the 2016 Annual Meeting of Stockholders.

The Board is in the best position to judge whether a special stockholder meeting should be held.
In light of these existing rights of stockholders to submit matters to a vote of stockholders at annual meetings, special stockholder meetings called at the behest of individual or small groups of stockholders between annual meetings would be an inefficient use of Company resources. Convening a special meeting is an expensive and time-consuming event because of the costs associated with preparing, printing and mailing required disclosure documents, and because of the time commitment required of your Board and senior management to prepare for and conduct the meeting. To avoid unnecessary expense and disruption, we believe that your Directors, the overwhelming majority of whom are independent and all of whom are bound by fiduciary duties to consider the interests of all stockholders, should be responsible for exercising their business judgment (consistent with those fiduciary obligations) in determining when it is in the best interest of all stockholders to convene a special meeting. Moreover, because each director is elected annually and by a majority vote of our stockholders, our directors, unlike individual or small groups of stockholders, are accountable to all Celgene stockholders for their actions and decisions.
The Proponent’s By-law provision could be abused by a minority stockholder to advance that stockholder’s self-interest.
A By-law provision that would permit holders of only 15% of the Company’s outstanding common stock to call a special meeting for any purpose at any time would permit a group of minority stockholders with a narrow self-interest to put the Company to considerable expense and disruption. This concern is heightened if stockholders who may have a perspective substantially different from the majority could borrow shares from other stockholders for the sole purpose of meeting the required threshold necessary to call a special meeting. The power to call a special meeting has historically been a tool for acquirors in the hostile merger and acquisition context. Potential acquirors seeking to take over the Company for an inadequate price could use a special meeting to increase their negotiating leverage or to avoid negotiating at all with your Board, which has the legal duty to protect the interests of all stockholders.
The Board of Directors unanimously recommends a vote “AGAINST” this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a stockholder indicates otherwise in the proxy.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE AGAINST THE ADOPTION OF PROPOSAL SIX

PROPOSAL SEVEN:

(Stockholder Proposal)
The stockholder proposal set forth below was submitted to the Company on September 24, 2016 by UAW Retiree Medical Benefits Trust (“UAW”), 110 Miller Avenue, Suite 100, Ann Arbor, MI 48104, a purported owner of shares of our Common Stock having a minimum value as set forth in Rule 14a-8 of the Exchange Act allowing submission of proposals by stockholders meeting certain requirements. The UAW proposal is printed below verbatim, and we have not endeavored to correct any erroneous statements or typographical errors contained therein. UAW has advised the Company that it intends to present the following resolution at our Annual Meeting. The Company is not responsible for the contents of this proposal or the supporting statement of the UAW. Our Board has recommended a vote against the proposal for the reasons set forth following the proposal.
“RESOLVED: Shareholders of Celgene Corporation (“Celgene”) ask the board of directors (“Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. The bylaw should require Celgene to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (defined below) of any person nominated for election to the board by a shareholder or group (“Nominator”) satisfying the criteria below. The bylaw should also allow shareholders to vote on such nominee on Celgene’s proxy card.
Shareholder-nominated candidates appearing in proxy materials should not be permitted to exceed one quarter of the directors then comprising the Board. This bylaw, which would supplement existing rights, should provide that a Nominator must:
a)
have beneficially owned 3% or more of Celgene’s outstanding common stock continuously for at least three years;

b)
give Celgene, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (information required by this subsection (b) is the “Disclosure”); and

c)
certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with Celgene shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than Celgene’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at Celgene.

The Nominator may submit a statement not exceeding 500 words in support of each nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable rules, and the priority to be given when nominations by multiple Nominators exceed the one-quarter limit.
Supporting Statement
We believe proxy access has the potential to make directors more accountable and enhance shareholder value. A 2014 study by the CFA Institute concluded that proxy access could raise overall US market capitalization by up to $140.3 billion if adopted market-wide, “with little cost or disruption.” (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1) In our view, greater board accountability could lead to more robust board oversight and disclosure of risks associated with drug pricing strategies.
The proposed bylaw terms enjoy strong investor support. Votes on proxy access proposals averaged approximately 55% in 2015, as of July 26 (http://corpgov.law.harvard.edu/2015/08/10/proxy-access- proposals/) — and similar bylaws have been adopted by companies, including Chesapeake Energy and Verizon. The Council of Institutional Investors recently issued best practices for proxy access endorsing the 3% ownership threshold (with no limit on the number of nominating shareholders in a group) we propose. (CII, “Proxy Access: Best Practices,” at 3 (Aug. 2015))”

BOARD STATEMENT OPPOSING PROPOSAL SEVEN
After careful consideration, the Board has concluded that this stockholder proposal would not be in the best interests of Celgene and its stockholders. The Board therefore recommends that you vote AGAINST this proposal.
The proposal undermines our Company’s existing corporate governance processes, which are designed to identify our Company’s needs and the director candidates most qualified to meet them.
The Company’s existing processes for identifying the needs of the Board, conducting thorough searches, including with the assistance of experienced search firms for candidates whose qualifications align with those needs, and thoroughly vetting potential director candidates, serves the best interests of our Company and our stockholders. In that existing process, all potential candidates, including any proposed by stockholders, are considered under the same criteria. Our Celgene Corporate Governance Guidelines explicitly charge our Nominating, Governance and Compliance Committee (the “Nominating Committee”) with considering the Company’s needs with respect to:
•
the knowledge, skills and background of director candidates, including experience in relevant functional areas, in light of prevailing business conditions and the knowledge, skills, background and experience already possessed by other members of the Board;

•
the familiarity of director candidates with the Company’s business and businesses similar or analogous to the Company’s;

•
the financial acumen and corporate governance experience of director candidates; and

•
the other commitments of director candidates, including full-time positions, service as a director of other public company boards of directors, and the extent to which such other commitments could materially interfere with a candidate’s service as a director of the Company.

In performing this important role, the members of our Nominating Committee are subject to fiduciary duties owed to the Company and all stockholders. The proposal, on the other hand, would facilitate nominations from individuals and firms who owe no such duties to the Company and its stockholders and whose own short-term interests or narrow agendas may conflict with the Company’s long-term strategic initiatives designed to benefit all stockholders.
The Proposal significantly increases the risk of loss of board cohesion and the resulting negative impact on stockholder value.
The proposal would make more likely the election of a board consisting of directors nominated by a variety of special interest constituencies. Unlike long-term investors with significant economic interests in our Company, those constituencies are more likely to nominate “single-issue” directors to advance only the special interests of that constituency. Their election could thus lead to politicization of and divisiveness in the Board, which would likely lead, in turn, to a decline in investor confidence and a concomitant decline in stockholder value.
Our By-laws already provide stockholders a potent means of registering dissatisfaction with the performance of our Board or individual directors.
Unlike directors at other companies with multi-year director terms, all Celgene directors must be re-elected each year. Stockholders have the ability at every annual meeting to change the composition of our Board, should they chose to do so, by voting against one or more incumbent directors. In addition, our directors must be elected by a majority of the votes cast by stockholders. As our Corporate Governance Guidelines state, a director is expected to tender his or her resignation if he or she fails to receive the required number of votes for re-election. By contrast, in a contested election, such as an election in which a stockholder nominee is running, the incumbent director need only receive a plurality of the votes cast by stockholders.

The Board of Directors unanimously recommends a vote “AGAINST” this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted “AGAINST” this proposal unless a stockholder indicates otherwise in the proxy.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE AGAINST THE ADOPTION OF PROPOSAL SEVEN

PROCEDURES FOR STOCKHOLDER PROPOSALS
Stockholders wishing to include proposals in the proxy materials in relation to our Annual Meeting of Stockholders to be held on or about June 14, 2017 must submit the same in writing, by mail, first-class postage pre-paid, to Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901, Attention: Corporate Secretary, which must be received at our executive office on or before December 29, 2016. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to stockholders’ proposals.
Stockholders who intend to present a proposal at the 2017 Annual Meeting, without including such proposal in our proxy statement, must provide our Corporate Secretary with written notice of such proposal between the close of business on March 16, 2017 and the close of business on April 15, 2017; provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the 2017 Annual Meeting is given or made to stockholders, notice by the stockholder (in order to be timely) must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the 2017 Annual Meeting was mailed or such public disclosure of the date of the 2017 Annual Meeting was made, whichever first occurs. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
To the extent we deliver a paper copy of the proxy materials to stockholders, the SEC rules allow us to deliver a single copy of proxy materials to any household at which two or more stockholders reside, if we believe the stockholders are members of the same family.
We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the proxy materials who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by phone at (908) 673-9000 or by mail to Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901. Any stockholders residing at the same address and currently receiving separate copies of the proxy materials who wish to receive only one copy of the proxy materials for the household may request that only a single copy be sent to the household. Requests should be directed to our Corporate Secretary by phone at (908) 673-9000 or by mail to Celgene Corporation, 86 Morris Avenue, Summit, New Jersey 07901.
OTHER MATTERS
Upon written request addressed to our Corporate Secretary at 86 Morris Avenue, Summit, New Jersey 07901 from any person solicited herein, we will provide, at no cost, a copy of our fiscal 2015 Annual Report on Form 10-K filed with the SEC.
Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Stockholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment.
By Order of the Board of Directors,
Robert J. Hugin
Executive Chairman
April 28, 2016

YOU HAVE THE OPTION OF VOTING YOUR PROXY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR TOLL FREE VIA TOUCH-TONE PHONE AT 1-800-690-6903. YOU MAY VOTE UNTIL 11:59 P.M. EASTERN TIME ON JUNE 14, 2016.
ALTERNATIVELY, STOCKHOLDERS MAY CHOOSE TO VOTE BY MAIL VIA PROXY. IF YOU WISH TO VOTE BY PROXY, WE WILL PROMPTLY DELIVER, UPON ORAL OR WRITTEN REQUEST, A COPY OF THE PROXY MATERIALS TO YOU. WE WILL FILL YOUR REQUEST IN THREE BUSINESS DAYS. YOU MAY REQUEST PAPER OR E-MAIL DELIVERY BY CALLING 1-800-579-1639 OR BY MAIL TO CELGENE CORPORATION, 86 MORRIS AVENUE, SUMMIT, NEW JERSEY 07901, ATTENTION: INVESTOR RELATIONS.
UPON RECEIPT OF A PROXY CARD, YOU ARE REQUESTED TO DATE AND SIGN THE PROXY AND RETURN IT IN THE SELF-ADDRESSED ENVELOPE WHICH WE WILL PROVIDE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A
Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Adjusted (Non-GAAP) Net Income
		Year Ended December 31, 2015
		(In millions, except per share data)
Net income — GAAP		$1,602.0
Before tax adjustments:
Cost of goods sold (excluding amortization of acquired intangible assets):
Share-based compensation expense	(1)	31.7
Research and development:
Share-based compensation expense	(1)	250.7
Upfront collaboration expense	(2)	1,402.3
Selling, general and administrative:
Share-based compensation expense	(1)	294.2
Amortization of acquired intangible assets	(3)	279.0
Acquisition related (gains) charges and restructuring, net:
Change in fair value of contingent consideration	(4)	(7.9)
Acquisition costs	(5)	297.6
Restructuring charges	(6)	9.9
Net income tax adjustments	(7)	(277.1)
Net income — adjusted (non-GAAP)		$3,882.4
Net income per common share — adjusted (non-GAAP):
Basic		$4.90
Diluted		$4.71

Explanation of adjustments:
(1)
Exclude share-based compensation expense totaling $576.6 million.

(2)
Exclude upfront payment expense for research and development collaboration arrangements.

(3)
Exclude amortization of intangible assets acquired in the acquisitions of Pharmion Corp., Gloucester Pharmaceuticals, Inc. (Gloucester), Abraxis BioScience Inc. (Abraxis), Celgene Avilomics Research, Inc. (Avila), and Quanticel Pharmaceuticals, Inc. (Quanticel).

(4)
Exclude changes in the fair value of contingent consideration related to the acquisitions of Gloucester, Abraxis, Avila, Nogra Pharma Limited and Quanticel.

(5)
Exclude equity compensation and other fees and costs related to the acquisitions of Receptos, Inc. and Quanticel.

(6)
Exclude restructuring charges related to our relocation of certain operations into our two Summit, NJ locations as well as costs associated with certain headcount reductions.

(7)
Net income tax adjustments reflect the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments, including the effects of acquisition related matters, adjustments to the amount of unrecognized tax benefits, adjustments related to the gain on the sale of an equity investment and nonrecurring items connected with the launch of new products.

A-1

APPENDIX B
AMENDMENT
TO THE
CELGENE CORPORATION
2008 STOCK INCENTIVE PLAN
(AMENDED AND RESTATED AS OF APRIL 15, 2015)
The Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of April 15, 2015), as amended from time to time (the “Plan”) is hereby amended, effective as of February 10, 2016, subject to stockholder approval at the Company’s 2016 annual meeting of stockholders, as follows:
1.   The first sentence of Section 4.1(a) of the Plan is hereby amended and restated in its entirety to read as follows:
“(a)   General Limitation. The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which all Awards may be granted shall not exceed 265,263,282 shares effective upon, and subject to, stockholder approval at the Company’s 2016 annual meeting of stockholders (247,763,282 shares (adjusted to reflect the two-for-one stock split approved by stockholders on June 18, 2014) in the event such approval is not obtained), in each case, subject to any increase or decrease pursuant to Section 4.2.”
2.   The following language is hereby added at the end of the first sentence in each of Sections 6.3(c), 7.3(a)(i), 8.4(b), 9.1(c) and 10.2(b) of the Plan after the word “agreement”:
“, provided that the Committee may (but shall have no obligation to) provide for the acceleration of vesting of any such unvested Awards, and provided further that the total number of Shares subject to such unvested awards shall not count toward the five percent (5%) limitation provided for in the next sentence.”
3.   Section 11.1 of the Plan is hereby amended and restated in its entirety to read as follows:
“11.1 Grants to Non-Employee Directors.
(a)   General. The Committee may grant Non-Qualified Stock Options and Restricted Stock Units to Non-Employee Directors from time to time as determined in its sole and absolute discretion, subject to any limitations set forth in Section 11.1(b).
(b)   Non-Employee Director Award Limitations. During each Compensation Year (as defined below) that commences in calendar years 2015 through 2018, Awards of Non-Qualified Stock Options and Restricted Stock Units that are granted to Non-Employee Directors under the Plan shall have an aggregate value not in excess of the equivalent of 7,500 Restricted Stock Units (subject to any increase or decrease pursuant to Section 4.2) (treating each Restricted Stock Unit solely for this purpose as having the equivalent value of one Non-Qualified Stock Option to purchase three (3) shares of Common Stock). As used herein, a “Compensation Year” means the period beginning immediately after the occurrence of the annual meeting of the Company’s stockholders in a given calendar year and ending immediately prior to the occurrence of the annual meeting of the Company’s stockholders in the immediately subsequent calendar year.”
4.   Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.
B-1

APPENDIX C
AMENDMENT TO THE BY-LAWS
OF
CELGENE CORPORATION
The By-laws of Celgene Corporation (the “Corporation”) are hereby amended, effective as of February 10, 2016, subject to stockholder approval at the Company’s 2016 annual meeting of stockholders, as follows:
5.   The By-laws of the Corporation are hereby amended to include a new Section 6.5, which reads in its entirety as follows:
“Section 6.5 Forum for Internal Corporate Claims.
Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, all Internal Corporate Claims shall be brought solely and exclusively in the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the United States Court for the District of Delaware). “Internal Corporate Claims” means claims, including claims in the right of the Corporation, brought by a stockholder (including a beneficial owner) (i) that are based upon a violation of a duty owed by a current or former director or officer or stockholder in such capacity or (ii) as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery of the State of Delaware.”
6.   Except as specifically amended hereby, the By-laws of the Corporation are ratified and confirmed in all respects and remains in full force and effect.
C-1

SCAN TOVIEW MATERIALS & VOTE CELGENE CORPORATION 86 MORRIS AVENUESUMMIT, NJ 07901 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on June 14, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Celgene Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions until11:59 P.M. Eastern Time on June 14, 2016. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E09573-P72091 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CELGENE CORPORATION For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Robert J. Hugin 02) Mark J. Alles 03) Richard W. Barker, D. Phil. 04) Michael W. Bonney 05) Michael D. Casey 06) Carrie S. Cox 07) Jacqualyn A. Fouse, Ph.D. 08) Michael A. Friedman, M.D. 09) Julia A. Haller, M.D. 10) Gilla S. Kaplan, Ph.D. 11) James J. Loughlin 12) Ernest Mario, Ph.D. The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5: For Against Abstain The Board of Directors recommends you vote AGAINST proposals 6 and 7: For Against Abstain 2.Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.3. Approval of an amendment to the Company’s 2008 Stock Incentive Plan. 4. Approval, by non-binding vote, of executive compensation of the Company’s named executive officers. 5. Ratification of an amendment to the Company’s by-laws. 6.Stockholder proposal to request a by-law provision granting stockholders the right to call special meetings, described in more detail in the proxy statement. 7. Stockholder proposal to request a proxy access by-law provision, described in more detail in the proxy statement. NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s) and, in the discretion of the proxies, upon such other business as may properly come before the meeting. If no direction is made, this proxy will be voted FOR the nominees for the Board of Directors listed in proposal 1, FOR proposals 2, 3, 4, and 5 and AGAINST proposals 6 and 7. Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report to Stockholders, including Annual Report on Form 10-K, Notice of Annual Meeting ofStockholders and Proxy Statement are available at www.proxyvote.com.E09574-P72091 CELGENE CORPORATION Annual Meeting of Stockholders June 15, 2016This Proxy is Solicited on Behalf of the Board of Directors The stockholder(s) hereby appoint(s) Robert J. Hugin, Mark J. Alles and Peter N. Kellogg, and each of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of
Common Stock of Celgene Corporation (the “Company”) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 P.M., Eastern Time, on June 15, 2016, at the offices of the Company, 86 Morris Avenue, Summit, NJ 07901, and at any adjournment or postponement thereof.THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSALS 2, 3, 4 AND 5, AND AGAINST PROPOSALS 6 AND 7. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side